Exhibit 10.24

$25,000,000 SENIOR SECURED CREDIT FACILITIES

CREDIT AGREEMENT

dated as of March 21, 2017,

among

ORGANOGENESIS INC.,

as the Borrower,

THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO,

and

SILICON VALLEY BANK,

as Administrative Agent, Issuing Lender and Swingline Lender,

i

(continued)

(continued)

(continued)

(continued)

SCHEDULES

Schedule 1.1A:	Commitments
Schedule 1.1B:	Existing Letters of Credit
Schedule 1.1C:	Borrower Insiders
Schedule 4.4:	Governmental Approvals, Consents, Authorizations, Filings and Notices
Schedule 4.5:	Requirements of Law
Schedule 4.15:	Subsidiaries
Schedule 4.17:	Environmental Matters
Schedule 4.19(a):	Financing Statements and Other Filings
Schedule 4.27:	Capitalization
Schedule 7.2(d):	Existing Indebtedness
Schedule 7.3(f):	Existing Liens
Schedule 7.7(d):	Existing Investments

EXHIBITS

Exhibit A:	Form of Guarantee and Collateral Agreement
Exhibit B:	Form of Compliance Certificate
Exhibit C:	Form of Secretary’s/Managing Member’s Certificate
Exhibit D:	Form of Solvency Certificate
Exhibit E:	Form of Assignment and Assumption
Exhibits F-1 – F-4:	Forms of U.S. Tax Compliance Certificate
Exhibit G:	Reserved
Exhibit H-1:	Form of Revolving Loan Note
Exhibit H-2:	Form of Swingline Loan Note
Exhibit I:	Form of Transaction Report
Exhibit J:	Form of Collateral Information Certificate
Exhibit K:	Form of Notice of Borrowing

v

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”), dated as of March 21, 2017, is entered into by and among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower desires to obtain financing to refinance the Existing Credit Facility, as well as for working capital financing and letter of credit facilities;

WHEREAS, the Lenders have agreed to extend a revolving loan facility to the Borrower, upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $25,000,000, with a letter of credit sub-facility in the aggregate availability amount on the Closing Date of $0.00 (as a sublimit of the revolving loan facility) and a swingline sub-facility in the aggregate availability amount on the Closing Date of $0.00 (as a sublimit of the revolving loan facility);

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority lien (subject to certain Liens permitted by the Loan Documents) in substantially all of its assets pursuant to the terms of the Guarantee and Collateral Agreement and the other Security Documents; and

WHEREAS, each of the Guarantors, if any, has agreed to guarantee the Obligations of the Borrower and to secure its respective Secured Obligations by granting to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority lien (subject to certain Liens permitted by the Loan Documents) in substantially all of such Guarantor’s assets pursuant to the terms of the Guarantee and Collateral Agreement and the other Security Documents.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1                               Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”: for any day, a rate per annum equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect for such day plus 0.50% ; provided that in no event shall the ABR be deemed to be less than 0.00%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate, as the case may be, shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate.

“ABR Loans”: Loans, the rate of interest applicable to which is based upon the ABR.

“Account Debtor”: any Person who may become obligated to any Person under, with respect to, or on account of, an Account, chattel paper or general intangibles (including a payment intangible). Unless otherwise stated, the term “Account Debtor,” when used herein, shall mean an Account Debtor in respect of an Account of the Borrower.

“Accounts”: all “accounts” (as defined in the UCC) of a Person, including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing. Unless otherwise stated, the term “Account,” when used herein, shall mean an Account of the Borrower.

“Accrued Rent Obligations”: the aggregate accrued but unpaid rent obligations owed by the Loan Parties to Borrower Insiders with respect to premises leased by the Loan Parties from the Borrower Insiders.

“Acquisition Milestones”: each of the following; (i) completion by the Administrative Agent of a full business due diligence review of the Target with results satisfactory to the Administrative Agent in its sole discretion, (ii) effective promptly (on the same Business Day) upon the acquisition of the Target by the Borrower, the joinder of the Target to the Loan Documents as a “Borrower” thereunder and delivery (on such Business Day) by the Loan Parties of all documentation in respect of Target required by Section 6.12(c) hereof and (iii) receipt by the Borrower of an executed term sheet from a lender acceptable to the Administrative Agent providing for a new Subordinated Indebtedness facility to be provided by such lender to the Borrower providing for Subordinated Indebtedness of at least $16,000,000 (of which at least $12,000,000 shall be available on the date of the closing of such facility) on terms and conditions reasonably satisfactory to the Administrative Agent (the “Additional Subordinated Debt Facility”).

“Additional Subordinated Debt Facility”: as defined in the definition of “Acquisition Milestones”.

“Administrative Agent”: SVB, as the administrative agent under this Agreement and the other Loan Documents, together with any of its successors in such capacity in accordance with Section 9.9.

“Affected Lender”: as defined in Section 2.23.

“Affiliate”: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that, neither the Administrative Agent nor the Lenders shall be deemed Affiliates of the Loan Parties as a result of the exercise of their rights and remedies under the Loan Documents.

“Agent Parties”: as defined in Section 10.2(d)(ii).

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, and (b) without duplication of clause (a), the L/C Commitment of such Lender then in effect (as a sublimit of the Revolving Commitment).

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Agreement Currency”: as defined in Section 10.19.

“Applicable Margin”: (i) at any time a Streamline Period is in effect, one-half of one percent (0.50%) and (ii) at any time a Streamline Period is not in effect, one and one-half percent (1.50%).

“Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

“Approved Fund”: any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Available Revolving Commitment”: at any time, an amount equal to (a) the lesser of (i) the Total Revolving Commitments in effect at such time and (ii) the Borrowing Base in effect at such time, minus (b) the Total Revolving Extensions of Credit.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Benefitted Lender”: as defined in Section 10.7(a).

“Blocked Person”: as defined in Section 7.23.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrower Insiders”: the Affiliates of shareholders of the Borrower that are listed on Schedule 1.1C.

“Borrowing Base”: as of any date of determination by the Administrative Agent, from time to time, an amount equal to the sum as of such date of (a) up to 85% of the book value of Eligible Accounts as of such date, plus (b) the lesser of (i) 65% of the value of Borrower’s Eligible Finished Goods Inventory (valued at the lower of cost or wholesale fair market value) or (ii) 85% of the net orderly liquidation value (as determined by a field exam appraisal by the Administrative Agent in its good faith business judgment) of Borrower’s Eligible Finished Goods Inventory as of such date, less (c) in each case, the amount of any Reserves established by the Administrative Agent as of such date in its sole discretion exercised in good faith; provided, however, that (i) the amount included in the Borrowing Base pursuant to the foregoing clause (b) shall not exceed the lesser of (A) $5,000,000 and (B) 25% of the aggregate Borrowing Base, (ii) the Administrative Agent has the right to decrease the foregoing advance rates in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value, and (iii) the Borrowing Base shall not include any amount pursuant to foregoing clause (b) unless and until an inventory appraisal has been conducted with results satisfactory to the Administrative Agent.

“Borrowing Date”: any Business Day specified by the Borrower in a Notice of Borrowing as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in the State of California or the State of New York are authorized or required by law to close.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Collateralize”: to deposit in a Controlled Account or to pledge and deposit with or deliver to (a) with respect to Obligations in respect of Letters of Credit, the Administrative Agent, for the benefit of the Issuing Lender and one or more of the Lenders, as applicable, as collateral for L/C Exposure or obligations of the Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent and the Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Lender; (b) with respect to Obligations arising under any Cash Management Agreement in connection with Cash Management Services, the applicable Cash Management Bank, for its own or any of its applicable Affiliate’s benefit, as provider of such Cash Management Services, cash or deposit account balances or, if the Administrative Agent and the applicable Cash Management Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Cash Management Bank or (c) with respect to Obligations in respect of any Specified Swap Agreements, the applicable Qualified Counterparty, as Collateral for such Obligations, cash or deposit account balances or, if such Qualified Counterparty shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to such Qualified Counterparty. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, or (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Agreement”: as defined in the definition of “Cash Management Services.”

“Cash Management Bank”: any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Cash Management Service”: cash management and other services provided to one or more of the Loan Parties by a Cash Management Bank which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in such Cash Management Bank’s various cash management services or other similar agreements (each, a “Cash Management Agreement”).

“Casualty Event”: any damage to or any destruction of, or any condemnation or other taking by any Governmental Authority of any property of the Loan Parties.

“Certificated Securities”: as defined in Section 4.19(a).

“Change of Control”: (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 40% of the ordinary voting power for the election of directors of the Borrower (determined on a fully diluted basis); (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) the Borrower shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Equity Interests of each other Loan Party free and clear of all Liens (except Liens created by the Security Documents).

“Closing Date”: the date on which all of the conditions precedent set forth in Section 5.1 are satisfied or waived by the Administrative Agent and, as applicable, the Lenders or the Required Lenders.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. For the avoidance of doubt, no Excluded Asset (as such term is defined in the Guarantee and Collateral Agreement) shall constitute “Collateral.”

“Collateral Information Certificate”: the Collateral Information Certificate to be executed and delivered by the Loan Parties pursuant to Section 5.1, substantially in the form of Exhibit J.

“Collateral Management Fee”: as defined in Section 2.9(c).

“Collateral Management Fee Rate”: one half of one percent (0.50%).

“Collateral-Related Expenses”: all costs and expenses of the Administrative Agent paid or incurred in connection with any sale, collection or other realization on the Collateral, including reasonable compensation to the Administrative Agent and its agents and counsel, and reimbursement for all other costs, expenses and liabilities and advances made or incurred by the Administrative Agent in connection therewith (including as described in Section 6.6 of the Guarantee and Collateral Agreement), and all amounts for which the Administrative Agent is entitled to indemnification under the Security Documents and all advances made by the Administrative Agent under the Security Documents for the account of any Loan Party.

“Commitment Fee”: as defined in Section 2.9(b).

“Commitment Fee Rate”: one quarter of one percent (0.25%).

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.

“Communications”: as defined in Section 10.2(d)(ii).

“Compliance Certificate”: a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit B.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA”: with respect to the Borrower and its consolidated Subsidiaries for any period, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) provisions for taxes based on income, plus (iv) total depreciation expense, plus (v) total amortization expense, plus (vi) accrued rent for the 275 Dan Road, Canton, Massachusetts property leased by the Borrower in an amount not to exceed $1,500,000 in any fiscal year, plus (vii) non-cash stock option expense, plus (viii) other non-cash items reducing Consolidated Net Income (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated Adjusted EBITDA, minus (b) the sum, without duplication of the amounts for such period of (i) other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (ii) interest income.

“Consolidated Capital Expenditures”: for any period, with respect to the Borrower and its consolidated Subsidiaries, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Borrower) by such Group Members during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that, in conformity with GAAP, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of the Borrower.

“Consolidated Interest Expense”: for any period, total interest expense (including that portion of any Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of such Persons (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of “Consolidated Net Income” (a) the income (or deficit) of any such Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower, (b) the income (or deficit) of any such Person (other than a Subsidiary of the Borrower) in which the Borrower or one of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement”: any account control agreement entered into among the depository institution at which a Loan Party maintains a Deposit Account or the securities intermediary at which a Loan Party maintains a Securities Account, such Loan Party, and the Administrative Agent pursuant to which the Administrative Agent obtains control (within the meaning of the UCC or any other applicable law) over such Deposit Account or Securities Account, and which agreement is otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Controlled Account”: each Deposit Account and Securities Account that is subject to a Control Agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Current Liabilities”: on any relevant date of determination, the aggregate amount of the Loan Parties’ Obligations (including for the avoidance of doubt any Obligations in respect of Cash Management Services, Letters of Credit and Specified Swap Agreements), plus the current portion of all Subordinated Indebtedness (excluding any Insider Subordinated Indebtedness, including the Existing Insider Notes).

“Debtor Relief Laws”: the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 8.1 has occurred and is continuing, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Rate”: as defined in Section 2.15(b).

“Defaulting Lender”: subject to Section 2.24(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans or participations in respect of Letters of Credit, within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect with respect to its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in a manner satisfactory in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has on or after the Closing Date, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) as of the date established therefor by the Administrative Agent in written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Issuing Lender, the Swingline Lender and each other Lender promptly following such determination.

“Deferred Revenue”: all amounts received or invoiced by the Borrower in advance of performance under contracts and not yet recognized by the Borrower as revenue in accordance with GAAP.

“Deposit Account”: any “deposit account” as defined in the UCC with such additions to such term as may hereafter be made.

“Deposit Account Control Agreement”: any Control Agreement entered into by the Administrative Agent, a Loan Party and a financial institution holding a Deposit Account of such Loan Party pursuant to which the Administrative Agent is granted “control” (for purposes of the UCC) over such Deposit Account.

“Designated Jurisdiction”: any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date”: as defined in the definition of “Pro Forma Basis”.

“Discharge of Obligations”: subject to Section 10.8, means (a) the satisfaction of the Obligations (including all such Obligations relating to Cash Management Services and Specified Swap Agreements) by the payment in full, in cash (or, as applicable, Cash Collateralization in accordance with the terms hereof or as otherwise may be reasonably satisfactory to the applicable Cash Management Bank or Qualified Counterparty) of the principal of and interest on or other liabilities relating to each Loan and any previously provided Bank Services and Specified Swap Agreement, all fees and all other expenses or amounts payable under any Loan Document (other than contingent indemnification obligations and any other obligations which pursuant to the terms of any Loan Document specifically survive repayment of the Loans for which no claim has been made), and other Obligations under or in respect of Specified Swap Agreements and Cash Management Services, to the extent (i) no default or termination event shall have occurred and be continuing thereunder, (ii) any such Obligations in respect of Specified Swap Agreements have, if required by any applicable Qualified Counterparties, been Cash Collateralized, (b) no Letter of Credit shall be outstanding (or, as applicable, each outstanding and undrawn Letter of Credit has been Cash Collateralized in accordance with the terms hereof or as otherwise may be reasonably satisfactory to the Issuing Lender), (c) no Obligations in respect of any Cash Management Services are outstanding (or, as applicable, all such outstanding Obligations in respect of Cash Management Services have been Cash Collateralized in accordance with the terms hereof or as otherwise may be reasonably satisfactory to the applicable Cash Management Bank), and (d) the aggregate Revolving Commitments of the Lenders are terminated.

“Disposition”: with respect to any property (including, without limitation, Equity Interests of the Borrower or any of its Subsidiaries), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer, encumbrance or other disposition thereof and any issuance of Equity Interests of the Borrower or any of its Subsidiaries. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock”: any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary that is incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“Election Period”: as defined in Section 2.25(b).

“Eligible Accounts”: all of the Accounts owned by the Borrower and reflected in the most recent Transaction Report delivered by the Borrower to the Administrative Agent, except any Account to which any of the exclusionary criteria set forth below applies. The Administrative Agent shall have the right, at any time and from time to time after the Closing Date, to establish, modify or eliminate Reserves against Eligible Accounts, or to adjust or supplement any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, in its good faith business judgment reflecting changes in the collectability or realization values of such Accounts arising or discovered by the Administrative Agent after the Closing Date. Eligible Accounts shall not include any Account of the Borrower:

(a)                                 that does not arise from the sale of goods or the performance of services by the Borrower in the ordinary course of its business;

(b)                                 (i) upon which the Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which the Borrower is not able to bring suit or otherwise enforce its remedies against the applicable Account Debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or services rendered pursuant to a contract under which the applicable Account Debtor’s obligation to pay is subject to the Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(i)                                     to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account or Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(c)                                  that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(d)                                 with respect to which an invoice, reasonably acceptable to the Administrative Agent in form and substance, has not been sent to the applicable Account Debtor;

(e)                                  that (i) is not owned by the Borrower or (ii) is subject to any Lien of any other Person, other than Liens in favor of the Administrative Agent;

(f)                                   that arises from a sale to any director, officer, other employee or Affiliate of any Loan Party, or to any entity that has any common officer or director with any Loan Party or which is an intercompany Account;

(g)                                  that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless the Administrative Agent, in its sole discretion, has agreed to the contrary in writing and the Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

(h)                                 that is the obligation of an Account Debtor located in a foreign country, other than as determined on a case-by-case basis by the Administrative Agent in its sole discretion;

(i)                                     to the extent any Loan Party thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Loan Party thereof but only to the extent of the potential offset;

(j)                                    that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the applicable Account Debtor is or may be conditional;

(k)                                 that is in default; provided that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(i)                                     such Account is not paid within one hundred and fifty (150) days following its original invoice date;

(ii)                                  the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(iii)                               a petition is filed by or against the Account Debtor obligated upon such Account under any Debtor Relief Law;

(l)                                     Accounts with credit balances over one hundred and fifty (150) days from invoice date;

(m)                             that is owed by an Account Debtor where 50% or more of the aggregate Dollar amount of all Accounts owing by such Account Debtor are ineligible under one or more of the other criteria set forth in this definition;

(n)                                 as to which the Administrative Agent’s Lien is not a first priority perfected Lien;

(o)                                 as to which any of the representations or warranties in the Loan Documents are untrue;

(p)                                 to the extent such Account exceeds any credit limit established by the Administrative Agent, in its reasonable credit judgment;

(q)                                 to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed 25% (or such higher percentage as determined on a case-by-case basis by the Administrative Agent in its sole discretion) of all Eligible Accounts;

(r)                                    that is payable in any currency other than Dollars;

(s)                                   owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of the Borrower’s complete performance (but only to the extent of the amount withheld (sometimes called retainage billings);

(t)                                    subject to contractual arrangements between the Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements and where the Account Debtor has a right of setoff for damages suffered as a result of the Borrower’s failure to perform in accordance with the contract setting forth such requirements (sometimes called contracts accounts receivable, progress billings, milestone billings or fulfillment contracts);

(u)                                 owing from an Account Debtor with respect to whom the Borrower has received Deferred Revenue; or

(v)                                 for which the Administrative Agent in its good faith business judgment determines collection to be doubtful.

Any Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing eligibility requirements, shall forthwith cease to be an Eligible Account until such time as such Account shall again meet all of the foregoing requirements.

“Eligible Assignee”: any Person that meets the requirements to be an assignee under Section 10.6(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Eligible Finished Goods Inventory”: Inventory of the Borrower subject to first priority perfected Lien created by the Security Documents, consisting of finished Dermagraft and Puraply product; provided that the Administrative Agent shall have the right, at any time and from time to time after the Closing Date, to establish, modify or eliminate Reserves against Eligible Inventory, or to adjust or supplement any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment; provided further that none of the following classes of Inventory shall be deemed to be Eligible Inventory:

(a)                                 Inventory which is not owned by the Borrower free and clear of all Liens and rights of others (other than Liens granted in favor of the Administrative Agent for the ratable benefit of the Secured Parties), including Inventory located on leaseholds as to which the lessor has not entered into a consent and agreement providing the Administrative Agent with the right to receive notices of default, the right to repossess such Inventory at any time and such other rights as may be requested by the Administrative Agent;

(b)                                 Inventory that is used, returned or consigned;

(c)                                  Inventory that has less than a six-month shelf life based on expiration date or that is, obsolete, spoiled, damaged, defective, unusable or otherwise unavailable for sale;

(d)                                 Inventory consisting of promotional, marketing, packaging or shipping materials and supplies;

(e)                                  Inventory that fails to meet all standards imposed by any Governmental Authority having regulatory authority over such Inventory or its use or sale;

(f)                                   Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which the Borrower has received notice of a dispute in respect of any such agreement;

(g)                                  Inventory located outside the United States;

(h)                                 Inventory that is not in the possession of or under the sole control of the Borrower;

(i)                                     Inventory consisting of raw materials, supplies or work in progress;

(j)                                    Inventory with respect to which the representations and warranties set forth in Section 4 of the Guarantee and Collateral Agreement applicable to Inventory are not correct;

(k)                                 Inventory in respect of which the Guarantee and Collateral Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, securing the Obligations;

(l)                                     Inventory which is comingled with property of a person other than the Borrower;

(m)                             Inventory which is in transit; or

(n)                                 Inventory which, in the Administrative Agent’s reasonable discretion, is unacceptable due to age, type, category or quantity or is otherwise ineligible.

Any Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory until such time as such Inventory shall meet all of the foregoing requirements.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) a violation of an Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests”: with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“ERISA Affiliate”: each business or entity which is, or within the last six years was, a member of a “controlled group of corporations,” under “common control” or an “affiliated service group” with any Loan Party within the meaning of Section 414(b), (c), (m) or (n) of the Code, required to be aggregated with any Loan Party under Section 414(o) of the Code, or is, or within the last six years was, under

“common control” with any Loan Party, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event”: any of (a) a reportable event as defined in Section 4043 of ERISA with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (c) a withdrawal by any Loan Party or any ERISA Affiliate thereof from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of any Loan Party or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Loan Party or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of liability on any Loan Party or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by any Loan Party or any ERISA Affiliate thereof to make any required contribution to a Pension Plan, or the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered to critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (j) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate thereof; (k) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan; (l) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which any Loan Party or any Subsidiary thereof may be directly or indirectly liable; (m) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person for which any Loan Party or any ERISA Affiliate thereof may be directly or indirectly liable; (n) the occurrence of an act or omission which could give rise to the imposition on any Loan Party or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (o) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against any Loan Party or any Subsidiary thereof in connection with any such Plan; (p) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Code; (q) the imposition of any lien (or the fulfillment of the conditions for the imposition of any lien) on any of the rights, properties or assets of any Loan Party or any ERISA Affiliate thereof, in either case pursuant to Title I or IV of ERISA, including Section 302(f) or 303(k) of ERISA or to Section 401(a)(29) or 430(k) of the Code; (r) noncompliance with any requirement of Section 409A or 457 of the Code; (s) a material violation of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), the Health Insurance Portability and Accountability Act of 1996 (HIPPAA) and the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (ACA); or (t) the establishment or amendment by an Loan Party or any Subsidiary thereof of any “welfare plan” as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of any Loan Party.

“ERISA Funding Rules”: the rules regarding minimum required contributions (including any installment payment thereof) to Pension Plans, as set forth in Section 412 of the Code and Section 302 of ERISA, with respect to Plan years ending prior to the effective date of the Pension Protection Act of 2006, and thereafter, as set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Event of Default”: any of the events specified in Section 8.1; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

“Excluded Accounts”: as defined in the Guarantee and Collateral Agreement.

“Excluded Foreign Subsidiary”: in respect of any Group Member, any Subsidiary of such Group Member, at any date of determination, (a) that is a “controlled foreign corporation” as defined in Section 957 of the Code, (b) that is a direct or indirect Subsidiary of a “controlled foreign corporation” as defined in Section 957 of the Code, or (c) substantially all of the assets of which are equity interests in one or more “controlled foreign corporations” as defined in Section 957 of the Code, and in each case, either (a) the pledge of all of the Equity Interests of such Subsidiary as Collateral or (b) the guaranteeing or pledge of its assets by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, reasonably be expected to result in material adverse tax consequences to any Group Member.

“Excluded Swap Obligations”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee Obligation of such Guarantor with respect to, or the grant by such Guarantor of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such Guarantee Obligation of such Guarantor, or the grant by such Guarantor of such Lien, becomes effective with respect to such Swap Obligation. If such a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee Obligation or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.23) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Agent”: Wells Fargo Bank, National Association, in its capacity as “Administrative Agent” for the “Lenders” party to the Existing Credit Facility.

“Existing Credit Facility”: The facility extended to the Borrower under the Credit and Security Agreement dated as of September 22, 2011, as amended, between the Existing Agent and the Borrower.

“Existing Insider Notes”: All promissory notes issued by the Borrower to the Borrower Insiders.

“Existing Letters of Credit”: the letters of credit described on Schedule 1.1B.

“Existing Subordinated Notes”: collectively, (i) that certain Subordinated Note in the initial aggregate principal amount of $5,000,000 held by Massachusetts Capital Resource Company (“MCRC”) and (ii) that certain Subordinated Note in the initial aggregate principal amount of $4,000,000 held by Life Insurance Community Investment Initiative, LLC (“LICII”), in each case issued by the Borrower pursuant to that certain Note and Warrant Purchase Agreement, dated as of November 3, 2010, among the Borrower, MCRC and LICII, as amended by that certain Amendment to Note and Warrant Purchase Agreement dated as of April 12, 2016 (as in effect as of the date hereof or as modified with the prior written consent of Lender).

“Facility”: each of (a) the L/C Facility (which is a sub-facility of the Revolving Facility), (b) the Revolving Facility and (c) the Swingline Facility (which is a sub facility of the Revolving Facility).

“FASB ASC”: the Accounting Standards certification of the Financial Accounting Standards Board.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any current or future agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor provisions that are substantively comparable), and any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, or official administrative rules or practices, adopted pursuant to any such intergovernmental agreement.

“FCPA”: as defined in Section 4.28.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. In no event shall the Funds Federal Effective Rate be less than zero.

“Fee Letter”: the letter agreement dated March 21, 2017, between the Borrower and the Administrative Agent.

“Flood Laws”: the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System).

“Foreign Currency”: lawful money of a country other than the United States.

“Foreign Recipient”: a Recipient that is not a U.S. Person.

“Fronting Exposure”: at any time there is a Defaulting Lender, as applicable, (a) with respect to the Issuing Lender, such Defaulting Lender’s L/C Percentage of the outstanding L/C Exposure other than L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund”: any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then each party to this Agreement agrees to enter into negotiations to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank), and any group or body charged with setting accounting or regulatory capital rules or standards (including the Financial Standards Board, the Bank for International Settlements, the Basel Committee on Banking Supervision and any successor or similar authority to any of the foregoing.

“Group Members”: the collective reference to the Borrower and its Subsidiaries.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: a collective reference to each Domestic Subsidiary of the Borrower which has become a Guarantor pursuant to the Guarantee and Collateral Agreement.

“Increase Effective Date”: as defined in Section 2.25(c).

“Incremental Revolving Commitment”: as defined in Section 2.25(a).

“Incurred”: as defined in the definition of “Pro Forma Basis”.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of such Person’s business and not overdue by more than ninety (90) days from the due date unless being contested in good faith by appropriate proceedings, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person (including, without limitation, Disqualified Stock), or any warrant, right or option to acquire such Equity Interests, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) the net obligations of such Person in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner)

to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee”: as defined in Section 10.5(b).

“Insider Indebtedness”: any Indebtedness owing by any Loan Party to any Group Member or officer, director, shareholder or employee of any Group Member.

“Insider Subordinated Indebtedness”: any Insider Indebtedness which is also Subordinated Indebtedness.

“Insolvency Proceeding”: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of any Person’s creditors generally or any substantial portion of such Person’s creditors, in each case undertaken under U.S. Federal, state or foreign law, including any Debtor Relief Law.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreement”: an intellectual property security agreement entered into between a Loan Party and the Administrative Agent pursuant to the terms of the Guarantee and Collateral Agreement in form and substance satisfactory to the Administrative Agent, together with each other intellectual property security agreement and supplement thereto, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date”: as to any Loan (including any Swingline Loan), the first Business Day of each calendar month to occur while such Loan is outstanding and the final maturity date of such Loan.

“Interest Rate Agreement”: with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with such Person’s operations, (b) approved by Administrative Agent, and (c) not for speculative purposes.

“Inventory”: all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Loan Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Loan Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitutes raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind used or consumed or to be used or consumed in such Loan Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investments”: as defined in Section 7.8.

“IRS”: the United States Internal Revenue Service, or any successor thereto.

“ISP”: with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender”: as the context may require, (a) SVB or any Affiliate thereof, in its capacity as issuer of any Letter of Credit (including, without limitation, each Existing Letter of Credit), and (b) any other Lender or an Affiliate thereof that may become an Issuing Lender after the Closing Date pursuant to Section 3.12, with respect to Letters of Credit issued by such Lender or its Affiliate. The Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Lender or other financial institutions, in which case the term “Issuing Lender” shall include any such Affiliate or other financial institution with respect to Letters of Credit issued by such Affiliate or other financial institution.

“Issuing Lender Fees”: as defined in Section 3.3(a).

“Judgment Currency”: as defined in Section 10.19.

“L/C Advance”: each L/C Lender’s funding of its participation in any L/C Disbursement in accordance with its L/C Percentage of the L/C Commitment.

“L/C Commitment”: as to any L/C Lender, the obligation of such L/C Lender, if any, to purchase an undivided interest in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit (including to make payments with respect to draws made under any Letter of Credit pursuant to Section 3.5(b)) in an aggregate principal amount not to exceed the amount set forth under the heading “L/C Commitment” opposite such L/C Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such L/C Lender becomes a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The L/C Commitment is a sublimit of the Revolving Commitment and the aggregate amount of the L/C Commitments shall not exceed the amount of the Total L/C Commitments at any time.

“L/C Disbursements”: a payment or disbursement made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Exposure”: at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time. The L/C Exposure of any L/C Lender at any time shall equal its L/C Percentage of the aggregate L/C Exposure at such time.

“L/C Facility”: the L/C Commitments and the extensions of credit made thereunder.

“L/C Lender”: a Lender with an L/C Commitment.

“L/C Percentage”: as to any L/C Lender at any time, the percentage of the Total L/C Commitments represented by such L/C Lender’s L/C Commitment, as such percentage may be adjusted as provided in Section 2.23.

“L/C-Related Documents”: collectively, each Letter of Credit (including any Existing Letter of

Credit), all applications for any Letter of Credit (and applications for the amendment of any Letter of Credit) submitted by the Borrower to the Issuing Lender and any other document, agreement and instrument relating to any Letter of Credit, including any of the Issuing Lender’s standard form documents for letter of credit issuances.

“Lenders”: as defined in the preamble hereto; provided that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Issuing Lender and the Swingline Lender.

“Letter of Credit Availability Period”: the period from and including the Closing Date to but excluding the Letter of Credit Maturity Date.

“Letter of Credit Fees”: as defined in Section 3.3(a).

“Letter of Credit Fronting Fees”: as defined in Section 3.3(a).

“Letter of Credit Maturity Date”: the date occurring 30 days prior to the Revolving Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letters of Credit”: as defined in Section 3.1(a); provided that such term shall include each Existing Letter of Credit.

“Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Liquidity Ratio”: as at the last day of any period, the ratio of (a) Quick Assets on such day to (b) Current Liabilities for such period.

“Loan”: any loan made or maintained by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Notes, the Fee Letter, the Solvency Certificate, the Collateral Information Certificate, each L/C-Related Document, each Compliance Certificate, each Transaction Report, each Notice of Borrowing, each subordination or intercreditor agreement in respect of any Subordinated Indebtedness, each Cash Management Agreement, each Specified Swap Agreement and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.10, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Party”: each Group Member that is a party to a Loan Document. For the avoidance of doubt, no Excluded Foreign Subsidiary shall be a Loan Party.

“Material Adverse Effect”: (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower or any Loan Party to perform its respective obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Loan Party of any Loan Document to which it is a party.

“Materials of Environmental Concern”: any substance, material or waste that is defined, regulated, governed or otherwise characterized under any Environmental Law as hazardous or toxic or as a pollutant or contaminant (or by words of similar meaning and regulatory effect), any petroleum or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, molds or fungus, and radioactivity, radiofrequency radiation at levels known to be hazardous to human health and safety.

“Maximum Rate”: as defined in Section 10.9.

“Minority Lender”: as defined in Section 10.1(b).

“Moody’s”: Moody’s Investors Service, Inc.

“Mortgaged Properties”: the real properties as to which, pursuant to Section 6.12(b) or otherwise, the Administrative Agent, for the benefit of the Secured Parties, shall be granted a Lien pursuant to the Mortgages.

“Mortgages”: each of the mortgages, deeds of trust, deeds to secure debt or such equivalent documents hereafter entered into and executed and delivered by one or more of the Loan Parties to the Administrative Agent, in each case, as such documents may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time and in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan”: a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) to which any Loan Party or any ERISA Affiliate thereof makes, is making, or is obligated or has ever been obligated to make, contributions.

“Non-Consenting Lender”: any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Affected Lenders in accordance with the terms of Section 10.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender”: at any time, each Lender that is not a Defaulting Lender at such time.

“Note”: a Revolving Loan Note or a Swingline Loan Note.

“Notice of Borrowing”: a notice substantially in the form of Exhibit K.

“NuTech Acquisition Agreement”: that certain Agreement and Plan of Merger, dated as of March 18, 2017 by and among Prime Merger Sub, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Borrower (“Merger Sub”), the Target, Howard P. Walthall, Jr., Gregory J. Yager, and Kenneth L. Horton, the sole shareholder of the Target (collectively, “Seller”) whereby the Target will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as the surviving entity of the Merger and as a wholly-owned subsidiary of the Borrower.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent, the Issuing Lender, any other Lender, any Cash Management Bank (in its capacity as provider of Cash Management Services), and any Qualified Counterparty party to a Specified Swap Agreement, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document (including, for the avoidance of doubt, any Cash Management Agreement), the Letters of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, payment obligations, fees, indemnities, costs, expenses (including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent, the Issuing Lender, any other Lender, or any Cash Management Bank, to the extent that any applicable Cash Management Agreement requires the reimbursement by any applicable Group Member of any such expenses, and any Qualified Counterparty party to a Specified Swap Agreement that are required to be paid by any Loan Party pursuant any Loan Document) or otherwise. For the avoidance of doubt, the Obligations shall not include (i) any obligations arising under any warrants or other equity instruments issued by any Loan Party to any Lender or any Affiliate thereof or (ii) solely with respect to any Guarantor that is not a Qualified ECP Guarantor, any Excluded Swap Obligations of such Guarantor.

“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents”: for any Person as of any date, such Person’s constitutional documents, formation documents and/or certificate of incorporation (or equivalent thereof), as certified (if applicable) by such Person’s jurisdiction of formation as of a recent date, and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction (or any political subdivision thereof) imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).

“Overadvance”: as defined in Section 2.8(a).

“Participant”: as defined in Section 10.6(d).

“Participant Register”: as defined in Section 10.6(d).

“Patriot Act”: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“Payoff Letter”: a letter, in form and substance satisfactory to the Administrative Agent, dated as of a date prior to the Closing Date and executed by each of the Existing Agent and the Borrower to the effect that upon receipt by the Existing Agent of the “payoff amount” (however designated) referenced therein, (a) the obligations of the Group Members under the Existing Credit Facility shall be satisfied in full, (b) the Liens held by the Existing Agent for the benefit of the lenders under the Existing Credit Facility shall terminate without any further action, and (c) the Existing Agent shall at the Borrower’s expense file UCC financing statement terminations, USPTO releases, USCRO releases and any other releases reasonably necessary to further evidence the termination of such Liens.

“PBGC”: the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan”: an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Loan Party or any ERISA Affiliate thereof or to which any Loan Party or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (b) that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan”: (a) an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan which is or was at any time maintained or sponsored by any Loan Party or any Subsidiary thereof or to which any Loan Party or any Subsidiary thereof has ever made, or was obligated to make, contributions, (b) a Pension Plan, or (c) a Qualified Plan.

“Platform”: as defined in Section 10.2(d)(i).

“Preferred Stock”: the preferred Equity Interests of any Loan Party.

“Prime Rate”: the rate of interest per annum from time to time published in the money rates section of the Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that if such rate of interest, as set forth from time to time in the money rates section of the Wall Street Journal, becomes unavailable for any reason as determined by the Administrative Agent, the “Prime Rate” shall mean the rate of interest per annum announced by the Administrative Agent as its prime rate in effect at its principal office in the State of California (such Administrative Agent announced Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). In no event shall the Prime Rate be less than zero.

“Pro Forma Basis”: with respect to any calculation or determination for a Loan Party for any period, in making such calculation or determination on the specified date of determination (the “Determination Date”) means:

(a)                                 pro forma effect will be given to any Indebtedness incurred (“Incurred”) by such Loan Party or any of its Subsidiaries (including by assumption of then outstanding Indebtedness) or by a Person becoming a Subsidiary after the beginning of the applicable period and on or before the Determination Date to the extent the Indebtedness is outstanding or is to be Incurred on the Determination Date, as if such Indebtedness had been Incurred on the first day of such period;

(b)                                 pro forma calculations of interest on Indebtedness bearing a floating interest rate will be made as if the rate in effect on the Determination Date (taking into account any Swap Agreement applicable to the Indebtedness) had been the applicable rate for the entire reference period; and

(c)                                  pro forma effect will be given to: (i) any acquisition or disposition of companies, divisions or lines of businesses by such Loan Party and its Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the applicable period; and (ii) the discontinuation of any discontinued operations; in each case of clauses (i) and (ii), that have occurred since the beginning of the applicable period and before the Determination Date as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of such period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be calculated in good faith by a responsible financial or accounting officer of such Loan Party in accordance with Regulation S-X under the Securities Act, based upon the most recent full fiscal quarter for which the relevant financial information is available.

“Pro Forma Financial Statements”: balance sheets, income statements and cash flow statements prepared by the Borrower and its consolidated Subsidiaries that give effect (as if such events had occurred on such date) to (a) the Loans and extensions of credit to be made on the Closing Date and the use of proceeds thereof and (b) the payment of fees and expenses in connection with the foregoing, in each case prepared for (i) the month ending December 31, 2016, as if such transactions had occurred on the first date of such month and (ii) on a quarterly basis through the Revolving Termination Date, in each case, demonstrating pro forma compliance with the covenants set forth in Section 7.1.

“Projections”: as defined in Section 6.2(c).

“Properties”: as defined in Section 4.17(a).

“Protective Overadvance”: as defined in Section 2.8(b).

“Qualified Counterparty”: with respect to any Specified Swap Agreement, any counterparty thereto that is a Lender or an Affiliate of a Lender or, at the time such Specified Swap Agreement was entered into or as of the Closing Date, was the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender.

“Qualified ECP Guarantor”: in respect of any Swap Obligation, (a) each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee Obligation of such Guarantor provided in respect of, or the Lien granted by such Guarantor to secure, such Swap Obligation (or guaranty thereof) becomes effective with respect to such Swap Obligation, and (b) any other Guarantor that (i) constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder, or (ii) can cause another Person (including, for the avoidance of doubt, any other Guarantor not then constituting a “Qualified ECP Guarantor”) to qualify as an “eligible contract participant” at such time by entering into a “keepwell, support, or other agreement” as contemplated by Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Plan”: an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (a) that is or was at any time maintained or sponsored by any Loan Party or any ERISA Affiliate thereof or to which any Loan Party or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (b) that is intended to be tax-qualified under Section 401(a) of the Code.

“Quick Assets”: on any relevant date of determination, the Borrower’s cash and Cash Equivalents on deposit with SVB or an Affiliate of SVB plus the Borrower’s total net billed accounts receivable.

“Recipient”: the Administrative Agent or a Lender, as applicable.

“Refunded Swingline Loan”: as defined in Section 2.7(b).

“Register”: as defined in Section 10.6(c).

“Regulation T”: Regulation T of the Board as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Regulation X”: Regulation X of the Board as in effect from time to time. “Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Removal Effective Date”: as defined in Section 9.9(b).

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Replacement Lender”: as defined in Section 2.23.

“Required Lenders”: at any time, (a) if only one Lender holds the outstanding Revolving Commitments, such Lender; and (b) if more than one Lender holds the outstanding Revolving Commitments, then at least two Lenders who hold more than 50% of the Total Revolving Commitments (including, without duplication, the L/C Commitments) then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding; provided that for the purposes of this clause (b), the Revolving Commitments of, and the portion of the Revolving Loans and participations in L/C Exposure and Swingline Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that a Lender and its Affiliates shall be deemed one Lender.

“Requirement of Law”: as to any Person, the Operating Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including, for the avoidance of doubt, the Basel Committee on Banking Supervision and any successor thereto or similar authority or successor thereto), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves”: with respect to the Borrowing Base, reserves against Eligible Accounts or Eligible Finished Goods Inventory that the Administrative Agent may, in its reasonable credit judgment, establish from time to time to (a) reflect events, conditions, contingencies or risks which do or may adversely affect (i) the Collateral, (ii) the assets or business of the Group Members, (iii) the Liens (held by the Administrative Agent for the ratable benefit of the Secured Parties) and other rights of the Administrative Agent in the Collateral, or (b) address any state of facts which the Administrative Agent determines in good faith constitutes or with the passage of time may constitute an Event of Default.

“Resignation Effective Date”: as defined in Section 9.9(a).

“Responsible Officer”: the chief executive officer, president, vice president, chief financial officer, treasurer, controller or comptroller of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of the Borrower.

“Restricted Payments”: as defined in Section 7.6.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make

Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as the same may be changed from time to time pursuant to the terms hereof (including in connection with assignments and Incremental Revolving Commitments permitted hereunder and Section 2.25 hereof).

“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, plus (b) such Lender’s L/C Percentage of the aggregate undrawn amount of all outstanding Letters of Credit (including any Existing Letters of Credit) at such time, plus (c) such Lender’s L/C Percentage of the aggregate amount of all L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans at such time, plus (d) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”: the Revolving Commitments and the extensions of credit made thereunder.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loan Conversion”: as defined in Section 3.5(b).

“Revolving Loan Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“Revolving Loan Note”: a promissory note in the form of Exhibit H-1, as it may be amended, supplemented or otherwise modified from time to time.

“Revolving Loans”: as defined in Section 2.4(a).

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of all Revolving Loans then outstanding; provided that in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Commitments, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis.

“Revolving Termination Date”: March 21, 2020.

“S&P”: Standard & Poor’s Ratings Services.

“Sale Leaseback Transaction”: any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, acquires, leases or licenses back the right to use all or a material portion of such property.

“Sanction(s)”: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Obligations”: as defined in the Guarantee and Collateral Agreement.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender and any Swingline Lender in its capacity as Swingline Lender), SVB or any of its applicable Affiliates (in its or their respective capacities as a Cash Management Bank), and any Qualified Counterparties; “Secured Party” is each of the foregoing.

“Securities Account”: any “securities account” as defined in the UCC with such additions to such term as may hereafter be made.

“Securities Account Control Agreement”: any Control Agreement entered into by the Administrative Agent, a Loan Party and a securities intermediary holding a Securities Account of such Loan Party pursuant to which the Administrative Agent is granted “control” (for purposes of the UCC) over such Securities Account.

“Securities Act”: the Securities Act of 1933, as amended from time to time and any successor statute.

“Security Documents”: the collective reference to (a) the Guarantee and Collateral Agreement, (b) the Mortgages, (c) each Intellectual Property Security Agreement, (d) each Deposit Account Control Agreement, (e) each Securities Account Control Agreement, (f) all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Obligations of any Loan Party arising under any Loan Document, (g) each Pledge Supplement, (h) each Assumption Agreement, (i) all other security documents hereafter delivered to any applicable Cash Management Bank granting a Lien on any property of any Person to secure the Obligations of any Group Member arising under any Cash Management Agreement, and (j) all financing statements, fixture filings, Patent, Trademark and Copyright filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant to any of the foregoing.

“Solvency Certificate”: the Solvency Certificate, dated the Closing Date, delivered to the Administrative Agent and the Lenders pursuant to Section 5.1, which Solvency Certificate shall be in substantially the form of Exhibit D.

“Solvent”: when used with respect to any Person, as of any date of determination, (a) the amount of the “fair value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Swap Agreement”: any Swap Agreement entered into by any Loan Party and any Qualified Counterparty (or any Person who was a Qualified Counterparty as of the Closing Date or as of the date such Swap Agreement was entered into).

“Streamline Period”: provided no Default or Event of Default has occurred and is continuing, the period (a) beginning on the first (1st) day in which the Borrower and its Subsidiaries have, for each consecutive day in the immediately preceding thirty (30) day period, maintained a Liquidity Ratio greater than 1.75:1.00, as determined by the Administrative Agent, in its reasonable discretion (the “Streamline Threshold”); and (b) ending on the earlier to occur of (i) the occurrence of a Default or an Event of Default, and (ii) the first day thereafter in which the Borrower fails to maintain the Streamline Threshold, as determined by the Administrative Agent, in its reasonable discretion. Upon the termination of a Streamline Period, the Borrower must maintain the Streamline Threshold each consecutive day for thirty (30) consecutive days, as determined by the Administrative Agent in its reasonable discretion prior to entering into a subsequent Streamline Period. The Borrower shall give the Administrative Agent prior written notice of the Borrower’s intention to enter into any such Streamline Period.

“Subordinated Debt Document”: any agreement, certificate, document or instrument executed or delivered by any Loan Party or any of their respective Subsidiaries and evidencing Indebtedness of such Loan Party or such Subsidiary which is subordinated to the payment of the Obligations and/or the lien securing such indebtedness is subordinated to the Administrative Agent’s Lien, in each case, in a manner approved in writing by the Administrative Agent, and any renewals, modifications, or amendments thereof which are approved in writing by the Administrative Agent.

“Subordinated Debt Milestone”: each of (i) the closing of the Additional Subordinated Debt Facility and receipt by the Borrower of proceeds of not less than $12,000,000 thereunder and (ii) delivery to the Administrative Agent of Subordinated Debt Documents (including a subordination agreement subordinating the Indebtedness under such Additional Subordinated Debt Facility to the Obligations).

“Subordinated Indebtedness”: Indebtedness of a Loan Party, the payment of which and/or the lien securing such Indebtedness, is subordinated to the Obligations and/or the Administrative Agent’s Lien, as applicable, pursuant to subordination terms (including payment, lien and remedies subordination terms, as applicable) reasonably acceptable to the Administrative Agent.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Surety Indebtedness”: as of any date of determination, indebtedness (contingent or otherwise) owing to sureties arising from surety bonds issued on behalf of any Loan Party or its respective Subsidiaries as support for, among other things, their contracts with customers, whether such indebtedness is owing directly or indirectly by such Loan Party or any such Subsidiary.

“SVB”: as defined in the preamble hereto.

“Swap Agreement”: any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar agreement (including without limitation, any Interest Rate Agreement) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower and its Subsidiaries shall be deemed to be a “Swap Agreement.”

“Swap Obligation”: with respect to any Guarantor, any obligation of such Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value”: in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Qualified Counterparty).

“Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $0.00.

“Swingline Lender”: SVB, in its capacity as the lender of Swingline Loans.

“Swingline Loan Note”: a promissory note in the form of Exhibit H-2, as it may be amended, supplemented or otherwise modified from time to time.

“Swingline Loans”: as defined in Section 2.6.

“Swingline Participation Amount”: as defined in Section 2.7(c).

“Synthetic Lease Obligation”: the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target”: NuTech Medical, Inc., an Alabama corporation.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Credit Exposure”: is, as to any Lender at any time, the unused Revolving Commitments and Revolving Extensions of Credit of such Lender at such time.

“Total L/C Commitments”: at any time, the sum of all L/C Commitments at such time, as the same may be reduced from time to time pursuant to Section 2.10 or 3.5(b). The initial amount of the Total L/C Commitments on the Closing Date is $0.00.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The aggregate amount of the Total Revolving Commitments is $25,000,000; provided, however, that immediately upon the execution and delivery of the NuTech Acquisition Agreement by the parties thereto, the Total Revolving Commitments shall be reduced to $7,500,000 unless and until (i) the Borrower satisfies all of the Acquisition Milestones whereupon the Total Revolving Commitments shall be increased to $18,000,000 and/or (ii) the Borrower satisfies all of the Acquisition Milestones and the Subordinated Debt Milestone whereupon the aggregate amount of the Total Revolving Commitments shall be increased to $25,000,000. The L/C Commitment and the Swingline Commitment are each sublimits of the Total Revolving Commitments.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit outstanding at such time.

“Trade Date”: as defined in Section 10.6(b)(i)(B).

“Transaction Report”: a certificate to be executed and delivered from time to time by the Borrower in substantially the form of Exhibit I, or in such other form as shall be acceptable in form and substance to the Administrative Agent, containing such supporting detail and documentation as shall be reasonably requested by the Administrative Agent.

“Transferee”: any Eligible Assignee or Participant.

“Unfriendly Acquisition”: any acquisition that has not, at the time of the first public announcement of an offer relating thereto, been approved by the board of directors (or other legally recognized governing body) of the Person to be acquired; except that with respect to any acquisition of a non-U.S. Person, an otherwise friendly acquisition shall not be deemed to be unfriendly if it is not customary in such jurisdiction to obtain such approval prior to the first public announcement of an offer relating to a friendly acquisition.

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of New York, or as the context may require, any other applicable jurisdiction.

“United States” and “U.S.”: the United States of America.

“USCRO”: the U.S. Copyright Office.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 2.20(f).

“Voting Stock”: as to any Person, the capital stock of any class or classes or other equity interests (however designated and including general partnership interests in a partnership) having ordinary voting power for the election of directors or similar governing body of such Person.

“Withholding Agent”: as applicable, any of any applicable Loan Party and the Administrative

Agent, as the context may require.

1.2                               Other Definitional Provisions.

(a)                                 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)                                 As used herein and in the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements (including this Agreement) or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time. Notwithstanding the foregoing clause (i), for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of any Group Member shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(c)                                  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (ii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (iii) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

SECTION 2

AMOUNT AND TERMS OF REVOLVING COMMITMENTS

2.1                               [Reserved].

2.2                               [Reserved].

2.3                               [Reserved].

2.4                               Revolving Commitments.

(a)                                 Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (each, a “Revolving Loan” and, collectively, the “Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Lender which, when added to the sum of (i) such Revolving Lender’s Revolving Percentage of any Swingline Loans then outstanding and (ii) such Revolving Lender’s L/C Exposure, if any, at such time, does not exceed the amount of such Revolving Lender’s Revolving Commitment; provided, that the Total Revolving Extensions of Credit outstanding at such time, after giving effect to the making of such Revolving Loans, shall not exceed the lesser of (i) the Total Revolving Commitments in effect at such time, and (ii) the Borrowing Base in effect at such time. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b)                                 The Borrower shall repay all outstanding Revolving Loans (including all Overadvances and Protective Overadvances) on the Revolving Termination Date.

2.5                               Procedure for Revolving Loan Borrowing. The Borrower may borrow up to the Available Revolving Commitment under the Revolving Commitments during the Revolving Commitment Period on any Business Day; provided that the Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific time, one (1) Business Day prior to the requested Borrowing Date (with originals to follow within three (3) Business Days)), in each such case specifying (i) the amount of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, and (iii) instructions for remittance of the proceeds of the applicable Loans to be borrowed. Except as provided in Sections 3.5(b) and 2.7(b), each borrowing of Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $500,000, such lesser amount). Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the Revolving Loan Funding Office prior to 12:00 P.M., Pacific time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent or, if so specified in the Notice of Borrowing, the Administrative Agent shall wire transfer all or a portion of such aggregate amounts to the Existing Agent (for application against amounts then outstanding under the Existing Credit Facility), in accordance with the wire instructions specified for such purpose in the Notice of Borrowing.

2.6                               Swingline Commitment. Subject to the terms and conditions hereof, the Swingline Lender agrees to make available a portion of the credit accommodations otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower; provided that (a) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect, (b) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero, and (c) the Borrower shall not use the proceeds of any Swingline Loan to refinance any then outstanding Swingline Loan. During the Revolving Commitment Period, the Borrower may use the Swingline

Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only and shall be made only in Dollars. To the extent not otherwise required by the terms hereof to be repaid prior thereto, the Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Termination Date.

2.7                               Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a)                                 Whenever the Borrower desires that the Swingline Lender make Swingline Loans the Borrower shall give the Swingline Lender irrevocable telephonic or electronic notice (which notice must be received by the Swingline Lender not later than 12:00 P.M., Pacific time, on the proposed Borrowing Date) confirmed promptly in writing by a Notice of Borrowing, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period), and (iii) instructions for the remittance of the proceeds of such Loan. Upon receipt of any such telephone or electronic notice or Notice of Borrowing from the Borrower, the Swingline Lender will endeavor to promptly notify the Administrative Agent and each Revolving Lender thereof. Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Promptly thereafter, on the Borrowing Date specified in a notice in respect of any Swingline Loan, the Swingline Lender shall make available to the Borrower an amount in immediately available funds equal to the amount of such Swingline Loan by depositing such amount in the account designated in writing to the Administrative Agent by the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an L/C Disbursement as provided in Section 3.5(b), by remittance to the Issuing Lender). Unless a Swingline Loan is sooner refinanced by the advance of a Revolving Loan pursuant to Section 2.7(b), such Swingline Loan shall be repaid by the Borrower no later than five (5) Business Days after the advance of such Swingline Loan. The Swingline Lender shall not make a Swingline Loan if it has received prior notice (by telephone or in writing) from the Administrative Agent at the request of any Lender, acting in good faith, on the date of the proposed Swingline Loan that one or more of the applicable conditions specified in Section 5.2 is not then satisfied and had a reasonable opportunity to react to such notice. For the avoidance of doubt, subject to Section 9.5, to the extent the Administrative Agent has knowledge of any Default or Event of Default, but has not yet notified the Lenders thereof, the Administrative Agent shall endeavor to promptly notify the Lenders of such Default or Event of Default upon notice from the Swingline Lender of a request from the Borrower for a Swingline Loan.

(b)                                 The Swingline Lender, at any time and from time to time in its sole and absolute discretion, may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one (1) Business Day’s telephonic notice given by the Swingline Lender no later than 12:00 P.M., Pacific time, and promptly confirmed in writing, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of such Swingline Loan (each a “Refunded Swingline Loan”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Revolving Loan Funding Office in immediately available funds, not later than 10:00 A.M., Pacific time, one (1) Business Day after the date of such notice. The proceeds of such Revolving Loan shall immediately be made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loan. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) immediately to pay the amount of any Refunded Swingline Loan to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loan.

(c)                                  If prior to the time that the Borrower has repaid the Swingline Loans pursuant to Section 2.7(a) or a Revolving Loan has been made pursuant to Section 2.7(b), one of the events described in Section 8.1(f) shall have occurred or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.7(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b) or on the date requested by the Swingline Lender (with at least one (1) Business Days’ notice to the Revolving Lenders), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage times (ii) the sum of the aggregate principal amount of the outstanding Swingline Loans that were to have been repaid with such Revolving Loans.

(d)                                 Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)                                  Each Revolving Lender’s obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(f)                                   The Swingline Lender may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Lenders and the Borrower. Following such notice of resignation from the Swingline Lender, the Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Required Lenders and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. From and after the effective date of any such resignation or replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans to be made by it thereafter and (ii) references herein and in the other Loan Documents to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the resignation or replacement of the Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement and the other Loan Documents with respect to Swingline Loans made by it prior to such resignation or replacement, but shall not be required to make any additional Swingline Loans.

2.8                               Overadvances.

(a)                                 If at any time or for any reason the amount of the Total Revolving Extensions of Credit exceeds the lesser of (x) the amount of the Total Revolving Commitments then in effect, and (y) the amount of the Borrowing Base then in effect (any such excess, an “Overadvance”), the Borrower shall pay on demand the full amount of such Overadvance to the Administrative Agent for application against the Revolving Extensions of Credit in accordance with the terms hereof.

(b)                                 Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, in its sole discretion, may make Revolving Loans to the Borrower on behalf of the Lenders, so long as the aggregate amount of such Revolving Loans shall not exceed 10% of the Borrowing Base, if the Administrative Agent, in its reasonable credit judgment, deems that such Revolving Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood or maximize the amount of repayment of the Loans and the other Obligations or (iii) to pay any other amount chargeable to the Borrower pursuant to this Agreement (such Revolving Loans, “Protective Overadvances”); provided that (A) in no event shall the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments then in effect and (B) the Required Lenders may at any time revoke the Administrative Agent’s authorization to make future Protective Advances (provided that any existing Protective Overadvance shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof). Each applicable Lender shall be obligated to advance to the Borrower its Revolving Percentage of each Protective Overadvance made in accordance with this Section 2.8(b). If Protective Overadvances are made in accordance with the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Protective Overadvances based upon their Revolving Percentages in accordance with the terms of this Agreement. All Protective Overadvances shall be repaid by the Borrower on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally.

2.9                               Fees.

(a)                                 Fee Letter. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in the Fee Letter and to perform any other obligations contained therein.

(b)                                 Commitment Fee. As additional compensation for the Revolving Commitment, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in arrears, on the first day of each quarter prior to the Revolving Termination Date and on the Revolving Termination Date, a fee (the “Commitment Fee”) for the Borrower’s non-use of available funds in an amount equal to the Commitment Fee Rate per annum multiplied by the difference between (x) the Revolving Commitments (as they may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Loans outstanding.

(c)                                  Collateral Management Fee. As additional compensation for the Total Revolving Commitments, the Borrower shall pay to the Administrative Agent for the account of the Administrative Agent, a per annum collateral management fee (the “Collateral Management Fee”), payable quarterly in arrears on the first day of each calendar quarter occurring after the Closing Date prior to the Revolving Termination Date, and on the Revolving Termination Date, in an amount equal to the Collateral Management Fee Rate multiplied by the average Total Revolving Commitments, as reasonably determined by the Administrative Agent.

(d)                                 Fees Nonrefundable. All fees payable under this Section 2.9 shall be fully earned on the date paid and nonrefundable.

(e)                                  Increase in Fees. At any time that an Event of Default exists and is continuing, the Borrower shall pay interest on any overdue fees due under subsections (a), (b) and (c) at a rate per annum equal to 2.0% plus the rate applicable to Loans as provided in Section 2.15(b).

2.10                        Termination or Reduction of Total Revolving Commitments; Total L/C Commitments.

(a)                                 Termination or Reduction of Total Revolving Commitments. Subject to payment of the sums set forth in Section 2.10(c), the Borrower shall have the right, upon not less than three (3) Business Days’ written notice delivered to the Administrative Agent, to terminate the Total Revolving Commitments or, from time to time, to reduce the amount of the Total Revolving Commitments; provided that no such termination or reduction of the Total Revolving Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans to be made on the effective date thereof the amount of the Total Revolving Extensions of Credit then outstanding would exceed the lesser of (A) the Total Revolving Commitments then in effect, and (B) the Borrowing Base then in effect. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple of $1,000,000 in excess thereof (or, if the then Total Revolving Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the Total Revolving Commitments then in effect. Any reduction of the Total Revolving Commitments shall be applied to the Revolving Commitments of each Lender according to its respective Revolving Percentage. All fees accrued until the effective date of any termination of the Total Revolving Commitments shall be paid on the effective date of such termination.

(b)                                 Termination or Reduction of Total L/C Commitments. The Borrower shall have the right, upon not less than three (3) Business Days’ written notice delivered to the Administrative Agent, to terminate the Total L/C Commitments available to the Borrower or, from time to time, to reduce the amount of the Total L/C Commitments available to the Borrower; provided that, in any such case, no such termination or reduction of the Total L/C Commitments shall be permitted if, after giving effect thereto, the Total L/C Commitments shall be reduced to an amount that would result in the aggregate L/C Exposure exceeding the Total L/C Commitments (as so reduced). Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple of $1,000,000 in excess thereof (or, if the then Total L/C Commitments are less than $1,000,000, such lesser amount), and shall reduce permanently the Total L/C Commitments then in effect. Any reduction of the Total L/C Commitments shall be applied to the L/C Commitments of each Lender according to its respective L/C Percentage. All fees accrued until the effective date of any termination of the Total L/C Commitments shall be paid on the effective date of such termination.

(c)                                  Revolving Commitment Reduction Fee. The Revolving Commitments may not be reduced or terminated pursuant to Section 2.10(a) unless the Borrower pays to the Administrative Agent (for the ratable benefit of the Revolving Lenders), contemporaneously with the reduction or termination of the Revolving Commitments, a fee equal to, (i) with respect to any such reduction or termination of the Revolving Commitments made during the period commencing on the Closing Date and ending prior to the first anniversary of the Closing Date, 3.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; (ii) with respect to any such reduction or termination of the Revolving Commitment made during the period commencing on the first anniversary of the Closing Date and ending prior to the second anniversary of the Closing Date, 2.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; and (iii) with respect to any such reduction or termination of the Revolving Commitments during the period commencing on the second anniversary of the Closing Date and ending on the date that is thirty (30) days prior to the Revolving Termination Date,

1.00% of the aggregate amount of the Revolving Commitments so reduced or terminated. Any such fee described in this Section 2.10(c) shall be fully earned on the date paid and shall not be refundable for any reason.

2.11                        Optional Loan Prepayments.

The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 10:00 A.M., Pacific time, one (1) Business Day prior thereto, which notice shall specify the date and amount of the proposed prepayment; provided that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, subject to any permitted revocation of such notice, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

2.12                        [Reserved].

2.13                        [Reserved].

2.14                        [Reserved].

2.15                        Interest Rates and Payment Dates.

(a)                                 Each Loan (including any Swingline Loan) shall bear interest at a rate per annum equal to (i) ABR plus (ii) the Applicable Margin.

(b)                                 During the continuance of an Event of Default, at the request of the Required Lenders, all outstanding Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00% (the “Default Rate”); provided that the Default Rate shall apply to all outstanding Loans automatically and without any Required Lender consent therefor upon the occurrence of any Event of Default arising under Section 8.1(a) or (f).

(c)                                  Interest on the outstanding principal amount of each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to Section 2.15(b) shall be payable from time to time on demand.

2.16                        Computation of Interest and Fees.

(a)                                 Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)                                 Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.16(a).

2.17                        [Reserved].

2.18                        Pro Rata Treatment and Payments.

(a)                                 Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any Commitment Fee and any reduction of the Revolving Commitments shall be made pro rata according to the respective L/C Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b)                                 [Reserved.]

(c)                                  Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(d)                                 All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to 10:00 A.M., Pacific time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the applicable Revolving Loan Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Any payment received by the Administrative Agent after 10:00 A.M. Pacific time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e)                                  Unless the Administrative Agent shall have been notified in writing by any Lender prior to the date of any borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent on such date in accordance with Section 2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender and the Borrower severally agree to pay to the Administrative Agent, on demand, such corresponding amount with interest thereon, for each day from and including the date on which such amount is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, a rate equal to the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the rate per annum applicable to Revolving Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f)                                   Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower is making such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders their respective pro rata shares of the corresponding amount or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against any Loan Party.

(g)                                  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5.1 or Section 5.2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(h)                                 The obligations of a Lender hereunder to (i) make Revolving Loans, (ii) to fund its participations in L/C Disbursements in accordance with its respective L/C Percentage, (iii) to fund its respective Swingline Participation Amount of any Swingline Loan, and (iv) to make payments pursuant to Section 9.7, as applicable, are several and not joint. The failure of any Lender to make any such Loan, to fund any such participation or to make any such payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7.

(i)                                     Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(j)                                    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest, fees, Overadvances and Protective Overadvances then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees, Overadvances and Protective Overadvances then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(k)                                 If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it, its participation in the L/C Exposure or other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Revolving Percentage or L/C Percentage, as applicable, of such payment on account of the Loans or participations obtained by all of the Lenders, such Lender shall forthwith advise the Administrative Agent of the receipt of such payment, and within five (5) Business Days of such receipt purchase (for cash at face value) from the other Revolving Lenders or L/C Lenders, as applicable (through the Administrative Agent), without recourse, such participations in the Revolving Loans made by them and/or participations in the L/C Exposure held by them, as applicable, or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective Revolving Percentages or L/C Percentages, as applicable; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.18(k) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section 2.18(k) shall be required to implement the terms of this Section 2.18(k). The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.18(k) and shall in each case notify the Revolving Lenders or the L/C Lenders, as applicable, following any such purchase. The provisions of this Section 2.18(k) shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 3.10, or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in any L/C Exposure to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply). The Borrower consents on behalf of itself and each other Loan Party to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

(l)                                     Notwithstanding anything to the contrary in this Agreement, the Administrative Agent may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 5.2 would not be satisfied, make a Revolving Loan in an amount equal to the portion of the Obligations constituting overdue interest and fees, Swingline Loans and L/C Disbursements that have not yet been reimbursed or converted into Revolving Loans from time to time due and payable to itself, any Revolving Lender, the Swingline Lender or the Issuing Lender, and apply the proceeds of any such Revolving Loan to those Obligations; provided that after giving effect to any such Revolving Loan, the aggregate outstanding Revolving Loans will not exceed the Total Revolving Commitments then in effect.

2.19                        Illegality; Requirements of Law.

(a)                                 [Reserved].

(b)                                 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by a Governmental Authority or in a judicial or administrative proceeding, or the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)                                     shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C)

Connection Income Taxes) on its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)                                  shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by, any Lender; or

(iii)                               shall impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of maintaining its obligation to make Loans, or to increase the cost to such Lender or such other Recipient of issuing or participating in Letters of Credit, or to reduce any amount receivable or received by such Lender or other Recipient hereunder in respect thereof (whether in respect of principal, interest or any other amount), then, in any such case, upon the request of such Lender or other Recipient, the Borrower shall promptly pay such Lender or other Recipient, as the case may be, any additional amounts necessary to compensate such Lender or other Recipient, as the case may be, for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the events by reason of which it has become so entitled.

(c)                                  If any Lender determines that any change in any Requirement of Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such change in such Requirement of Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or Issuing Lender’s holding company for any such reduction suffered.

(d)                                 For purposes of this Agreement, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives in connection therewith are deemed to have gone into effect and been adopted after the date of this Agreement, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in any Requirement of Law, regardless of the date enacted, adopted or issued.

(e)                                  A certificate as to any additional amounts payable pursuant to paragraphs (b), (c), or (d) of this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation. Notwithstanding anything to the contrary in this Section 2.19, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.19 for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower arising pursuant to this Section 2.19 shall survive the Discharge of Obligations and the resignation of the Administrative Agent.

2.20                        Taxes.

For purposes of this Section 2.20, the term “Lender” includes the Issuing Lender and Swingline Lender, and the term “applicable law” includes FATCA.

(a)                                 Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law and the Borrower shall, and shall cause each other Loan Party, to comply with the requirements set forth in this Section 2.20. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes. Each Loan Party shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes applicable to such Loan Party.

(c)                                  Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.20, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt, if any, issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                                 Indemnification by Loan Parties. For the avoidance of doubt without duplication of the Loan Parties’ obligations set forth in Section 2.20(a) above, the Borrower shall, and shall cause each other Loan Party to, jointly and severally indemnify each Recipient, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including any recording and filing fees with respect thereto or resulting therefrom and any liabilities with respect to, or resulting from, any delay in paying such Indemnified Taxes), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. If the Borrower reasonably believes that any such Indemnified Taxes were not correctly or legally asserted, then at the Borrower’s request the Administrative Agent and each affected Recipient will use reasonable efforts to cooperate with the Borrower in pursuing a refund of such Indemnified Taxes so long as such efforts would not, in the sole determination exercised in good faith of the Administrative Agent or the affected Recipient, result in any additional costs, expenses or risks or be otherwise disadvantageous to it. A certificate, with reasonable supporting detail, setting forth the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error. If any Loan Party fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the receipts or other documentary evidence required to be provided by the Loan Party under this Section 2.20, such Loan Party shall indemnify the Administrative Agent and any applicable Recipient for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Recipient as a result of any such failure.

(e)                                  Indemnification by Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Status of Recipients.

(i)                                     Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower (or other Loan Party) and the Administrative Agent, at the time or times reasonably requested by the Borrower (or other Loan Party) or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower (or other Loan Party) or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower (or other Loan Party) or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower (or other Loan Party) or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements and to enable the Borrower (or other Loan Party) and Administrative Agent to comply with such requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.20(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if the Recipient is not legally entitled to complete, execute or deliver such documentation or, in the Recipient’s reasonable judgment, such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 properly completed and executed originals of IRS Form W-8ECI (or successor form);

(3)                                 in the case of a Foreign Recipient claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

(4)                                 to the extent a Foreign Recipient is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY (or successor form), accompanied by properly completed and executed originals of IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Recipient is a partnership and one or more direct or indirect partners of such Foreign Recipient are claiming the portfolio interest exemption, such Foreign Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Recipient shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section

1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                                  Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of, or credit with respect to, any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments, including for additional amounts, made under this Section 2.20 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the Discharge of Obligations.

2.21                        [Reserved].

2.22                        Change of Lending Office. Each Recipient agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19(b) or Section 2.19(c) with respect to such Recipient, or that would require the Borrower to pay any Indemnified Taxes or additional amounts to any Recipient or Governmental Authority for the account of such Recipient pursuant to Section 2.20, it will, if requested by the Borrower, use reasonable efforts to file any certificate or document or to designate a different lending office for funding or booking its Loans affected by such event or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, in each case, with the object of eliminating or reducing the amounts payable pursuant to Section 2.19(b) or (c) or Indemnified Taxes or additional amounts payable to any Recipient or Governmental Authority for the account of such Recipient pursuant to Section 2.20, as the case may be, in the future; provided that such filing or designation is made on terms that, in the judgment of such Lender, would not subject such Lender to any unreimbursed cost or expenses and would not otherwise cause such Lender to suffer economic, legal, regulatory or other disadvantage; provided further that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.19(b), Section 2.19(c), Section 2.20(a) or Section 2.20(d). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment made at the request of the Borrower.

2.23                        Substitution of Lenders. Upon the receipt by the Borrower of any of the following (or in the case of clause (a) below, if the Borrower is required to pay any such amount), with respect to any Lender (any such Lender described in clauses (a) through (c) below being referred to as an “Affected Lender” hereunder):

(a)                                 a request from a Lender for compensation pursuant to Section 2.19, or if the Borrower is required to pay any Indemnified Taxes or additional amounts under Section 2.20 (and, in any such case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.22);

(b)                                 a notice from the Administrative Agent under Section 10.1(b) that one or more Minority Lenders are unwilling to agree to an amendment or other modification approved by the Required Lenders and the Administrative Agent; or

(c)                                  a notice from the Administrative Agent that any Lender is a Defaulting Lender or a Non-Consenting Lender;

then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Affected Lender: (i) request that one or more of the other Lenders acquire and assume all or part of such Affected Lender’s Loans and Revolving Commitments and all other Obligations owing to such Affected Lender; or (ii) designate a replacement Eligible Assignee to acquire and assume all or a ratable part of such Affected Lender’s Loans and Revolving Commitments and all other Obligations owing to such Affected Lender (the replacing Lender or lender in (i) or (ii) being a “Replacement Lender”). The Affected Lender replaced pursuant to this Section 2.23 shall be required to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and the related Loan Documents to one or more Replacement Lenders that so agree to acquire and assume all or a ratable part of such Affected Lender’s Loans and Revolving Commitments and all other Obligations owing to such Affected Lender upon payment to such Affected Lender of an amount (in the aggregate for all Replacement Lenders) equal to 100% of the outstanding principal of the Affected Lender’s Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from such Replacement Lenders (to the extent of such outstanding principal and accrued interest and fees) or the Borrower. Any such designation of a Replacement Lender shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 10.6 (with the assignment fee to be paid by the Borrower in such instance); provided that if such Affected Lender does not comply with Section 10.6 within ten (10) Business Days after the Borrower’s request, compliance with Section 10.6 shall not be required to effect such assignment, and, if such Replacement Lender is not already a Lender hereunder or an Affiliate of a Lender or an Approved Fund, shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, with respect to any assignment pursuant to this Section 2.23, (a) in the case of any such assignment resulting from a claim for compensation under Section 2.19 or payments required to be made pursuant to Section 2.20, such assignment shall result in a reduction in such compensation or payments thereafter; (b) such assignment shall not conflict with applicable law and (c) in the case of any assignment resulting from a Lender being a Minority Lender referred to in clause (b) of this Section 2.23, the applicable assignee shall have consented to the applicable amendment, waiver or consent. Notwithstanding the foregoing, an Affected Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Affected Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

2.24                        Defaulting Lenders.

(a)                                 Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1 and in the definition of Required Lenders.

(ii)                                  Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender or to the Swingline Lender hereunder; third, to be held as Cash Collateral for the funding obligations of such Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (y) be held as Cash Collateral for the future funding obligations of such Defaulting Lender of any participation in any future Swingline Loan or Letter of Credit; sixth, to the payment of any amounts owing to any L/C Lender, the Issuing Lender or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any L/C Lender, the Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Advances were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Advances owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Advances and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments under the applicable Facility without giving effect to Section 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.

(A)                               No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.9(b) or Section 3.3(a) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(B)                               Each Defaulting Lender shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.3(d).

(C)                               With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Letter of Credit Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lender, the amount of any such Letter of Credit Fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee or Letter of Credit Fee, as applicable.

(iv)                              Reallocation of Pro Rata Share to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 3.4 or in Swingline Loans pursuant to Section 2.7(c), the L/C Percentage of each non-Defaulting Lender of any such Letter of Credit and the Revolving Percentage of each non-Defaulting Lender of any such Swingline Loan, as the case may be, shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that, (A) each such reallocation shall be given effect only if at the date of such reallocation, no Event of Default has occurred and is continuing; (B) the aggregate obligations of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of that Lender plus the aggregate amount of that Lender’s L/C Percentage of then outstanding Letters of Credit, plus that Lender’s Revolving Percentage of Swingline Loans and (C) the conditions set forth in Section 5.2 (other than delivery of a Notice of Borrowing) are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time). No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure, and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures set forth in Section 3.10.

(b)                                 Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their respective Revolving Percentages, and L/C Percentages, as applicable (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

(c)                                  New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure in respect of Letters of Credit after giving effect thereto.

(d)                                 Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Revolving Commitment of any Revolving Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.24(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) at the date of such termination, no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender.

2.25                        Incremental Revolving Commitment.

At any time during the Revolving Commitment Period, provided no Default or Event of Default has occurred and is continuing and subject to the conditions set forth in clause (e) below, upon notice to the Administrative Agent, the Borrower may, from time to time, request one increase to the Revolving Commitment (the “Incremental Revolving Commitment”), in an aggregate amount not to exceed $10,000,000. The Incremental Revolving Commitment shall be in the amount of at least $500,000 and integral multiples of $500,000 in excess thereof.

(c)                                  Lender Election to Increase; Prospective Lenders. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period (such period, the “Election Period”) within which each Lender is requested to respond (which Election Period shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders), and the Administrative Agent shall promptly thereafter notify each Lender of the Borrower’s request for such Incremental Revolving Commitment and the Election Period during which each Lender is requested to respond to such Borrower request; provided that if such notice indicates that it is conditioned upon the occurrence of a specified event, such notice may be revoked if such event does not occur prior to the requested funding date. No Revolving Lender shall be obligated to participate in any Incremental Revolving Commitment, and each such Lender’s determination to participate shall be in such Lender’s sole and absolute discretion. Any Lender not responding by the end of such Election Period shall be deemed to have declined to increase its respective Revolving Commitment. To the extent sufficient Revolving Lenders (or their Affiliates), as applicable, do not agree to provide an Incremental Revolving Commitment on terms acceptable to the Borrower, the Borrower may invite any prospective lender that satisfies the criteria of being an “Eligible Assignee” and is reasonably satisfactory to the

Administrative Agent to become a Lender pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent in connection with the proposed Incremental Revolving Commitment (provided that the joinder of any such “Lender” for the purpose of providing all or any portion of any such Incremental Revolving Commitment shall not require the consent of any other Lender (including any other “Lender” that is joining this Agreement to provide all or part of such Incremental Revolving Commitment).

(d)                                 Effective Date and Allocations. If the Total Revolving Commitments are increased in accordance with this Section 2.25, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Incremental Revolving Commitment. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such Incremental Revolving Commitment and the Increase Effective Date.

(e)                                  Each of the following shall be the only conditions precedent to the making of an Incremental Revolving Commitment:

(i)                                     The Administrative Agent shall have consented in writing to such Incremental Revolving Commitment;

(ii)                                  The Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of each such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Revolving Commitment unless such Incremental Revolving Commitment shall have been expressly authorized by resolutions previously adopted and certified to the Administrative Agent.

(iii)                               Each of the conditions precedent set forth in Section 5.2 shall be satisfied.

(iv)                              The Borrower shall be in compliance with the then applicable financial covenants set forth in Section 7.1 hereof both as of the end of the most recently ended fiscal quarter prior to the making of the Incremental Revolving Commitment and immediately after giving effect to the making of the Incremental Revolving Commitment on a pro forma basis (treating any Incremental Revolving Commitment as fully funded);

(v)                                 The Borrower shall have delivered to the Administrative Agent a Compliance Certificate certifying as to compliance with the requirements of clauses (ii) and (iii) above, together with all reasonably detailed calculations evidencing compliance with clause (iii) above.

(vi)                              The Borrower shall (x) deliver to any Lender providing an increase in the Revolving Commitments hereunder (or any new Lender providing such Revolving Commitment hereunder) any Notes requested by such Lender in connection with the making of such increased or new Revolving Commitment, and (y) have executed any amendments to this Agreement and the other Loan Documents as may be required by the Administrative Agent to effectuate the provisions of this Section 2.25, including, if applicable, any amendment that may be necessary to ensure and demonstrate that the Liens and security interests granted by the Loan Documents are perfected under the UCC or other applicable law to secure the Obligations in respect of the Incremental Revolving Commitment.

(vii)                           The Borrower shall have paid to the Administrative Agent any fees required to be paid pursuant to the terms of the Fee Letter, and shall have paid to any Lender any fees required to be paid to such Lender in connection with the increased Revolving Commitment (or in the case of a new Lender, such new Revolving Commitment) hereunder.

(viii)                        With respect to any increase in the Revolving Commitment, the Borrower shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.11) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Percentages resulting from any non-ratable increase in the Revolving Commitments undertaken pursuant to this Section 2.25.

(d)                                 Distribution of Revised Commitments Schedule. The Administrative Agent shall promptly distribute to the parties an amended Schedule 1.1A (which shall be deemed incorporated into this Agreement), to reflect any such changes in the Revolving Commitments of the existing Lenders, or the addition of any new Lenders and their respective Revolving Commitment amounts, and the respective Revolving Percentages resulting therefrom.

(f)                                   Conflicting Provisions. This Section shall supersede any provisions in Section 2.18 or 10.1 to the contrary.

(g)                                  L/C Commitment and Total L/C Commitment. Any increase to the Total Revolving Commitments under this Section 2.27 shall not have the effect of increasing the Total L/C Commitments.

(h)                                 Terms; Effect of Increase. Any additional Revolving Loans made available pursuant to any such Incremental Revolving Commitment shall be treated on the same terms (including with respect to pricing and maturity date) as, and made pursuant to the same documentation as is applicable to, the original Revolving Facility. Upon the increase in the Total Revolving Commitments under this Section 2.25, all references in this Agreement and in any other Loan Document to the Revolving Commitment of any Lender shall be deemed to include any increase in such Lender’s Revolving Commitment pursuant to this Section 2.25. The Revolving Loans, Revolving Commitments, and Total Revolving Commitments that are subject to an increase under this Section 2.25 shall be entitled to all of the benefits afforded by this Agreement and the other Loan Documents and shall benefit equally and ratably from any guarantees and Liens provided under the Loan Documents in favor of the Secured Parties.

2.26                        Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

SECTION 3

LETTERS OF CREDIT

3.1                               L/C Commitment.

(a)                                 Subject to the terms and conditions hereof, the Issuing Lender agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Letter of Credit Availability Period in such form as may reasonably be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, either (x) the L/C Exposure would exceed the Total L/C Commitments or (y) the Available Revolving Commitments would be less than zero. Each Letter of

Credit shall (i) be denominated in Dollars or, in the sole discretion of the Issuing Lender with respect to any particular Letter of Credit, a Foreign Currency, and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the Letter of Credit Maturity Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). For the avoidance of doubt, no commercial letters of credit shall be issued by the Issuing Lender to any Person under this Agreement. For purposes of this Agreement, the stated amount of any Letter of Credit issued in a Foreign Currency shall be converted into Dollars from time to time by the Issuing Lender and upon any drawing under such Letter of Credit.

(b)                                 The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if:

(i)                                     such issuance would conflict with, or cause the Issuing Lender or any L/C Lender to exceed any limits imposed by, any applicable Requirement of Law;

(ii)                                  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, amending or reinstating such Letter of Credit, or any law, rule or regulation applicable to the Issuing Lender or any request, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, amendment, renewal or reinstatement of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

(iii)                               the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Borrower, at least one (1) Business Day prior to the requested date of issuance, amendment, renewal or reinstatement of such Letter of Credit, that one or more of the applicable conditions contained in Section 5.2 shall not then be satisfied (which notice shall contain a description of any such condition asserted not to be satisfied);

(iv)                              any requested Letter of Credit is not in form and substance acceptable to the Issuing Lender, or the issuance, amendment or renewal of a Letter of Credit shall violate any applicable laws or regulations or any applicable policies of the Issuing Lender;

(v)                                 such Letter of Credit contains any provisions providing for automatic reinstatement of the stated amount after any drawing thereunder;

(vi)                              except (A) as otherwise agreed by the Administrative Agent and the Issuing Lender and (B) with respect to any Existing Letter of Credit, such Letter of Credit is in an initial face amount of less than $50,000; or

(vii)                           any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral pursuant to Section 3.10, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.24(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Exposure as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

3.2                               Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit for the account of the Borrower by delivering to the Issuing Lender at its address for notices specified herein a signed and completed Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

3.3                               Fees and Other Charges.

(a)                                 The Borrower agrees to pay, with respect to each Existing Letter of Credit and each outstanding Letter of Credit issued for the account of (or at the request of) the Borrower, (i) a fronting fee of 0.125% per annum on the daily amount available to be drawn under each such Letter of Credit to the Issuing Lender for its own account (a “Letter of Credit Fronting Fee”), (ii) a letter of credit fee at the rate per annum of 2.5% (which fee shall, during the continuance of an Event of Default, upon the request of the Required Lenders, be increased by 5.00% per annum; provided that such increase shall apply automatically and without any required consent therefor upon the occurrence of any Event of Default arising under Section 8.1(a) or (f)) multiplied by the daily amount available to be drawn under each such Letter of Credit to the Administrative Agent for the ratable account of the L/C Lenders (determined in accordance with their respective L/C Percentages) (a “Letter of Credit Fee”), (iii) the Issuing Lender’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued for the account of (or at the request of) the Borrower or processing of drawings thereunder (the fees in this clause (iii), collectively, the “Issuing Lender Fees”) and (iv) interest on the drawn amount of any Letter of Credit that has not been reimbursed in full or converted to a Revolving Loan pursuant to Section 3.5(b) at a per annum rate of the Prime Rate plus the Applicable Margin. The Issuing Lender Fees shall be paid when required by the Issuing Lender, and the Letter of Credit Fronting Fee and the Letter of Credit Fee shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the Letter of Credit Maturity Date. All Letter of Credit Fronting Fees and Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b)                                 In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(c)                                  The Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to any requested Letter of Credit issuance, amendment or renewal, including any L/C-Related Documents, as the Issuing Lender or the

Administrative Agent may require. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(d)                                 Any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 3.10 shall be payable, to the maximum extent permitted by applicable law, to the other L/C Lenders in accordance with the upward adjustments in their respective L/C Percentages allocable to such Letter of Credit pursuant to Section 2.24(a)(iv), with the balance of such Letter of Credit Fees, if any, payable to the Issuing Lender for its own account.

(e)                                  All fees payable pursuant to this Section 3.3 shall be fully-earned on the date paid and shall not be refundable for any reason.

3.4                               L/C Participations; Existing Letters of Credit.

(a)                                 L/C Participations. The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Lender, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Lender’s own account and risk an undivided interest equal to such L/C Lender’s L/C Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Lender agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower pursuant to Section 3.5(a), such L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Lender’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5.2, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b)                                 Existing Letters of Credit. On and after the Closing Date, each Existing Letter of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to Sections 3.3(a) and (b), reimbursement of costs and expenses to the extent provided herein and for purposes of being secured by the Collateral, a Letter of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement (which shall control in the event of a conflict).

3.5                               Reimbursement.

(a)                                 If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof and the Borrower shall pay or cause to be paid to the Issuing Lender an amount equal to the entire amount of such L/C Disbursement not later than (i) the immediately following Business Day if the Issuing Lender issues such notice before 10:00 a.m. Pacific time on the date of such L/C Disbursement, or (ii) on the second following Business Day if the Issuing Lender issues such notice at or after 10:00 a.m. Pacific time on the date of such L/C Disbursement. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.5 or Section 2.7(a) that such payment be financed with a Revolving Loan or a Swingline Loan, as applicable, in an equivalent amount and, to the extent so financed, the Borrower’s obligations to make such payment shall be discharged and replaced by the resulting Revolving Loan or Swingline Loan.

(b)                                 If the Issuing Lender shall not have received from the Borrower the payment that it is required to make pursuant to Section 3.5(a) with respect to a Letter of Credit within the time specified in such Section, the Issuing Lender will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each L/C Lender of such L/C Disbursement and its L/C Percentage thereof, and each L/C Lender shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Lender’s L/C Percentage of such L/C Disbursement (and the Administrative Agent may apply Cash Collateral provided for this purpose) and upon such payment pursuant to this paragraph to reimburse the Issuing Lender for any L/C Disbursement, the Borrower shall be required to reimburse the L/C Lenders for such payments (including interest accrued thereon from the date of such payment until the date of such reimbursement at the rate applicable to Revolving Loans plus 2% per annum) on demand; provided that if at the time of and after giving effect to such payment by the L/C Lenders, the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied, the Borrower may, by written notice to the Administrative Agent certifying that such conditions are satisfied and that all interest owing under this paragraph has been paid, request that such payments by the L/C Lenders be converted into Revolving Loans (a “Revolving Loan Conversion”), in which case, if such conditions are in fact satisfied, the L/C Lenders shall be deemed to have extended, and the Borrower shall be deemed to have accepted, a Revolving Loan in the aggregate principal amount of such payment without further action on the part of any party, and the Total L/C Commitments shall be permanently reduced by such amount; any amount so paid pursuant to this paragraph shall, on and after the payment date thereof, be deemed to be Revolving Loans for all purposes hereunder; provided that the Issuing Lender, at its option, may effectuate a Revolving Loan Conversion regardless of whether the conditions to borrowings and Revolving Loan Conversions set forth in Section 5.2 are satisfied.

3.6                               Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s obligations hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

In addition to amounts payable as elsewhere provided in the Agreement, the Borrower hereby agrees to pay and to protect, indemnify, and save Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit, or (B) the failure of Issuing Lender or of any L/C Lender to honor a demand for payment under any Letter of Credit thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Issuing Lender or such L/C Lender (as finally determined by a court of competent jurisdiction).

3.7                               Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

3.8                               Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9                               Interim Interest. If the Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, then, unless either the Borrower shall have reimbursed such L/C Disbursement in full within the time period specified in Section 3.5(a) or the L/C Lenders shall have reimbursed such L/C Disbursement in full on such date as provided in Section 3.5(b), in each case the unpaid amount thereof shall bear interest for the account of the Issuing Lender, for each day from and including the date of such L/C Disbursement to but excluding the date of payment by the Borrower, at the rate per annum that would apply to such amount if such amount were a Revolving Loan; provided that the provisions of Section 2.15(c) shall be applicable to any such amounts not paid when due.

3.10                        Cash Collateral.

(a)                                 Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Advance by all the L/C Lenders that is not reimbursed by the Borrower or converted into a Revolving Loan or Swingline Loan pursuant to Section 3.5, or (ii) if, as of the Letter of Credit Maturity Date, any L/C Exposure for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then effective L/C Exposure in an amount equal to 105% (115% in the case of any L/C Exposure in respect of any Letter of Credit denominated in a Foreign Currency) of such L/C Exposure.

At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent), the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 105% (115% of the Fronting Exposure in the case of any Letter of Credit denominated in a Foreign Currency) of the Fronting Exposure relating to the Letters of Credit (after giving effect to Section 2.24(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(b)                                 Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent. The Borrower, and to the extent provided by any Lender or Defaulting Lender, such Lender or Defaulting Lender, hereby grants to (and subjects to the control of) the

Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the L/C Lenders, and agrees to maintain, a first priority security interest and Lien in all such Cash Collateral and in all proceeds thereof, as security for the Obligations to which such Cash Collateral may be applied pursuant to Section 3.10(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or any Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than 105% (115% of the L/C Exposure in the case of any Letter of Credit denominated in a Foreign Currency) of the applicable L/C Exposure, Fronting Exposure and other Obligations secured thereby, the Borrower or the relevant Lender or Defaulting Lender, as applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by such Defaulting Lender).

(c)                                  Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.10, Section 2.24 or otherwise in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Exposure, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)                                 Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure in respect of Letters of Credit or other Obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 3.10 following (i) the elimination of the applicable Fronting Exposure and other Obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender), or (ii) the Administrative Agent’s and Issuing Lender’s determination that there exists excess Cash Collateral; provided, however, (A) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of an Event of Default, and (B) that, subject to Section 2.24, the Person providing such Cash Collateral and the Issuing Lender may agree that such Cash Collateral shall not be released but instead shall be held to support future anticipated Fronting Exposure or other obligations, and provided further, that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to any security interest and Lien granted pursuant to the Loan Documents.

3.11                        [Reserved].

3.12                        Resignation of the Issuing Lender. The Issuing Lender may resign at any time by giving at least 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. Upon the acceptance of any appointment as the Issuing Lender hereunder by a Lender that shall agree to serve as successor Issuing Lender, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Lender and the retiring Issuing Lender shall be discharged from its obligations to issue additional Letters of Credit hereunder without affecting its rights and obligations with respect to Letters of Credit previously issued by it. At the time such resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 3.3. The acceptance of any appointment as the Issuing Lender hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Lender under this Agreement and the other Loan Documents (other than with respect to the rights of the retiring Issuing Lender with respect to Letters of Credit issued by such retiring Issuing Lender) and (ii) references herein and in the other Loan Documents to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the resignation of the Issuing Lender hereunder, the retiring Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit.

3.13                        Applicability of ISP or UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued (including pursuant to any such agreement applicable to any Existing Letter of Credit) and subject to applicable laws, the Letters of Credit shall be governed by and subject to the rules of the ISP or UCP.

SECTION 4

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement, to make the initial Loans on the Closing Date and to make Loans and to issue the Letters of Credit thereafter, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, as to itself, each of its Subsidiaries and each other Loan Party, as applicable, that:

4.1                               Financial Condition.

(a)                                 The Pro Forma Financial Statements have been prepared giving effect (as if such events had occurred on such date in the case of the balance sheets and the beginning of the period presented in the case of the statements of income and cash flows) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof, and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Financial Statements have been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as of December 31, 2016 assuming that the events specified in the preceding sentence had actually occurred at such date in the case of the balance sheets and at the beginning of the period presented in the case of the statements of income and cash flows.

(b)                                 The audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2013, December 31, 2014 and December 31, 2015, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 2016 and the related unaudited consolidated statements of income and cash flows for such period, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal months, fiscal quarters or fiscal year, as applicable, then ended (subject to normal year-end audit adjustments and the addition of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the auditing accounting firm and disclosed therein and with the exception that the unaudited financial statements may not contain all footnotes required by GAAP). No Loan Party, nor the Group Members taken as whole, has, as of the Closing Date, any material Guarantee Obligations, material contingent liabilities and liabilities for past due taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2015 to and including the date hereof, except as set forth on Schedule 4.1, there has been no

Disposition by any Group Member of any material part of the business or property of a Loan Party or of the Group Members taken as a whole.

4.2                               No Change. Since December 31, 2015, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

4.3                               Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law except in such instances in which (i) such Requirement of Law is being contested in good faith by appropriate proceedings diligently conducted and the prosecution of such contest would not reasonably be expected to result in a Material Adverse Effect, and (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

4.4                               Power, Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) Governmental Approvals, consents, authorizations, filings and notices which have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) Governmental Approvals described in Schedule 4.4. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5                               No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law (except as set forth in Schedule 4.5) or any material Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any material Requirement of Law or any such material Contractual Obligation (other than the Liens created by the Security Documents). No Group Member has violated any Requirement of Law or violated or failed to comply with any Contractual Obligation applicable to the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

4.6                               Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

4.7                               No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing, nor shall either result from the making of a requested credit extension.

4.8                               Ownership of Property; Liens; Investments. Each Group Member has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Lien except as permitted by Section 7.3. No Loan Party owns any Investment except as permitted by Section 7.8. The Collateral Information Certificate sets forth a complete and accurate list of all real property owned and leased by each Loan Party as of the Closing Date.

4.9                               Intellectual Property. Each Group Member owns, or is licensed or has the right to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any Group Member’s Intellectual Property, nor does the Borrower know of any valid basis for any such claim, unless such claim, if adversely determined, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, the use of Intellectual Property by each Group Member, and the conduct of each Group Member’s business, as currently conducted, does not infringe on or otherwise violate the rights of any Person, unless such infringement would not reasonably be expected to have a Material Adverse Effect, and there are no claims pending or, to the knowledge of the Borrower, threatened to such effect, unless such claim would not reasonably be expected to have a Material Adverse Effect. No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property or Intellectual Property license in any respect that would reasonably be expected to have a Material Adverse Effect. No action or proceeding is pending, or, to the knowledge of such Grantor, threatened (a) seeking to limit, cancel or question the validity of any material Intellectual Property owned by a Grantor or such Grantor’s ownership interest therein, and (b) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

4.10                        Taxes. Each Group Member has, after giving effect to any extensions granted or grace periods in effect, filed or caused to be filed all federal and state income and all other material tax returns that are required under applicable law to be filed by it and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member. No tax Lien has been filed (other than Liens permitted by Section 7.3(a)) upon any property or assets of any Group Member.

4.11                        Federal Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of “buying’ or “carrying” “margin stock” (within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect) or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for buying or carrying any such margin stock or for extending credit to others for the purpose of purchasing or carrying margin stock in violation of Regulations T, U or X of the Board. If any margin stock directly or indirectly constitutes Collateral securing the Obligations, if requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12                        Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13                        ERISA.

(a)                                 Schedule 4.13 is a complete and accurate list of all Plans maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes as of the Closing Date;

(b)                                 the Borrower and its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA with respect to each Plan, and have performed all their obligations under each Plan;

(c)                                  no ERISA Event has occurred or is reasonably expected to occur;

(d)                                 the Borrower and each of its ERISA Affiliates have met all applicable requirements under the ERISA Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the ERISA Funding Rules has been applied for or obtained;

(e)                                  as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and neither the Borrower nor any of its ERISA Affiliates knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage to fall below 60% as of the most recent valuation date;

(f)                                   except to the extent required under Section 4980B of the Code, or as described on Schedule 4.13, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its ERISA Affiliates;

(g)                                  as of the most recent valuation date for any Pension Plan, the amount of outstanding benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $500,000;

(h)                                 the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code;

(i)                                     all liabilities under each Plan are (i) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing the Plans, (ii) insured with a reputable insurance company, (iii) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto or (iv) estimated in the formal notes to the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto;

(j)                                    there are no circumstances which may give rise to a liability in relation to any Plan which is not funded, insured, provided for, recognized or estimated in the manner described in clause (g); and

(k)                                 (i) the Borrower is not and will not be a “plan” within the meaning of Section 4975(e) of the Code; (ii) the assets of the Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (iii) the Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (iv) transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower regulating investments of fiduciaries with respect to governmental plans.

4.14                        Investment Company Act; Other Regulations. No Loan Party is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Except as set forth on Schedule 4.5, no Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.15                        Subsidiaries; Capitalization. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of organization of the Borrower and each Subsidiary of the Borrower and, as to each such Subsidiary, the direct owner or owners thereof and the percentage of each class of Equity Interests owned by such owner or owners, and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of the Borrower or any Subsidiary, except as may be created by the Loan Documents and except as are disclosed on Schedule 4.15.

4.16                        Use of Proceeds. The proceeds of the Revolving Loans shall be used to refinance the obligations of the Borrower outstanding under the Existing Credit Facility, for working capital and for general corporate purposes; provided that no proceeds of the Revolving Loans may be used to finance the acquisition of the Target or any other Investment unless and until the Acquisition Milestones have been satisfied (in which case up to $12,000,000 in proceeds of the Revolving Loans may be used to finance the acquisition of the Target). All or a portion of the proceeds of the Swingline Loans and the Letters of Credit shall be used for working capital and general corporate purposes.

4.17                        Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)                                 Except as disclosed on Schedule 4.17, the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or have constituted a violation of, or would reasonably be expected to give rise to liability under, any Environmental Law;

(b)                                 no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c)                                  no Group Member has transported or disposed of Materials of Environmental Concern from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Law, nor has any Group Member generated, treated, stored or disposed of Materials of Environmental Concern at, on or under any of the Properties in violation of, or in a manner that would reasonably be expected to give rise to liability under, any applicable Environmental Law;

(d)                                 no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e)                                  there has been no release of Materials of Environmental Concern at or from the Properties arising from or related to the operations of any Group Member or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f)                                   all operations of the Group Members at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and except as disclosed on Schedule 4.17, to the knowledge of the Borrower, there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g)                                  no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18                        Accuracy of Information, Etc. No statement or information prepared by or on behalf of any Loan Party contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Group Member that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates or statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19                        Security Documents.

(a)                                 The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof. In the case of the Pledged Stock, if any, described in the Guarantee and Collateral Agreement that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Pledged Stock together with applicable endorsements are delivered to the Administrative Agent, and in the case of the other Collateral constituting personal property described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3), to the extent that a security interest in such Collateral can be perfected by delivery of such certificates and the filing of such financing statements and other filings in such offices. As of the Closing Date, no Loan Party that is a limited liability company or partnership has any Equity Interest that is a Certificated Security.

(b)                                 Any Mortgages delivered after the Closing Date pursuant to Section 6.12 will be, upon execution, effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Liens permitted pursuant to Section 7.3).

4.20                        Solvency; Fraudulent Transfer. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness, Obligations and other obligations being incurred in connection herewith, will be, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.21                        Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has not been made available under the National Flood Insurance Act of 1968.

4.22                        [Reserved]

4.23                        [Reserved].

4.24                        Insurance. All insurance maintained by the Loan Parties is in full force and effect, all premiums have been duly paid, no Loan Party has received notice of violation or cancellation thereof, and there exists no default under any requirement of such insurance. Each Loan Party maintains, with financially sound and reputable insurance companies, pursuant to section 5.2(b)(iii) of the Guarantee and Collateral Agreement, insurance on all its property, for full replacement cost with all-risk property form.

4.25                        No Casualty. No Loan Party has received any notice of, nor does any Loan Party have any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property.

4.26                        Accounts Receivable.

(a)                                 To the extent any Account is designated in any Transaction Report as an Eligible Account, such Account constitutes an Eligible Account as of the date of such Transaction Report.

(b)                                 For any Eligible Account in any Transaction Report, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct in all material respects and all such invoices, instruments and other documents, and all of the Borrower’s books and records are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account comply in all material respects with all applicable laws and governmental rules and regulations. The Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report. To the best of the Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms. The Borrower is the owner of and has the legal right to sell, transfer, assign and encumber each Eligible Account, and there are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount.

4.27                        Capitalization. Schedule 4.27 sets forth the capitalization of the Borrower as of January 31, 2017.

4.28                        Patriot Act; Anti-Corruption. Each Loan Party is, and the Group Members, including any director, officer, agent, employee, affiliate or other person acting on behalf of the Loan Party or Group Member, taken as a whole are, (where applicable) in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Patriot Act or the U.K. Bribery Act 2012 or the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-bribery/corruption law. Each Group Member is in compliance with the FCPA and other applicable anti-corruption laws in all material respects and will maintain in effect policies and procedures designed to promote compliance by the Group Members and their respective directors, officers, employees and agents with the FCPA and any other anti-corruption laws.

4.29                        OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower or any such Subsidiary, any director, officer, employee, agent, affiliate or representative thereof, is an individual or an entity that is, or is owned or controlled by an individual or entity that is (a) currently the subject of any Sanctions, or (b) located, organized or resident in a Designated Jurisdiction.

SECTION 5

CONDITIONS PRECEDENT

5.1                               Conditions to Initial Extension of Credit. The effectiveness of this Agreement and the obligation of each Lender to make its initial extension of credit hereunder shall be subject to the satisfaction, prior to or concurrently with the making of each such extension of credit on the Closing Date, of the following conditions precedent:

(a)                                 Loan Documents. The Administrative Agent shall have received each of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

(i)                                     this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Lender listed on Schedule 1.1A;

(ii)                                  the Collateral Information Certificate, executed by a Responsible Officer of the Borrower, on behalf of itself and the other Loan Parties;

(iii)                               if required by any Revolving Lender, a Revolving Loan Note executed by the Borrower in favor of such Revolving Lender;

(iv)                              if required by the Swingline Lender, the Swingline Loan Note executed by the Borrower in favor of such Swingline Lender;

(v)                                 the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each other Grantor named therein;

(vi)                              each Intellectual Property Security Agreement, executed by the applicable Grantor related thereto;

(vii)                           each other Security Document, executed and delivered by the applicable Loan Party party thereto;

(viii)                        a completed Compliance Certificate as of the last day of the fiscal month of the Borrower ended on December 31, 2016; and

(ix)                              a completed Transaction Report dated as of the Closing Date.

(b)                                 The Administrative Agent shall have received the financial statements referred to in Section 4.1.

(c)                                  Approvals. Except for the Governmental Approvals described in Schedule 4.4, all Governmental Approvals and consents and approvals of, or notices to, any other Person (including the holders of any Equity Interest issued by any Loan Party) required in connection with the execution and performance of the Loan Documents and the consummation of the other transactions contemplated hereby, shall have been obtained and be in full force and effect.

(d)                                 Secretary’s or Managing Member’s Certificates; Certified Operating Documents; Good Standing Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date and executed by the Secretary, Managing Member or equivalent officer or other Responsible Officer of such Loan Party, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (i) the Operating Documents of such Loan Party, (ii) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Loan Documents to which such Loan Party is party, (iii) the shareholder approval of the Borrower and, to the extent applicable, any other Loan Party, for the purposes of authorizing the Borrower or such other Loan Party to enter into and perform the Loan Documents to which it is a party, (iv) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, (v) a long form good standing certificate for each Loan Party certified as of a recent date by the appropriate Governmental Authority of its respective jurisdiction of organization, and (vi) certificates of qualification as a foreign corporation issued by each jurisdiction in which the failure of the applicable Loan Party to be so qualified could reasonably be expected to result in a Material Adverse Effect.

(e)                                  Responsible Officer’s Certificates.

(i)                                     The Administrative Agent shall have received a certificate signed by a Responsible Officer of each Loan Party, dated as of the Closing Date, in form and substance reasonably satisfactory to it, either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

(ii)                                  The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date and in form and substance reasonably satisfactory to it, certifying (A) that the conditions specified in Sections 5.2(a) and (e) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2015, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii)                               The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date and in form and substance reasonably satisfactory to it, certifying the financial plan and projections presented to the Borrower’s board of directors, which, for the avoidance of doubt shall include Borrower’s Consolidated Adjusted EBITDA projections for each fiscal quarter end through the Revolving Termination Date.

(f)                                   Patriot Act, Etc. Each Lender shall have received, prior to the Closing Date, all documentation and other information required by governmental authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act and Bank Secrecy Act requirements, including OFAC, the Investment Canada Act, Proceeds of Crime (Money Laundering) and Terrorist Financing Act, and evidence of compliance by the Loan Parties with all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties concerning or relating to bribery or corruption and Sanctions, in each case with results satisfactory to the Lenders.

(g)                                  Due Diligence Investigation. The Lenders shall have completed a business and legal due diligence investigation of the Borrower and its subsidiaries in scope, and with results, satisfactory to the Lenders and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its subsidiaries and shall have received such financial, business and other information regarding each of the foregoing persons and businesses as they shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, the annual (or other audited) financial statements of the Borrower and its subsidiaries for the fiscal years ended December 31, 2013, 2014 and 2015, and interim financial statements of the Borrower and its subsidiaries for the end of the fiscal quarter ended December 31, 2016; and no changes or developments shall have occurred, and no new or additional information, shall have been received or discovered by the Administrative Agent or the Lenders regarding the Borrower and its subsidiaries or the Transaction after the date such due diligence investigation has been completed that (A) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (B) purports to adversely affect the Revolving Facility or any other aspect of the Transaction, and nothing shall have come to the attention of the Lenders to lead them to believe that (x) any information provided by the Borrower or its Subsidiaries to the

Administrative Agent or the Lenders was or has become misleading, incorrect or incomplete in any material respect, or (y) the Transaction will have a Material Adverse Effect.

(h)                                 Reports. The Administrative Agent shall have received, in form and substance satisfactory to it, all asset appraisals, field audits, and such other reports and certifications, as it has reasonably requested.

(i)                                     Existing Credit Facility, Etc. The Borrower shall have provided notice to the Existing Agent (in accordance with the terms of the Existing Credit Facility) of its intent to pay all obligations of the Group Members outstanding under the Existing Credit Facility on the Closing Date, (B) the Administrative Agent shall have received the Payoff Letter executed by the Existing Agent and the Borrower, (C) all obligations of the Group Members in respect of the Existing Credit Facility shall, substantially contemporaneously with the funding of certain Loan proceeds on the Closing Date directly to the Existing Agent as contemplated by Sections 2.2 and 2.5, have been paid in full, (D) the Administrative Agent shall be satisfied that all actions necessary to terminate the agreements evidencing the obligations of the Group Members in respect of the Existing Credit Facility and the Liens of the Existing Agent in the assets of the Group Members securing obligations under the Existing Credit Facility shall have been, or substantially contemporaneously with the Closing Date, shall be, taken, and (E) the Administrative Agent shall have received such other documents and information related to the Existing Credit Facility and the refinancing thereof as it may request.

(j)                                    Collateral Matters.

(i)                                     Lien Searches. The Administrative Agent shall have received the results of recent lien searches in each of the jurisdictions where any of the Loan Parties is formed or organized, and such searches shall reveal no liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3, Liens to be discharged on or prior to the Closing Date, or Liens securing obligations of the Group Members under the Existing Credit Facility, which Liens shall be discharged substantially contemporaneously with the Closing Date pursuant to the Payoff Letter.

(ii)                                  Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received original versions of (A) the certificates representing the shares of Equity Interests pledged to the Administrative Agent (if certificated) (for the ratable benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (B) each promissory note (if any) pledged to the Administrative Agent (for the ratable benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(iii)                               Filings, Registrations, Recordings, Agreements, Etc. Each document (including any UCC financing statements, Intellectual Property Security Agreements, Deposit Account Control Agreements, Securities Account Control Agreements, and landlord access agreements and/or bailee waivers) required by the Loan Documents or under law or reasonably requested by the Administrative Agent to be filed, executed, registered or recorded to create in favor of the Administrative Agent (for the ratable benefit of the Secured Parties), a perfected Lien on the Collateral described therein, prior and superior in right and priority to any Lien in the Collateral held by any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been executed (if applicable) and delivered to the Administrative Agent in proper form for filing, registration or recordation.

(iv)                              Consents. Each Loan Party shall use commercially reasonable efforts to obtain a landlord’s agreement or bailee letter, as applicable, from the lessor of its headquarters location and from the lessor of or the bailee related to any other location where in excess of $250,000 of Collateral is stored or located, which agreement or letter, in any such case, shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent.

(v)                                 Collateral Audit. The Administrative Agent shall have completed an initial collateral audit/field exam on or prior to the Closing Date.

(k)                                 Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 6.6 hereof and Section 5.2(b) of the Guaranty and Collateral Agreement, together with evidence reasonably satisfactory to the Administrative Agent that the insurance policies of each Loan Party have been endorsed for the purpose of naming the Administrative Agent (for the ratable benefit of the Secured Parties) as an “additional insured” or “lender loss payee”, as applicable, with respect to such insurance policies, in form and substance satisfactory to the Administrative Agent.

(l)                                     Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Closing Date (including pursuant to the Fee Letter), and all reasonable and documented fees and expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) for payment on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date.

(m)                             Legal Opinion. The Administrative Agent shall have received the executed legal opinion of Foley Hoag LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(n)                                 Borrowing Notice. The Administrative Agent shall have received, in respect of any Revolving Loans to be made on the Closing Date, a completed Notice of Borrowing executed by the Borrower and otherwise complying with the requirements of Section 2.5.

(o)                                 Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from the chief financial officer or treasurer of the Borrower.

(p)                                 No Material Adverse Effect. There shall not have occurred since December 31, 2015, any event or condition that has had or could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)                                 No Litigation. No material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority that has not previously been disclosed to the Administrative Agent is pending or, to the knowledge of any Group Member, threatened in writing (or to the extent any such action, suit, investigation or proceeding has been previously disclosed to the Administrative Agent, the absence of any adverse change therein since the date of such disclosure) which, if determined adversely to any Group Member, could reasonably be expected to have a Material Adverse Effect, and no litigation, investigation of proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Group Member, threatened in writing, relating to or arising out of the Loan Documents or the transactions contemplated hereby and thereby.

(r)                                    Subordination Agreements. The Administrative Agent shall have received subordination agreements in respect of the Accrued Rent Obligations, the Existing Insider Notes and the Existing Subordinated Notes in form and substance acceptable to the Administrative Agent.

For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying such Lender’s objection thereto and either such objection shall not have been withdrawn by notice to the Administrative Agent to that effect on or prior to the Closing Date or, if any extension of credit on the Closing Date has been requested, such Lender shall not have made available to the Administrative Agent on or prior to the Closing Date such Lender’s Revolving Percentage of such requested extension of credit.

5.2                               Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including its initial Loans disbursed on the Closing Date but excluding any Revolving Loan Conversion effectuated by the Issuing Lender pursuant to Section 3.5(b) despite such conditions not being satisfied) is subject to the satisfaction of the following conditions precedent:

(a)                                 Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

(b)                                 Transaction Report. The Borrower shall have delivered to the Administrative Agent a duly executed original Transaction Report as of a date not more than three days prior to the requested Borrowing Date.

(c)                                  Availability. With respect to any requests for any Revolving Extensions of Credit, after giving effect to such Revolving Extension of Credit, the availability and borrowing limitations specified in Section 2.4 shall be complied with.

(d)                                 Notices of Borrowing. The Administrative Agent shall have received a Notice of Borrowing in connection with any such request for extension of credit which complies with the requirements hereof.

(e)                                  No Default. No Default or Event of Default shall have occurred and be continuing as of or on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder (excluding any Revolving Loan Conversion effectuated by the Issuing Lender pursuant to Section 3.5(b) despite such conditions not being satisfied) shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, at all times prior to the Discharge of Obligations, the Borrower shall, and, where applicable, shall cause each of its Subsidiaries to:

6.1                               Financial Statements. Furnish to the Administrative Agent for distribution to each Lender:

(a)                                 as soon as available, but in any event within 180 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2017), a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without qualification (other than a “going concern” or like qualification or exception solely as a result of the final maturity date of any Loan being scheduled to occur within twelve (12) months from the date of such opinion) by any “Big Four” accounting firm, or any other independent certified public accountants of nationally recognized standing and reasonably acceptable to the Administrative Agent.

(b)                                 as soon as available, but in any event not later than 30 days after the end of each month during each fiscal year of the Borrower (commencing with the fiscal month ended March 31, 2017), the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at the date thereof and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

6.2                               Certificates; Reports; Other Information. Furnish to the Administrative Agent, for distribution to each Lender:

(a)                                 [Reserved];

(b)                                 concurrently with the delivery of any financial statements pursuant to Section 6.1, a Compliance Certificate of a Responsible Officer, on behalf of the Borrower, (i) stating that, to the best of such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it during such period, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such Compliance Certificate, (ii) containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the month or fiscal year of the Borrower (including, without limitation, a calculation of Consolidated Adjusted EBITDA with each Compliance Certificate delivered with any monthly financial statements for the last month of any quarter) and (iii) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any (x) registered Intellectual Property or (y) other material Intellectual Property, issued, licensed, or acquired by any Loan Party since the date of the most recent Compliance Certificate delivered pursuant to this clause (iii) (or, in the case of the first such report so delivered, since the Closing Date);

(c)                                  as soon as available, and in any event no later than the earlier of (i) five (5) days after delivery thereof to the Borrower’s board of directors and (ii) 30 days after the end of each fiscal year of the Borrower, a detailed consolidated budget of the Borrower and its Subsidiaries for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of each fiscal quarter of such fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized that Projections are not to be viewed as fact and that actual results during the period or periods covered by such Projections may differ from the projected results set forth therein by a material amount; it being further agreed that the Borrower shall deliver to the Administrative Agent within three (3) Business Days following any updates thereto delivered to the Borrower’s board of directors;

(d)                                 promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof (other than routine comment letters from the staff of the SEC relating to the Borrower’s filings with the SEC);

(e)                                  within five (5) Business Days after the same are sent, copies of each annual report, proxy or financial statement or other material report or notice that the Borrower sends to the holders of any class of the Borrower’s debt holders or equity securities and, within five (5) Business Days after the same are filed, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f)                                   upon request by the Administrative Agent, within five days after the same are sent to, or received by any Loan Party or any Subsidiary thereof, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that would reasonably be expected to have a material adverse effect on any of the Governmental Approvals or otherwise on the operations of the Loan Parties or the Group Members;

(g)                                  (i) not later than 30 days after the end of each month and (ii) prior to any borrowing of Revolving Loans, accounts receivable agings, aged by invoice date, accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, reconciliations of accounts receivable agings (aged by invoice date), a Transaction Report summarizing and calculating (where applicable) the Borrowing Base, together with all key performance metrics (including, without limitation, report of billings, and detailed customer information) accompanied by a general ledger and, as shall be requested by the Administrative Agent in its reasonable discretion, supporting detail and documentation;

(h)                                 concurrently with the delivery of the financial statements referred to in Section 6.1(a), a report of a reputable insurance broker with respect to the insurance coverage required to be maintained pursuant to Section 6.6 and the terms of the Guarantee and Collateral Agreement, together with any supplemental reports with respect thereto which the Administrative Agent may reasonably request; and

(i)                                     promptly, such additional information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary or compliance with the terms of the Loan Documents as the Administrative Agent or any Lender may from time to time reasonably request.

6.3                               Accounts Receivable/Collections.

(a)                                 Schedules and Documents Relating to Accounts. The Borrower shall deliver to the Administrative Agent Transaction Reports (including supporting details) and schedules of collections, as provided in Section 6.2, on the Administrative Agent’s standard forms. If requested by the Administrative Agent, the Borrower shall (i) furnish the Administrative Agent with copies (or, at the Administrative Agent’s request after the occurrence of an Event of Default, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to the Accounts and (ii) deliver to the Administrative Agent the originals of all instruments and chattel paper evidencing or securing any Accounts, in the same form as received, with all necessary endorsements, and copies of all credit memos.

(b)                                 Disputes. The Borrower shall promptly notify the Administrative Agent of all disputes or claims relating to Accounts which allege or involve an amount in excess of $100,000. The Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing at any time so long as (i) the Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to the Administrative Agent in the regular reports provided to the Administrative Agent; and (ii) no Default or Event of Default has occurred and is continuing at such time.

(c)                                  Collection of Accounts/Remittance of Proceeds of Collateral. Each Group Member shall have the right to collect all payments in respect of its Accounts other than during the existence of a Default or an Event of Default (during which time the Administrative Agent may, in its sole discretion, collect any such Accounts of the Loan Parties). Each Loan Party shall, or shall cause, all payments on, and proceeds of, its Accounts and other Collateral, and other payments from all sources to be delivered immediately to the Administrative Agent by depositing all proceeds of such Accounts into one or more lockbox accounts, or via electronic deposit capture into a “blocked account” as the Administrative Agent may specify (each an “A/R Account”), in each case pursuant to a blocked account agreement in a form reasonably satisfactory to the Administrative Agent in its sole discretion. Prior to Lenders’ making any advances under the Revolving Facility, the Borrower will direct all customers to remit payments to an A/R account, which shall be swept nightly to the Borrower’s primary operating account. Any such amounts actually paid to or collected by the Administrative Agent pursuant to this Section 6.3(c) shall be applied by the Administrative Agent on a daily basis to the reduction of the Revolving Loans then outstanding whether or not an Event of Default has occurred and is continuing; provided that if a Streamline Period is then in effect, then such amounts shall be returned by the Administrative Agent to a depository account of the Borrower maintained with the Administrative Agent and the Loan Parties shall have full and complete access to, and may direct the manner of disposition of, funds in such account.

(d)                                 Returns. If any Account Debtor returns any Inventory to the Borrower, the Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) upon request from the Administrative Agent, provide a copy of such credit memorandum to the Administrative Agent. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default or if the returns allege or involve an aggregate amount in excess of $250,000, the Borrower shall immediately notify the Administrative Agent of the return of the Inventory.

(e)                                  Verification. The Administrative Agent may, from time to time, (i) verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of a Loan Party or the Administrative Agent or such other name as the Administrative Agent may choose, and (ii) notify any Account Debtor owing any Loan Party money of the Administrative Agent’s security interest in such funds and such account.

(f)                                   No Liability. The Administrative Agent shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall the Administrative Agent be deemed to be responsible for any of the Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve the Administrative Agent from liability for its own gross negligence or willful misconduct.

6.4                               Payment of Obligations; Taxes.

(a)                                 Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent (after giving effect to any extensions granted or grace periods in effect), as the case may be, all of its material obligations (including all Taxes imposed by law on the relevant Group Member) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.

(b)                                 File or cause to be filed all federal and state income and all other material tax returns that are required to be filed by the relevant Group Member under applicable law.

6.5                               Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises necessary or desirable in the normal conduct of its business or necessary for the performance by such Person of its Obligations under any Loan Document, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations (including with respect to leasehold interests of the Borrower) and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals, and any term, condition, rule, filing or fee obligation, or other requirement related thereto, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall, and shall cause each of its ERISA Affiliates to: (1) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code or other Federal or state law; (2) cause each Qualified Plan to maintain its qualified status under Section 401(a) of the Code; (3) make all required contributions to any Plan; (4) not become a party to any Multiemployer Plan; (5) ensure that all liabilities under each Plan are either (x) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Plan; (y) insured with a reputable insurance company; or (z) provided for or recognized in the financial statements most recently delivered to the Administrative Agent and the Lenders pursuant hereto; and (6) ensure that the contributions or premium payments to or in respect of each Plan are and continue to be promptly paid at no less than the rates required under the rules of such Plan and in accordance with the most recent actuarial advice received in relation to such Plan and applicable law.

6.6                               Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty damage excepted and (b) maintain with financially sound and reputable insurance companies, pursuant to section 5.2(b)(iii) of the Guarantee and Collateral Agreement, insurance on all its property for full replacement cost with all-risk property form.

6.7                               Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) at reasonable times on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Group Members with officers, directors and employees of the Group Members and with their independent certified public accountants; provided that such inspections at the Borrower’s expense shall not be undertaken more frequently once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits at the Borrower’s expense shall occur as often as the Administrative Agent shall reasonably determine is necessary.

6.8                               Notices. Give prompt written notice to the Administrative Agent of:

(a)                                 the occurrence of any Default or Event of Default;

(b)                                 any (i) default or event of default under any Contractual Obligation of any Group Member that, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect; and (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority that, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

(c)                                  any litigation or proceeding affecting any Group Member (i) in which the amount involved is $250,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought against any Group Member, or (iii) which relates to any Loan Document;

(d)                                 (i) promptly after the Borrower has knowledge or becomes aware of the occurrence of any of the following ERISA Events affecting the Borrower or any ERISA Affiliate (but in no event more than ten days after such event), the occurrence of any of the following events, and shall provide the Administrative Agent with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event: (A) an ERISA Event, (B) the adoption of any new Pension Plan by the Borrower or any ERISA Affiliate, (C) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), or (D) the commencement of contributions by the Borrower or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or Section 412 of the Code; and

(ii)                                  (A) promptly after the giving, sending or filing thereof, or the receipt thereof, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the IRS with respect to each Pension Plan, (2) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event, and (3) copies of such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request; and (B), without limiting the generality of the foregoing, such certifications or other evidence of compliance with the provisions of

Sections 4.13 and 7.9 as any Lender (through the Administrative Agent) may from time to time reasonably request;

(e)                                  any material change in accounting policies or financial reporting practices by any Loan Party; and

(f)                                   any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.8 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.9                               Environmental Laws.

(a)                                 Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

(b)                                 Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

6.10                        Operating Accounts. Maintain all of the Borrower and its Subsidiaries’ domestic cash and Cash Equivalents in operating, depository and securities accounts maintained with SVB and its affiliates and conduct all letter of credit and foreign exchange transactions with SVB and its affiliates; provided, however, that the Borrower shall have sixty (60) days after the date hereof to close the Excluded Accounts.

6.11                        Audits, Appraisals and Field Examinations. Without duplication of Section 6.7, at reasonable times, upon reasonable prior notice (provided that no notice shall be required if an Event of Default has occurred and is continuing), the Administrative Agent, or its agents, shall have the right to inspect the Collateral and perform field examinations, inventory appraisals and the right to audit the Collateral and the Group Members’ business. The foregoing inspections, appraisals, audits and field examinations shall be at the Borrower’s expense (and the charge therefor shall be the Administrative Agent’s then-current standard charge for the same or any third party expenses in connection with performing such appraisal, audit or field examination), plus reasonable and documented out-of-pocket expenses. Such inspections, field examinations, appraisals and audits at the Borrower’s expense shall not be undertaken more frequently than once every twelve (12) months, unless a Default or Event of Default has occurred and is continuing, in which case such inspections, appraisals and audits at the Borrower’s expense shall occur as often as the Administrative Agent shall determine is necessary. In the event the Borrower and the Administrative Agent schedule an audit, appraisal, inspection or field examination more than ten (10) days in advance, and the Borrower cancels or seeks to or reschedules the audit, inspection or field examination with less than ten (10) days written notice to the Administrative Agent then (without limiting any of the Administrative Agent’s rights or remedies) the Borrower shall pay the Administrative Agent a fee of $1,000 plus any reasonable and documented out-of-pocket expenses incurred by the Administrative Agent to compensate the Administrative Agent for the anticipated costs and expenses of the cancellation or rescheduling.

6.12                        Additional Collateral, Etc.

(a)                                 With respect to any property (to the extent included in the definition of Collateral) acquired after the Closing Date by any Loan Party (other than (x) any property described in paragraph (b), (c) or (d) below, and (y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the ratable benefit of the Secured Parties, does not have a perfected Lien, promptly (and in any event within three (3) Business Days (or such longer time period as the Administrative Agent may determine in its sole discretion)) after such acquisition, (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent may reasonably deem necessary or advisable to evidence that such Loan Party is a Guarantor and to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority (except as expressly permitted by Section 7.3) security interest and Lien in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b)                                 With respect to any fee interest in any real property having a fair market value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Loan Party (other than any such real property subject to a Lien expressly permitted by Section 7.3(e)), promptly (and in any event within thirty (30) days (or such longer time period as the Administrative Agent may determine in its sole discretion)) after such acquisition, to the extent requested by the Administrative Agent, (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, covering such real property, (ii) provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate, and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. In connection with the foregoing, no later than three (3) Business Days prior to the date on which a Mortgage is executed and delivered pursuant to this Section 6.12, in order to comply with the Flood Laws, the Administrative Agent shall have received the following documents (collectively, the “Flood Documents”): (A) a completed standard “life of loan” flood hazard determination form (a “Flood Determination Form”), (B) if the improvement(s) to the applicable improved real property is located in a special flood hazard area, a notification to the applicable Loan Party (“Loan Party Notice”) and (if applicable) notification to the applicable Loan Party that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (C) documentation evidencing the applicable Loan Party’s receipt of the Loan Party Notice (e.g., countersigned Loan Party Notice, return receipt of certified U.S. Mail, or overnight delivery), and (D) if the Loan Party Notice is required to be given and, to the extent flood insurance is required by any applicable Requirement of Law or any Lenders’ written regulatory or compliance procedures and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Administrative Agent (any of the foregoing being “Evidence of Flood Insurance”).

(c)                                  With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Loan Party, promptly (and in any event within ten (10) Business Days (or such longer time period as the Administrative Agent may determine in its sole discretion)) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority security interest and Lien in the Equity Interests of such new Subsidiary that is owned directly by such Loan Party, (ii) deliver to the Administrative Agent such documents and instruments as may be reasonably required to grant, perfect, protect and ensure the priority of such security interest, including but not limited to, the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions as are necessary or advisable in the opinion of the Administrative Agent to grant to the Administrative Agent for the ratable benefit of the Secured Parties a perfected first priority security interest and Lien in the Collateral described in the Guarantee and Collateral Agreement, with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary of the type described in Section 5.1(f), in a form reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d)                                 With respect to any new first-tier Excluded Foreign Subsidiary created or acquired after the Closing Date by any Loan Party, promptly (and in any event within ten (10) Business Days (or such longer period of time as the Administrative Agent may determine in its sole discretion)) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the ratable benefit of the Secured Parties, a perfected first priority security interest and Lien in the Equity Interests of such new Excluded Foreign Subsidiary that is owned by any such Loan Party (provided that Equity Interests that possess more than 65% of the total combined voting power of all outstanding classes of stock entitled to vote (within the meaning of Section 1.956-2(c)(2) of the Treasury Regulations, and taking into account all other direct or indirect pledges by the Borrower of the voting Equity Interests of such Excluded Foreign Subsidiary) of any such new first-tier Excluded Foreign Subsidiary shall not be required be so pledged, and in no event shall any Equity Interests of any lower-tier Excluded Foreign Subsidiary be so pledged), (ii) deliver to the Administrative Agent the certificates (if any) representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in customary form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Any pledge for the benefit of any Secured Party of the voting Equity Interests of any first-tier Excluded Foreign Subsidiary (taking into account all direct and indirect pledges by any Loan Parties) in excess of 65% shall be void ab initio, and any pledge for the benefit of any Secured Party of any Equity Interests of any lower-tier Excluded Foreign Subsidiary shall be void ab initio.

(e)                                  Each Loan Party shall use commercially reasonable efforts to obtain a landlord’s agreement or bailee letter, as applicable, from the lessor of its headquarters location and from the lessor of or the bailee related to any other location where in excess of $250,000 of Collateral is stored or located, which agreement or letter, in any such case, shall contain a waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. After the Closing Date, no Collateral having a book value in excess of $250,000 shall be stored at any new location, without the prior written consent of the Administrative Agent unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Loan Party shall pay and perform its material obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

(f)                                   The provisions of this Section 6.12 are not intended to permit, or be deemed to be a consent or waiver permitting, the Loan Parties to undertake any action which is not permitted by the terms of Section 7 or any other provisions of this Agreement.

6.13                        [Reserved].

6.14                        Insider Subordinated Indebtedness. Cause any Insider Indebtedness owing by any Loan Party to become Insider Subordinated Indebtedness (a) on or prior to the Closing Date, in respect of any such Insider Indebtedness in existence as of the Closing Date or (b) contemporaneously with the incurrence thereof, in respect of any such Insider Indebtedness incurred at any time after the Closing Date.

6.15                        Licensee Consent. Prior to entering into or becoming bound by any inbound Intellectual Property license or agreement (other than over-the-counter software that is commercially available to the public), the failure, breach, or termination of which would reasonably be expected to cause a Material Adverse Effect, the applicable Loan Party shall: (a) provide written notice to the Administrative Agent of the material terms of such license or agreement; and (b) to the extent reasonably requested by the Administrative Agent, use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) the applicable Loan Party’s interest in such licenses or contract rights to be deemed Collateral and for the Administrative Agent to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, and (ii) the Administrative Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Administrative Agent’s rights and remedies under this Agreement and the other Loan Documents.

6.16                        Use of Proceeds. Use the proceeds of each credit extension only for the purposes specified in Section 4.16.

6.17                        Anti-Corruption Laws. Conduct its business in compliance with all applicable anti-corruption laws and maintain policies and procedures designated to promote and achieve compliance with such laws.

6.18                        Subordinated Debt Milestone. Satisfy the Subordinated Debt Milestone on or prior to April 30, 2017.

6.19                        Further Assurances. Execute any further instruments and take such further action as the Administrative Agent reasonably deems necessary to perfect, protect, ensure the priority of or continue the Administrative Agent’s Lien on the Collateral or to effect the purposes of this Agreement.

SECTION 7

NEGATIVE COVENANTS

The Borrower agrees that, at all times prior to the Discharge of Obligations, the Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:

7.1                               Financial Condition Covenants.

(a)                                 Liquidity Ratio. Permit the Borrower’s Liquidity Ratio at any time, tested as at the last day of each month commencing with the month ending May 31, 2017, to be less than 1.40:1.00.

(b)                                Minimum Consolidated Adjusted EBITDA. Permit the Borrower’s Consolidated Adjusted EBITDA less unfinanced Consolidated Capital Expenditures for any period specified below, tested as of the last day of each month, to be less than (loss no greater than) the amount specified below for such period:

Minimum Consolidated Adjusted
Month Ending	EBITDA

One month ending January 31, 2017	$(3,000,000)

Trailing two months ending February 28, 2017	$(3,000,000)

Trailing three months ending March 31, 2017	$(3,000,000)

Trailing four months ending April 30, 2017	$(3,500,000)

Trailing five months ending May 31, 2017	$(3,500,000)

Trailing six months ending June 30, 2017	$(3,000,000)

Trailing seven months ending July 31, 2017	$(500,000)

Trailing eight months ending August 31, 2017	$(250,000)

Trailing nine months ending September 30, 2017	$1.00

Trailing ten months ending October 31, 2017	$1,500,000

Trailing eleven months ending November 30, 2017	$2,500,000

Trailing twelve months ending December 31, 2017	$2,500,000

Trailing twelve months ending January 31, 2018 and the trailing twelve months ending on the last day of each month thereafter	$5,000,000

7.2                               Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness of any Loan Party pursuant to any Loan Document (including, for the avoidance of doubt, any Cash Management Agreement);

(b)                                 Indebtedness of (i) any Loan Party owing to any other Loan Party, (ii) any Subsidiary (which is not a Loan Party) to any other Subsidiary (which is not a Loan Party); and (iii) any Subsidiary that is not a Loan Party to any Loan Party to the extent constituting an Investment permitted by and subject to the limitations of Section 7.8(e)(iii);

(c)                                  Guarantee Obligations (i) of any Loan Party of the Indebtedness of any other Loan Party; (ii) of any Group Member (which is not a Loan Party) of the Indebtedness of any Loan Party, (iii) by any Group Member (which is not a Loan Party) of the Indebtedness of any other Group Member (which is not a Loan Party), or (iv) of any Loan Party of the Indebtedness of any Subsidiary that is not a Loan Party provided that such Guarantee Obligations are (A) subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent and (B) subject to the limitations of Section 7.8(e)(iii); provided that, in any case (i), (ii) (iii) or (iv), the Indebtedness so guaranteed is otherwise permitted by the terms hereof;

(d)                                 Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any extensions of the maturity thereof without any other change in terms;

(e)                                  Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $250,000 at any one time outstanding);

(f)                                   surety Indebtedness and any other Indebtedness in respect of letters of credit, banker’s acceptances or similar arrangements, provided that the aggregate principal or face amount of any such Indebtedness outstanding at any time shall not exceed $25,000; and

(g)                                  obligations (contingent or otherwise) of the of the Loan Parties and their respective Subsidiaries existing or arising under any Specified Swap Agreement, provided that such obligations are (or were) entered into by such Person in accordance with Section 7.13 and not for purposes of speculation.

7.3                               Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a)                                 Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books in conformity with GAAP;

(b)                                 carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c)                                  pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d)                                 deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

(e)                                  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Loan Party or Group Member;

(f)                                   Liens in existence on the date hereof listed on Schedule 7.3(f) and any Liens granted as a replacement or substitute therefor; provided that (i) no such Lien is spread to cover any additional property after the Closing Date, (ii) the amount of Indebtedness secured or benefitted thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured thereby is permitted by Section 7.2(d);

(g)                                  Liens securing Indebtedness incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (iii) the amount of Indebtedness secured thereby is not increased;

(h)                                 Liens created pursuant to the Security Documents;

(i)                                     any interest or title of a lessor or sublessor or licensor or sublicensor under any lease or license entered into in the ordinary course of its business and covering only the assets so leased or licensed;

(j)                                    Liens arising from attachments or judgments, orders or decrees in circumstances that do not constitute a Default or an Event of Default;

(k)                                 bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash, Cash Equivalents, securities, commodities and other funds on deposit in one or more accounts maintained by a Group Member, in each case arising in the ordinary course of business in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages with which such accounts are maintained securing amounts owing to such banks or financial institutions with respect to cash management and operating account management or are arising under Section 4-208 or 4-210 of the UCC on items in the course of collection;

(l)                                     (i) cash deposits and liens on cash and Cash Equivalents pledged to secure Indebtedness permitted under Section 7.2(f), (ii) Liens securing reimbursement obligations with respect to letters of credit permitted by Section 7.2(f) that encumber documents and other property relating to such letters of credit, and (iii) Liens on cash deposits securing Obligations under any Specified Swap Agreements permitted by Section 7.13; and

(m)                             the replacement, extension or renewal of any Lien permitted by clause (m) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.

7.4                               Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a)                                 (i) any Loan Party may be merged or consolidated with or into another Loan Party (provided that if such transaction involves the Borrower, the Borrower is the surviving entity); and (ii) any Subsidiary that is not a Loan Party may be merged or consolidated with or into (A) another Subsidiary that is not a Loan Party or (B) a Loan Party (provided that a Loan Party is the surviving entity), and may Dispose of any or all of its assets to any Group Member;

(b)                                 any Subsidiary of a Loan Party may Dispose of any or all of its assets (i) to the Borrower or any other Loan Party, or (ii) pursuant to a Disposition permitted by Section 7.5; and

(c)                                  any Investment expressly permitted by Section 7.7 may be structured as a merger, consolidation or amalgamation.

7.5                               Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary’s Equity Interests to any Person, except:

(a)                                 Dispositions of obsolete or worn out property in the ordinary course of business;

(b)                                 Dispositions of Inventory in the ordinary course of business;

(c)                                  Dispositions permitted by clause (ii) of Section 7.4(a) or clause (i) of Section 7.4(b);

(d)                                 the sale or issuance of the Equity Interests (other than Disqualified Stock) of (i) the Borrower in connection with any transaction that does not result in a Change of Control, (ii) any Subsidiary of the Borrower to the Borrower or any other Loan Party, or (iii) any Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;

(e)                                  the use or transfer of money, cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f)                                   the Disposition of property (i) by any Loan Party to any other Loan Party, (ii) by any Subsidiary (which is not a Loan Party) to any other Group Member, and (iii) by any Loan Party to any Subsidiary (which is not a Loan Party) pursuant to an Investment permitted under Section 7.8(e)(iii);

(g)                                  the Dispositions of property subject to a Casualty Event;

(h)                                 leases or subleases of Real Property;

(i)                                     the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; provided that any such sale or discount is undertaken in accordance with Section 6.3(b);

(j)                                    any abandonment, cancellation, non-renewal or discontinuance of use or maintenance of Intellectual Property (or rights relating thereto) of any Group Member that the Borrower determines in good faith is desirable in the conduct of its business and not materially disadvantageous to the interests of the Lenders;

(k)                                 any reduction, cancellation or forgiveness of Indebtedness owed to the Borrower by current or former employees that is outstanding on the Closing Date provided such reduction, cancellation or forgiveness is approved by the Borrower’s board of directors; and

(l)                                     Dispositions of other property having a fair market value not to exceed $250,000 in the aggregate for any fiscal year of the Borrower, provided that at the time of any such Disposition, no Event of Default shall have occurred and be continuing or would result from such Disposition;

provided, however, that any Disposition made pursuant to Section 7.5(a)-(l) (but excluding clause k) shall be made in good faith on an arm’s length basis for fair value.

7.6                               Restricted Payments. Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, any Accrued Rent Obligations, any Existing Insider Notes or any Existing Subordinated Notes, pay any earn-out payment, seller debt or deferred purchase payments, declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)                                 any Group Member may make Restricted Payments to any Loan Party;

(b)                                 each Loan Party may, (i) purchase common stock or common stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee; provided that the aggregate amount of payments made under this clause (i) shall not exceed $25,000 during any fiscal year of the Borrower, and (ii) declare and make dividend payments or other distributions payable solely in the common stock or other common Capital Stock of the Borrower;

(c)                                  each Loan Party may make regularly scheduled payments of principal and interest in respect of the Existing Subordinated Notes; and

(d)                                 following the first anniversary of the Closing Date, each Loan Party may make regularly scheduled payments of principal and interest in respect of the Existing Insider Notes in each case upon receipt of the express prior written consent of the Administrative Agent.

7.7                               Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)                                 extensions of trade credit in the ordinary course of business;

(b)                                 Investments in cash and Cash Equivalents;

(c)                                  Guarantee Obligations permitted by Section 7.2;

(d)                                 loans and advances to employees, officers and directors of any Group Member (i) in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding or (ii) relating to the purchase of equity securities of the Borrower pursuant to employee stock purchase plans or agreements approved by the Borrower’s Board of Directors) in an aggregate amount for all Group Members not to exceed $100,000 at any one time outstanding and loans to officers and former officers in existence on the date hereof listed on Schedule 7.7(d);

(e)                                  intercompany Investments by (i) any Group Member in a Loan Party, (ii) any Subsidiary (which is not a Loan Party) in any other Subsidiary (which is not a Loan Party), or (iii) so long as no Default or Event of Default shall have occurred and be continuing immediately before and after giving effect thereto, any Loan Party to any Subsidiary that is not a Loan Party, provided that the aggregate amount of all such Investments (including, without limitation, transactions contemplated by Section 7.2(b)(iii) and Section 7.5(f)(iii)) made pursuant to this clause (iii) shall not exceed $300,000 per fiscal year;

(f)                                   Investments in the ordinary course of business consisting of endorsements of negotiable instruments for collection or deposit;

(g)                                  Investments received in settlement of amounts due to any Group Member effected in the ordinary course of business or owing to such Group Member as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of such Group Member, or on settlement of any delinquent obligations of, or other disputes with, customers or suppliers in the ordinary course of business in accordance with Section 6.3(b);

(h)                                 deposits made to secure the performance of leases, licenses or contracts in the ordinary course of business, and other deposits made in connection with the incurrence of Liens permitted under Section 7.3;

(i)                                     promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5, to the extent not exceeding the limits specified therein with respect to the receipt of non-cash consideration in connection with such Dispositions;

(j)                                    Specified Swap Agreements and Interest Rate Agreements permitted under this Agreement;

(k)                                 Investments existing on the date hereof listed on Schedule 7.8(n) (but specifically excluding any future Investments in any Subsidiaries unless otherwise permitted by Section 7.7(e)); and

(l)                                     the formation of Subsidiaries after the Closing Date, subject to compliance with Section 6.12(c) or (d) of this Agreement.

7.8                               ERISA. The Borrower shall not, and shall not permit any of its ERISA Affiliates to: (a) terminate any Pension Plan so as to result in any material liability to the Borrower or any ERISA Affiliate, (b) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material liability to any ERISA Affiliate, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Borrower or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material liability to any ERISA Affiliate, (e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan, or (f) engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Administrative Agent or any Lender of any of its rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

7.9                               Modifications of Certain Preferred Stock and Debt Instruments. (a) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock, if any (i) that would move to an earlier date the scheduled redemption date or increase the amount of any scheduled redemption payment or increase the rate or move to an earlier date any date for payment of dividends thereon or (ii) that would be otherwise materially adverse to any Lender or any other Secured Party; or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness permitted by Section 7.2 (other than Indebtedness pursuant to any Loan Document) that would shorten the maturity or increase the amount of any payment of principal thereof or the rate of interest thereon or shorten any date for payment of interest thereon or that would be otherwise materially adverse to any Lender or any other Secured Party.

7.10                        Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any other Loan Party) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.11                        Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction.

7.12                        Swap Agreements. Enter into any Swap Agreement, except Specified Swap Agreements which are entered into by a Group Member to (a) hedge or mitigate risks to which such Group Member has actual exposure (other than those in respect of Capital Stock), or (b) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of such Group Member.

7.13                        Accounting Changes. Make any change in its (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

7.14                        Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its Obligations under the Loan Documents to which it is a party, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and other agreements, (d) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary or, in any such case, that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement applies only to such Subsidiary and does not otherwise expand in any material respect the scope of any restriction or condition contained therein.

7.15                        Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Loan Party and any of their respective Subsidiaries to (a) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or to pay any Indebtedness owed to, any other Group Member, (b) make loans or advances to, or other Investments in, any other Group Member, or (c) transfer any of its assets to any other Group Member, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a Disposition permitted hereby of all or substantially all of the Equity Interests or assets of such Subsidiary, (iii) customary restrictions on the assignment of leases, licenses and other agreements, (iv) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby, or (v) any agreement in effect at the time any Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement applies only to such Subsidiary, was not entered into solely in contemplation of such Person becoming a Subsidiary or in each case that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction or condition contained therein.

7.16                        Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related, ancillary or incidental thereto.

7.17                        [Reserved].

7.18                        Certification of Certain Equity Interests. Take any action to certificate any Equity Interests having been pledged to the Administrative Agent (for the ratable benefit of the Secured Parties) which were uncertificated at the time so pledged, in any such case, without first obtaining the Administrative Agent’s prior written consent to do so and undertaking to the reasonable satisfaction of the Administrative Agent all such actions as may reasonably be requested by the Administrative Agent to continue the perfection of its Liens (held for the ratable benefit of the Secured Parties) in any such newly certificated Equity Interests.

7.19                        Amendments to Organizational Agreements and Material Contracts. (a) Amend or permit any amendments to any Loan Party’s organizational documents, in each case, if such amendment would be adverse to Administrative Agent or the Lenders in any material respect, (b) amend or permit any amendments to, or terminate or waive any provision of, any material Contractual Obligation, in each case, if such amendment, termination, or waiver would be adverse to Administrative Agent or the Lenders in any material respect, or (c) fail to enforce, in a commercially reasonable manner, the Loan Parties’ rights (including rights to indemnification) under any such material Contractual Obligation if such failure would be adverse to the Administrative Agent or the Lenders in any material respect.

7.20                        Use of Proceeds. Use the proceeds of any Loan or extension of credit hereunder, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the Board; (b) to finance an Unfriendly Acquisition; (c) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger,

Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions (or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity in violation of the foregoing); or (d) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

7.21                        Subordinated Indebtedness.

(a)                                 Amendments. Amend, modify, supplement, waive compliance with, or consent to noncompliance with, any Subordinated Debt Document, unless the amendment, modification, supplement, waiver or consent (i) does not adversely affect the Loan Parties’ ability to pay and perform each of their respective Obligations at the time and in the manner set forth herein and in the other Loan Documents and is not otherwise adverse to the Administrative Agent and the Lenders, and (ii) is in compliance with the subordination provisions therein and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.

(b)                                 Payments. Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, except as permitted by the subordination provisions in the applicable Subordinated Debt Documents and any subordination agreement with respect thereto in favor of the Administrative Agent and the Lenders.

7.22                        Anti-Terrorism Laws. Conduct, deal in or engage in or permit any Affiliate or agent of any Loan Party within its control to conduct, deal in or engage in any of the following activities: (a) conduct any business or engage in any transaction or dealing with any person blocked pursuant to Executive Order No. 13224 (“Blocked Person”), including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; (c) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the Patriot Act; or (d) conduct any business or engage in any transaction or dealing in violation of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). Borrowers shall deliver to the Administrative Agent and the Lenders any certification or other evidence reasonably requested from time to time by the Administrative Agent or any Lender confirming Borrower’s compliance with this Section 7.23.

SECTION 8

EVENTS OF DEFAULT

8.1                               Events of Default. The occurrence of any of the following shall constitute an Event of Default:

(a)                                 the Borrower shall fail to pay any amount of principal of any Loan when due in accordance with the terms hereof (including Section 2.8); or the Borrower shall fail to pay any amount of interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b)                                 any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document (i) if qualified by materiality, shall be incorrect or misleading when made or deemed made, or

(ii) if not qualified by materiality, shall be incorrect or misleading in any material respect when made or deemed made; or

(c)                                  (i) any Loan Party shall default in the observance or performance of any agreement contained in Section 2.8, Section 6.1, Section 6.2, Section 6.3, clause (i) or (ii) of Section 6.5(a), Section 6.6(b), Section 6.8, Section 6.10, Section 6.16, Section 6.18 or Section 7 of this Agreement or (ii) an “Event of Default” under and as defined in any Security Document shall have occurred and be continuing; or

(d)                                 any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document to which it is party (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days thereafter; or

(e)                                  (i) any Group Member shall (A) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (B) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (C) default in making any payment or delivery under any such Indebtedness constituting a Swap Agreement beyond the period of grace, if any, provided in such Swap Agreement; or (D) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of, or, in the case of any such Indebtedness constituting a Swap Agreement, counterparty under, such Indebtedness (or a trustee or agent on behalf of such holder, beneficiary, or counterparty) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (in the case of any such Indebtedness constituting a Swap Agreement) to be terminated, or (y) to cause, with the giving of notice if required, any Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided that, unless such Indebtedness constitutes a Specified Swap Agreement, a default, event or condition described in clause (A), (B), (C), or (D) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (A), (B), (C), and (D) of this paragraph (e) shall have occurred with respect to Indebtedness the outstanding principal amount (and, in the case of Swap Agreements, other than Specified Swap Agreements, the Swap Termination Value) of which, individually or in the aggregate of all such Indebtedness, exceeds in the aggregate $250,000; or (ii) any default or event of default (however designated) shall occur with respect to any Subordinated Indebtedness of any Group Member; or

(f)                                   (i)                 any Group Member shall commence any case, proceeding or other action (a) under any Debtor Relief Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (b) seeking appointment of a receiver, trustee, custodian, conservator, judicial manager or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (a) results in the entry of an order for relief or any such adjudication or appointment, or (b) remains undismissed, undischarged or unbonded for a period of 60 days (provided that, during such 60 day period, no Loans shall be advanced or Letters of Credit issued hereunder); or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof (provided that, during such 30 day period, no Loans shall be advanced or Letters of Credit issued hereunder); or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)                                  there shall occur one or more ERISA Events which individually or in the aggregate results in or otherwise is associated with liability of any Loan Party or any ERISA Affiliate thereof in excess of $250,000 during the term of this Agreement; or there exists an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) which exceeds $250,000; or

(h)                                 there is entered against any Group Member (i) one or more final judgments or orders for the payment of money or fines or penalties issued by any Governmental Authority involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $250,000 or more, or (ii) one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case (i) or (ii), (A) enforcement proceedings are commenced by any creditor or any such Governmental Authority, as applicable, upon such judgment, order, penalty or fine, as applicable, or (B) such judgment, order, penalty or fine, as applicable, shall not have been vacated, discharged, stayed or bonded, as applicable, pending appeal within 60 days from the entry or issuance thereof; or

(i)                                     (i)                                     any of the Security Documents shall cease, for any reason, to be in full force and effect (other than pursuant to the terms thereof), or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than a result of the failure by Administrative Agent or any Lender to file a financing or continuation statement or to maintain possession or any possessory collateral in its possession), in each case, with respect to Collateral having a fair market value in excess of $250,000; or

(ii)                                  any court order enjoins, restrains or prevents a Loan Party from conducting all or any material part of its business; or

(j)                                    the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

(k)                                 a Change of Control shall occur; or

(l)                                     any material Governmental Approvals necessary for any Loan Party to operate in the ordinary course shall have been (i) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (ii) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of the Governmental Approvals or that could result in the Governmental Authority taking any of the actions described in clause (i) above, and such decision or such revocation, rescission, suspension, modification or nonrenewal (A) has, or would reasonably be expected to have, a Material Adverse Effect, or (B) materially adversely affects the legal qualifications of any Group Member to hold any material Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or nonrenewal could reasonably be expected to materially adversely affect the status of or legal qualifications of any Group Member to hold any material Governmental Approval in any other jurisdiction; or

(m)                             any Loan Document (including the subordination provisions of any subordination agreement or intercreditor agreement governing Subordinated Indebtedness) not otherwise referenced in Section 8.1(i) or (j), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the Discharge of Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or any further liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any such Loan Document; or

(n)                                 a Material Adverse Effect shall occur; or

(o)                                 any Person that entered into a subordination or intercreditor agreement with the Administrative Agent with respect to any Subordinated Indebtedness breaches any material terms of such agreement.

8.2                               Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 8.1 with respect to the Borrower, the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable, and

(b)                                 if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments, the Swingline Commitments and the L/C Commitments to be terminated forthwith, whereupon the Revolving Commitments, the Swingline Commitments and the L/C Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) any Cash Management Bank may terminate any Cash Management Agreement then outstanding and declare all Obligations then owing by the Group Members under any such Cash Management Agreements then outstanding to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iv) the Administrative Agent may exercise on behalf of itself, any Cash Management Bank, the Lenders and the Issuing Lender all rights and remedies available to it, any such Cash Management Bank, the Lenders and the Issuing Lender under the Loan Documents.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall Cash Collateralize an amount equal to 105% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts so Cash Collateralized shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents in accordance with Section 8.3.

In addition, (x) the Borrower shall also cash collateralize the full amount of any Swingline Loans then outstanding, and (y) to the extent elected by any applicable Cash Management Bank, the Borrower shall also cash collateralize the amount of any Obligations in respect of Cash Management Services then outstanding, which cash collateralized amounts shall be applied by the Administrative Agent to the payment of all such outstanding Cash Management Services, and any unused portion thereof remaining after all such Cash Management Services shall have been fully paid and satisfied in full shall be applied by the Administrative Agent to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents in accordance with the terms of Section 8.3.

(c)                                  After all such Letters of Credit and Cash Management Agreements shall have been terminated, expired or fully drawn upon, as applicable, and all amounts drawn under any such Letters of Credit shall have been reimbursed in full and all other Obligations of the Borrower and the other Loan Parties (including any such Obligations arising in connection with Cash Management Services) shall have been paid in full, the balance, if any, of the funds having been so cash collateralized shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

8.3                               Application of Funds. After the exercise of remedies provided for in Section 8.2, any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including any Collateral-Related Expenses, fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.19, 2.20 and 2.21 (including interest thereon)) payable to the Administrative Agent, in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, and Letter of Credit Fees) payable to the Lenders, the Issuing Lender ((including any Letter of Credit Fronting Fees and Issuing Lender Fees), and any Qualified Counterparty and any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and the documented out-of-pocket fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lender, and amounts payable under Sections 2.19, 2.20 and 2.21), in each case, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to the extent that the Swingline Lender has advanced any Swingline Loans that have not been refunded by each Lender’s Swingline Participation Amount, payment to the Swingline Lender of that portion of the Obligations constituting the unpaid principal of and interest upon the Swingline Loans advanced by the Swingline Lender;

Fourth, to the payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest in respect of any Cash Management Services and]on the Loans and L/C Disbursements which have not yet been converted into Revolving Loans, and to payment of premiums and other fees (including any interest thereon) under any Specified Swap Agreements and any Cash Management Agreements, in each case, ratably among the Lenders, any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and any Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Disbursements which have not yet been converted into Revolving Loans, and settlement amounts, payment amounts and other termination payment obligations under any Specified Swap Agreements and Cash Management Agreements, in each case, ratably among the Lenders, any applicable Cash Management Bank (in its respective capacity as a provider of Cash Management Services), and any applicable Qualified Counterparties, in each case, ratably among them in proportion to the respective amounts described in this clause Fifth and payable to them;

Sixth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of the L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit pursuant to Section 3.10;

Seventh, for the account of any applicable Qualified Counterparty and any applicable Cash Management Bank, to cash collateralize Obligations arising under any then outstanding Specified Swap Agreements and Cash Management Services, in each case, ratably among them in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to the payment of all other Obligations of the Loan Parties that are then due and payable to the Administrative Agent and the other Secured Parties on such date, in each case, ratably among them in proportion to the respective aggregate amounts of all such Obligations described in this clause Eighth and payable to them;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (excluding, for this purpose, any Obligations which have been cash collateralized in accordance with the terms hereof), to the Borrower or as otherwise required by Law.

Subject to Sections 2.24(a), 3.4, 3.5 and 3.10, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral for Letters of Credit after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, no Excluded Swap Obligation of any Guarantor shall be paid with amounts received from such Guarantor or from any Collateral in which such Guarantor has granted to the Administrative Agent a Lien (for the ratable benefit of the Secured Parties) pursuant to the Guarantee and Collateral Agreement; provided, however, that each party to this Agreement hereby acknowledges and agrees that appropriate adjustments shall be made by the Administrative Agent (which adjustments shall be controlling in the absence of manifest error) with respect to payments received from other Loan Parties to preserve the allocation of such payments to the satisfaction of the Obligations in the order otherwise contemplated in this Section 8.3.

SECTION 9

THE ADMINISTRATIVE AGENT

9.1                               Appointment and Authority.

(a)                                 Each of the Lenders hereby irrevocably appoints SVB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)                                 The provisions of Section 9 are solely for the benefit of the Administrative Agent, the Lenders, the Issuing Lender, and the Swingline Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or obligations, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(c)                                  The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders (in their respective capacities as a Lender and, as applicable, Qualified Counterparty and provider of Cash Management Services) hereby irrevocably (i) authorizes the Administrative Agent to enter into all other Loan Documents, as applicable, including the Guarantee and Collateral Agreement and any Subordination Agreements, and (ii) appoints and authorizes the Administrative Agent to act as the agent of the Secured Parties for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent, as collateral agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Section 9 and Section 10 (including Section 9.7, as though such co-agents, sub-agents and attorneys-in-fact were the collateral agent under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Administrative Agent is further authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.

9.2                               Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

9.3                               Exculpatory Provisions. The Administrative Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent shall not:

(a)                                 be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(b)                                 have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                                  except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.2 and 10.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5.1, Section 5.2 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4                               Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any of the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

9.5                               Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice in writing from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6                               Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Group Member or any Affiliate of a Group Member, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates and made its own credit analysis and decision to make its Loans hereunder and enter into this Agreement. Each Lender also agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents or any related agreement or any document furnished hereunder or thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any Affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

9.7                               Indemnification. Each of the Lenders agrees to indemnify each of the Administrative Agent, the Issuing Lender and the Swingline Lender and each of its Related Parties in its capacity as such (to the extent not reimbursed by the Borrower or any other Loan Party and without limiting the obligation of the Borrower or any other Loan Party to do so) according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such other Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such other Person under or in connection with any of the foregoing and any other amounts not reimbursed by the Borrower or such other Loan Party; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the Administrative Agent’s or such other Person’s gross negligence or willful misconduct, and that with respect to such unpaid amounts owed to any Issuing Lender or Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought). The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8                               Agent in Its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.9                               Successor Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.

9.10                        Collateral and Guaranty Matters.

(a)                                 The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)                                     to release any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document (i) upon the Discharge of Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii)                                  to subordinate any Lien on any Collateral or other property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.3(g) and (i); and

(iii)                               to release any Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the guaranty pursuant to this Section 9.10.

(b)                                 The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)                                  Notwithstanding anything contained in any Loan Document, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guaranty of the Obligations (including any such guaranty provided by the Guarantors pursuant to the Guarantee and Collateral Agreement), it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof; provided that, for the avoidance of doubt, in no event shall a Secured Party be restricted hereunder from filing a proof of claim on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law or any other judicial proceeding. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of such Secured Party (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Obligations provided by the Loan Parties under the Guarantee and Collateral Agreement, to have agreed to the foregoing provisions. In furtherance of the foregoing, and not in limitation thereof, no Specified Swap Agreement and no Cash Management Agreement, the Obligations under which constitute Obligations, will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the Obligations of any Loan Party under any Loan Document except as expressly provided herein or in the Guarantee and Collateral Agreement. By accepting the benefits of the Collateral and of the guarantees of the Obligations provided by the Loan Parties under the Guarantee and Collateral Agreement, any Secured Party that is a Cash Management Bank or a Qualified Counterparty shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and to have agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

9.11                        Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Obligation in respect of any Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Obligations in respect of any Letter of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.9 and 10.5) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.9 and 10.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.12                        Cash Management Bank and Qualified Counterparty Reports. Each Cash Management Bank and each Qualified Counterparty agrees to furnish to the Administrative Agent, as frequently as the Administrative Agent may reasonably request, with a summary of all Obligations in respect of Cash Management Services and/or Specified Swap Agreements, as applicable, due or to become due to such Cash Management Bank or Qualified Counterparty, as applicable. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Cash Management Bank or Qualified Counterparty (in its capacity as a Cash Management Bank or Qualified Counterparty and not in its capacity as a Lender) unless the Administrative Agent has received written notice thereof from such Cash Management Bank or Qualified Counterparty and if such notice is received, the Administrative Agent shall be entitled to assume that the only amounts due to such Cash Management Bank or Qualified Counterparty on account of Cash Management Services or Specified Swap Agreements are set forth in such notice.

9.13                        Survival. This Section 9 shall survive the Discharge of Obligations.

SECTION 10

MISCELLANEOUS

10.1                        Amendments and Waivers.

(a)                                 Neither this Agreement, nor any other Loan Document (other than any L/C Related Document, any Specified Swap Agreement and any Cash Management Agreement), nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (C) amend clause (b) of the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, amend Section 10.6(b)(v) to permit an assignment to be made to a Loan Party or any of a Loan Party’s Affiliates or Subsidiaries, release all or substantially all of the Collateral, subordinate the Obligations to any other obligation (other than Indebtedness permitted under Section 7.2, or Liens permitted by Section 7.3 as in effect on the Closing Date, in each case, that are permitted to be senior to the Obligations, or as otherwise expressly permitted by this Agreement), or release all or substantially all of the value of the guarantees (taken as a whole) of the obligations or the Guarantors under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (D) amend or otherwise modify the definition of the term “Borrowing Base” or any component definition thereof if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased, without the written consent of all Lenders; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves without the consent of any Lenders; (E) (i) amend, modify or waive the pro rata requirements of Section 2.18 in a manner that adversely affects Revolving Lenders without the written consent of each Revolving Lender or (ii) amend, modify or waive the pro rata requirements of Section 2.18 in a manner that adversely affects the L/C Lenders without the written consent of each L/C Lender; (F) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (G) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (H) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (I)(i) amend or modify the application of payments set forth in Section 8.3 without the written consent of each Lender, (ii) amend or modify the application of payments set forth in Section 8.3 in a manner that adversely affects the L/C Lenders without the written consent of the L/C Lenders, or (iii) amend or modify the application of payments provisions set forth in Section 8.3 in a manner that adversely affects the Issuing Lender, any Cash Management Bank or any Qualified Counterparty, as applicable, without the written consent of the Issuing Lender, each Cash Management Bank or each such Qualified Counterparty, as applicable. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Swingline Lender, the Issuing Lender, each Cash Management Bank, each Qualified Counterparty, and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, the Issuing Lender may amend any of the L/C Documents without the consent of the Administrative Agent or any other Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(b)                                 Notwithstanding anything to the contrary contained in Section 10.1(a) above, in the event that the Borrower or any other Loan Party, as applicable, requests that this Agreement or any of the other Loan Documents, as applicable, be amended or otherwise modified in a manner which would require the consent of all of the Lenders and such amendment or other modification is agreed to by the

Borrower and/or such other Loan Party, as applicable, the Required Lenders and the Administrative Agent, then, with the consent of the Borrower and/or such other Loan Party, as applicable, the Administrative Agent and the Required Lenders, this Agreement or such other Loan Document, as applicable, may be amended without the consent of the Lender or Lenders who are unwilling to agree to such amendment or other modification (each, a “Minority Lender”), to provide for:

(i)                                     the termination of the Revolving Commitments of each such Minority Lender;

(ii)                                  the assumption of the Loans and Revolving Commitments of each such Minority Lender by one or more Replacement Lenders pursuant to the provisions of Section 2.23; and

(iii)                               the payment of all interest, fees and other obligations payable or accrued in favor of each Minority Lender and such other modifications to this Agreement or to such Loan Documents as the Borrower, the Administrative Agent and the Required Lenders may determine to be appropriate in connection therewith.

(c)                                  The Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to the extent such amendment consists solely of the making of typographical corrections and/or addressing any technical defects and/or ambiguities.

(d)                                 Notwithstanding any provision herein to the contrary but subject to the proviso in Section 10.1(a), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Borrower (i) to add one or more additional credit or term loan facilities to this Agreement and to permit all such additional extensions of credit and all related obligations and liabilities arising in connection therewith and from time to time outstanding thereunder to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders. For the avoidance of doubt, no Lender shall be required to participate in any such additional credit or term loan facility or be deemed a Defaulting Lender in the event that such Lender does not approve any such additional credit or term loan facility.

(e)                                  Notwithstanding any provision herein to the contrary, any Cash Management Agreement or Specified Swap Agreement may be amended or otherwise modified by the parties thereto in accordance with the terms thereof without the consent of the Administrative Agent or any Lender.

10.2                        Notices.

(a)                                 All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:                                                                                          Organogenesis Inc.

85 Dan Road

Canton, Massachusetts 02021

Attention: Tim Cunningham, CFO

Fax: (781) 401-1257

Email: TCunningham@organo.com

Website: organo.com

with a copy to:                                                               Foley Hoag LLP

155 Seaport Blvd.

Boston, Massachusetts 02210

Attention: William Kolb, Esq.

Fax: (617) 832-7000

Email: wkolb@foleyhoag.com

Administrative Agent:                         Silicon Valley Bank

275 Grove Street, Suite 2-200

Newton, Massachusetts 02466

Attention: Sam Subilia

Facsimile No.: (617) 527-0177

E-Mail: ssubilia@svb.com

with a copy to:                                                               Riemer & Braunstein, LLP

3 Center Plaza

Boston, Massachusetts 02108

Attn.: Charles W. Stavros, Esq.

Facsimile No.: (617) 692-3441

E-mail: cstavros@riemerlaw.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)                                  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)                                 (i)                                     Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)                                  the Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

10.3                        No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4                        Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5                        Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued or participated in hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender (including the Issuing Lender), and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)                                  Reimbursement by Lenders. To the extent that the Borrower for any reason fails indefeasibly to pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lenders’ Revolving Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Sections 2.1, 2.4 and 2.20(e).

(d)                                 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments. All amounts due under this Section shall be payable promptly after demand therefor.

(f)                                   Survival. Each party’s obligations under this Section shall survive the Discharge of Obligations.

10.6                        Successors and Assigns; Participations and Assignments.

(a)                                 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (which, for purposes of this Section 10.6, shall include any Cash Management Bank and any Qualified Counterparty, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of Section 10.6(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.6(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder)

or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)                               Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)                               the consent of the Issuing Lender and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility.

(iv)                              Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent any such administrative questionnaire as the Administrative Agent may request.

(v)                                 No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust established for, or owned and operated for the primary benefit of, a natural Person).

(vii)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.19, 2.20, 2.21 and 10.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)           Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, a holding company, investment vehicle or trust established for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the

Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnities under Sections 2.20(e) and 9.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which affects such Participant and for which the consent of such Lender is required (as described in Section 10.1). The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 (subject to the requirements and limitations therein, including the requirements under Section 2.20(f) (it being understood that the documentation required under Section 2.20(f) shall be delivered by such Participant to the Lender granting such participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b); provided that such Participant (A) agrees to be subject to the provisions of Sections 2.23 as if it were an assignee under Section 10.6(b); and (B) shall not be entitled to receive any greater payment under Sections 2.19 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any Requirement of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.23 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(k) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)           Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)            Notes. The Borrower, upon receipt by the Borrower of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6.

(g)           Representations and Warranties of Lenders. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments or Loans, as the case may be,

represents and warrants as of the Closing Date or as of the effective date of the applicable Assignment and Assumption that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments, loans or investments such as the Commitments and Loans; and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control).

10.7        Adjustments; Set-off.

(a)           Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8.2, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)           Upon obtaining the prior written consent of the Administrative Agent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being expressly waived by the Borrower and each Loan Party, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, at any time held or owing, and any other credits, indebtedness, claims or obligations, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, its Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower or any other Loan Party, as the case may be, against any and all of the obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such other Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender or any of its Affiliates shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate thereof from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or Affiliate thereof as to which it exercised such right of setoff. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application made by such Lender or any of its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section 10.7 are in addition to other rights and remedies (including other rights of set-off) which such Lender or its Affiliates may have.

10.8        Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the Discharge of Obligations.

10.9        Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10      Counterparts; Electronic Execution of Assignments.

(a)           This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

(b)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.11      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited under or in connection with any Insolvency Proceeding, as determined in good faith by the Administrative Agent or the Issuing Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.12      Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the other Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.13      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Section 10.13 shall survive the Discharge of Obligations.

10.14      Submission to Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a)           submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided that nothing in this Agreement shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Administrative Agent or such Lender. The Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Borrower at the addresses set forth in Section 10.2 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of the Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid;

(b)           WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL; and

(c)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

This Section 10.14 shall survive the Discharge of Obligations.

10.15      Acknowledgements. The Borrower hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)           none of the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.16      Releases of Guarantees and Liens.

(l)            Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (1) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (2) under the circumstances described in Section 10.16(b) below.

(a)           At such time as the Loans and the other Obligations under the Loan Documents (other than inchoate indemnity obligations and obligations under or in respect of Specified Swap Agreements, to the extent no default or termination event shall have occurred thereunder) shall have been paid in full, the Commitments shall have been terminated and no Letters of Credit shall be outstanding (or such Letters of Credit shall have been Cash Collateralized as provide herein), the Collateral (other than any cash collateral securing any Specified Swap Agreements, any Cash Management Services or outstanding Letters of Credit) shall be released from the Liens created by the Security Documents and Cash Management Agreements (other than any Cash Management Agreements used to cash collateralize any Obligations arising in connection with Cash Management Agreements), and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents and Cash Management Agreements (other than any Cash Management Agreements used to cash collateralize any Obligations arising in connection with Cash Management Agreements) shall terminate, all without delivery of any instrument or performance of any act by any Person.

10.17      Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower. In addition, the Administrative Agent, the Lenders, and any of their respective Related Parties, may (A) disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments; and (B) use any information (not constituting Information subject to the foregoing confidentiality restrictions) related to the syndication and arrangement of the credit facilities contemplated by this Agreement in connection with marketing, press releases, or other transactional announcements or updates provided to investor or trade publications, including the placement of “tombstone” advertisements in publications of its choice at its own expense.

Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws, rules, and regulations.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.18      Automatic Debits. With respect to any principal, interest, fee, or any other cost or expense (including attorney costs of the Administrative Agent or any Lender payable by the Borrower hereunder) due and payable to the Administrative Agent or any Lender under the Loan Documents, the Borrower hereby irrevocably authorizes the Administrative Agent to debit any deposit account of the Borrower maintained with the Administrative Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such principal, interest, fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount then due, such debits will be reversed (in whole or in part, in the Administrative Agent’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 10.18 shall be deemed a set-off.

10.19      Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower and each other Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower or any other Loan Party in the Agreement Currency, such Borrower and each other Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower or other Loan Party, as applicable (or to any other Person who may be entitled thereto under applicable law).

10.20      Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower and each other Loan Party that, pursuant to the requirements of “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with such rules and regulations. The Borrower and each other Loan Party will, and will cause each of its Subsidiaries to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent or any such Lender in maintaining compliance with such applicable rules and regulations.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

ORGANOGENESIS INC.
as the Borrower

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Chief Financial Officer

Signature page to Credit Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK,
as the Administrative Agent

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

Signature page to Credit Agreement

LENDERS:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

Signature page to Credit Agreement

EXHIBIT A

FORM OF GUARANTEE AND COLLATERAL AGREEMENT

(Please see attached form)

GUARANTEE AND COLLATERAL AGREEMENT

Dated as of March 21, 2017,

made by

ORGANOGENESIS INC.,

and the other Grantors referred to herein,

in favor of

SILICON VALLEY BANK,

as Administrative Agent

i

(continued)

ii

(continued)

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices, etc.
Schedule 5	Equipment and Inventory Locations
Schedule 6	Intellectual Property
Schedule 7	Letter of Credit Rights
Schedule 8	Commercial Tort Claims
Schedule 9	Deposit Accounts to be Closed

ANNEXES

Annex 1	Form of Assumption Agreement
Annex 2	Form of Pledge Supplement

iii

GUARANTEE AND COLLATERAL AGREEMENT

This GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of March 21, 2017, is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, each a “Grantor” and, collectively, the “Grantors”), in favor of SILICON VALLEY BANK, as administrative agent (together with its successors, in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (each a “Lender” and, collectively, the “Lenders”) from time to time parties to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and the Administrative Agent.

INTRODUCTORY STATEMENTS

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective business;

WHEREAS, certain of the Qualified Counterparties may enter into Specified Swap Agreements with the Borrower and certain Bank Services Providers may enter into Bank Services Agreements with the Grantors;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor derives substantial direct and indirect benefit from the extensions of credit under the Credit Agreement, the Bank Services and the Specified Swap Agreements; and

WHEREAS, it is a condition precedent to the Closing Date that the Grantors shall have executed and delivered this Agreement in favor of the Administrative Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

SECTION 1. DEFINED TERMS.

1.1                               Definitions.

(a)                                 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to such terms in the Credit Agreement, and the following terms are used herein as defined in the UCC: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Letter-of-Credit Rights, Money, Securities Account and Supporting Obligation.

(b)                                 The following terms shall have the following meanings:

“Agreement”: as defined in the preamble hereto.

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“Books”: all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (a) ledgers; (b) records indicating, summarizing, or evidencing such Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (c) computer programs and software; (d) computer discs, tapes, files, manuals, spreadsheets; (e) computer printouts and output of whatever kind; (f) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (g) any and all other rights now or hereafter arising out of any contract or agreement between such Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Grantor’s books or records or with credit reporting, including with regard to any of such Grantor’s Accounts.

“Borrower”: as defined in the preamble hereto.

“Collateral”: as defined in Section 3.1.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in 6.4 of this Agreement.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Copyright License”: any written agreement which (a) names a Grantor as licensor or licensee (including those listed on Schedule 6), or (b) grants any right under any Copyright to a Grantor, including any rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, together with the underlying works of authorship (including titles), whether registered or unregistered and whether published or unpublished (including those listed on Schedule 6), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the U.S. Copyright Office, and (b) the right to obtain any renewals thereof.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Accounts”: the deposit accounts listed on Schedule 9.

“Excluded Assets”: collectively,

(a)                                 Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation not prohibited by the terms of the Credit Agreement if the contract or other agreement pursuant to which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment and proceeds of such Equipment;

(b)                                 any leasehold interests of any Grantor;

(c)                                  motor vehicles and other equipment covered by certificates of title; and

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(d)                                 capital stock of any Foreign Subsidiary (other than Capital Stock representing up to 66% of the total outstanding voting Capital Stock of any Material First Tier Foreign Subsidiary);

provided, however, that any Proceeds, substitutions or replacements of any Excluded Assets shall not be Excluded Assets (unless such Proceeds, substitutions or replacements are otherwise, in and of themselves, Excluded Assets).

“Fraudulent Transfer Law” as defined in Section 2.1(f).

“Grantor”: as defined in the preamble hereto.

“Guarantor”: as defined in Section 2.1(a).

“Investment Account”: any of a Securities Account, a Commodity Account or a Deposit Account.

“Investment Property”: the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than any voting Capital Stock or other ownership interests of an Excluded Foreign Subsidiary excluded from the definition of “Pledged Stock”), and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Collateral.

“Issuer”: with respect to any Investment Property, the issuer of such Investment Property.

“Patent License”: any written agreement which (a) names a Grantor as licensor or licensee and (b) grants to such Grantor any right under a Patent, including the right to manufacture, use or sell any invention covered in whole or in part by such Patent, including any such agreements referred to on Schedule 6.

“Patents”: (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to on Schedule 6, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 6, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Collateral”: (a) any and all Pledged Stock; (b) all other Investment Property of any Grantor; (c) all warrants, options or other rights entitling any Grantor to acquire any interest in Capital Stock or other securities of the direct or indirect Subsidiaries of such Grantor or of any other Person; (d) all Instruments; (e) all securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (f) all certificates and instruments now or hereafter representing or evidencing any of the foregoing; (g) all rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (h) all cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor.

“Pledged Collateral Agreements”: as defined in Section 5.22.

“Pledged Notes”: all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Grantor.

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“Pledged Stock”: all of the issued and outstanding shares of Capital Stock, whether certificated or uncertificated, of any Grantor’s direct Subsidiaries now or hereafter owned by any such Grantor and including the Capital Stock listed on Schedule 2 hereof (as amended or supplemented from time to time); provided that in no event shall Pledged Stock include any Excluded Assets.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from any Investment Property constituting Collateral and all collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor”: in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant Lien becomes effective with respect to such Specified Swap Obligation or constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Rights to Payment”: any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations”: collectively, the “Obligations”, as such term is defined in the Credit Agreement; provided, however, that “Secured Obligations” shall not include any Excluded Swap Obligation.

“Trademark License”: any written agreement which (a) names a Grantor as licensor or licensee and (b) grants to such Grantor any right to use any Trademark, any such agreement referred to on Schedule 6.

“Trademarks”: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, Internet domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to on Schedule 6, and (b) the right to obtain all renewals thereof.

1.2                               Other Definitional Provisions. The rules of interpretation set forth in Section 1.2 of the Credit Agreement are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

SECTION 2. GUARANTEE.

2.1                               Guarantee.

(a)                                 Each Grantor who has executed this Agreement as of the date hereof, other than Organogenesis Inc., together with each Subsidiary of any Grantor who accedes to this Agreement as a Grantor after the date hereof pursuant to Section 6.12 of the Credit Agreement (each a “Guarantor” and,

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collectively, the “Guarantors”), hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(i)                                     each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon the Administrative Agent’s or any Secured Party’s exercise or enforcement of any remedy it or they may have against the Borrower, any other Guarantor, any other Person, or all or any portion of the Collateral; and

(ii)                                  the Administrative Agent may enforce this guaranty notwithstanding the existence of any dispute between any of the Secured Parties and the Borrower or any other Guarantor with respect to the existence of any Event of Default.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)                                  Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until the Discharge of Obligations, notwithstanding that from time to time during the term of the Credit Agreement the outstanding amount of the Secured Obligations may be zero.

(e)                                  No payment made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of Obligations.

(f)                                   Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Agreement or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.2, and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Agreement.

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2.2                               Right of Contribution. If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3                               No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any setoff or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any Collateral or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Discharge of Obligations. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Discharge of Obligations, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied in such order as set forth in Section 6.5 hereof irrespective of the occurrence or the continuance of any Event of Default.

2.4                               Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement, the other Loan Documents, the Specified Swap Agreements, the Bank Services Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all of the Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5                               Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consents. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively

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presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor further waives:

(a)                                 diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Secured Obligations;

(b)                                 any right to require any Secured Party to marshal assets in favor of the Borrower, such Guarantor, any other Guarantor or any other Person, to proceed against the Borrower, any other Guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Secured Obligations or to comply with any other provisions of Section 9-611 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Secured Party whatsoever;

(c)                                  the defense of the statute of limitations in any action hereunder or for the collection or performance of the Secured Obligations;

(d)                                 any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor or any other Person;

(e)                                  any defense based upon the Administrative Agent’s or any Secured Party’s errors or omissions in the administration of the Secured Obligations;

(f)                                   any rights to set-offs and counterclaims;

(g)                                  any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against the Borrower or any other obligor of the Secured Obligations for reimbursement; and

(h)                                 without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Secured Party, (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower and the Guarantors for the Secured Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to the Borrower, any Guarantor or any other Person, (v) any merger, acquisition, consolidation or change in structure of the Borrower, any Guarantor or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Voting Stock of the Borrower, any Guarantor or any other Person, (vi) any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and rights under this Agreement or the other Loan Documents, including any Secured Party’s right to receive payment of the Secured Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vi) any Secured

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Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Secured Obligations, and (vii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Secured Obligations or any other indebtedness, obligations or liabilities of any Guarantor to any Secured Party.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto. Any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Secured Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Secured Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for the Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Administrative Agent may deem proper; (d) in addition to the Collateral, the Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Secured Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) any Secured Party may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Secured Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Secured Obligations from any Person or to realize upon the Collateral, and (f) the Secured Parties may request and accept other guaranties of the Secured Obligations and any other indebtedness, obligations or liabilities of the Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

2.6                               Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any

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other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any such Guarantor or any substantial part of its respective property, or otherwise, all as though such payments had not been made.

2.7                               Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Funding Office.

2.8                               Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Secured Obligations under Specified Swap Agreements (provided that, each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8 or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.8 shall remain in full force and effect until the Discharge of Obligations. Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

SECTION 3. GRANT OF SECURITY INTEREST

3.1                               Grant of Security Interests. Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and wherever located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations (whether now existing or arising hereafter):

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Commercial Tort Claims, including, without limitation, those described on Schedule 8 attached hereto;

(d)                                 all Deposit Accounts and all Securities Accounts;

(e)                                  all Documents;

(f)                                   all Equipment;

(g)                                  all Fixtures;

(h)                                 all General Intangibles;

(i)                                     all Goods;

(j)                                    all Instruments;

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(k)                                 all Intellectual Property;

(l)                                     all Inventory;

(m)                             all Investment Property (including all Pledged Collateral);

(n)                                 (n)                                 all Letter-of-Credit Rights; Letters of Credit (as defined in the UCC), Promissory Notes (as defined in the UCC), and Drafts (as defined in the UCC);

(o)                                 all Money;

(p)                                 all Books and records pertaining to the Collateral

(q)                                 all other property not otherwise described above; and

(r)                                    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing;

provided, however, that notwithstanding anything to the contrary contained in clauses (a) through (r) above, the security interests created by this Agreement shall not extend to, and the term “Collateral” (including all of the individual items comprising Collateral) shall not include, any Excluded Assets nor any assets as to which a security interest is not granted pursuant to the following paragraph.

Notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirement of Law of a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except (i) to the extent that the terms in such contract, license, instrument or other document providing for such prohibition, breach, default or termination, or requiring such consent are not permitted under the terms and conditions of the Credit Agreement or (ii) to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences; and provided, further, that no United States intent-to-use trademark or service mark application shall be included in the Collateral to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under Federal law. After such period, each Grantor acknowledges that such interest in such trademark or service mark application shall be subject to a security interest in favor of the Administrative Agent and shall be included in the Collateral.

3.2                               Grantors Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such contracts, agreements and other documents included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation

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or liability under any such contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

3.3                               Perfection and Priority.

(a)                                 Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent (and its counsel and its agents) to file or record at any time and from time to time any financing statements and other filing or recording documents or instruments with respect to the Collateral and each Grantor shall execute and deliver to the Administrative Agent and each Grantor hereby authorizes the Administrative Agent (and its counsel and its agents) to file (with or without the signature of such Grantor) at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, security agreements relating to the Intellectual Property, assignments, fixture filings, affidavits, reports notices and all other documents and instruments, in such form and in such offices as the Administrative Agent or the Required Lenders determine appropriate to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral under and to accomplish the purposes of this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property, whether now owned or hereafter acquired” or any other similar collateral description in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent (and its counsel and its agents) of any financing statement with respect to the Collateral made prior to the date hereof.

(b)                                 Filing of Financing Statements. Each Grantor shall deliver to the Administrative Agent, from time to time, such completed UCC-1 financing statements for filing or recording in the appropriate filing offices as may be reasonably requested by the Administrative Agent.

(c)                                  Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in Section 5.6(b), each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the other Secured Parties pursuant to the UCC. To the extent practicable, each such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in Section 5.6(b).

(d)                                 Intellectual Property. (i) Each Grantor shall, in addition to executing and delivering this Agreement, take such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in the Intellectual Property, (ii) as set forth in Section 5.8(f), following the creation or other acquisition of any Intellectual Property by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, such Grantor shall modify this Agreement by amending Schedule 6 to include any Intellectual Property which becomes part of the Collateral and which was not included on Schedule 6 as of the date hereof and record an amendment to this Agreement with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, and take such other action as may be necessary, or as the Administrative Agent or the Required Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property.

(e)                                  Bailees. Any Person (other than the Administrative Agent) at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral

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as the agent of, and as pledge holder for, the Administrative Agent. At any time and from time to time, the Administrative Agent may give notice to any such Person holding all or any portion of the Collateral that such Person is holding the Collateral as the agent and bailee of, and as pledge holder for, the Administrative Agent, and obtain such Person’s written acknowledgment thereof. Without limiting the generality of the foregoing, each Grantor will join with the Administrative Agent in notifying any Person who has possession of any Collateral of the Administrative Agent’s security interest therein and shall use commercially reasonable efforts to obtain an acknowledgment from such Person that it is holding the Collateral for the benefit of the Administrative Agent.

(f)                                   Control. Each Grantor will cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Collateral consisting of any Deposit Accounts (other than Excluded Accounts), Electronic Chattel Paper, Investment Property, Securities Accounts or Letter-of-Credit Rights, including delivery of control agreements, as the Administrative Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in such Collateral.

(g)                                  Additional Subsidiaries. In the event that any Grantor acquires rights in any Subsidiary (other than an Excluded Foreign Subsidiary) after the date hereof, it shall deliver to the Administrative Agent a completed pledge supplement, substantially in the form of Annex 2 (the “Pledge Supplement”), together with all schedules thereto, reflecting the pledge of the Capital Stock of such new Subsidiary (except to the extent such Capital Stock consists of Excluded Assets). Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to the Pledged Collateral related to such Subsidiary immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In addition to the representations and warranties of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

4.1                               Title; No Other Liens. Except for the Liens permitted to exist on the Collateral by Section 7.3 of the Credit Agreement, such Grantor owns each item of the Collateral in which a Lien is granted by it free and clear of any and all Liens and other claims of others. No financing statement, fixture filing or other public notice with respect to all or any part of the Collateral is on file or of record or will be filed in any public office, except such as have been filed as permitted by the Credit Agreement.

4.2                               Perfected Liens. The security interests granted to the Administrative Agent pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly (if applicable) executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against any creditors of any Grantor and any Persons purporting to purchase any Collateral from any Grantor, and (b) are prior to all other Liens on the Collateral except for Liens permitted by the Credit Agreement which have priority over the Liens of the Administrative Agent on the Collateral (for the ratable benefit of the Secured Parties) by operation of law, and in the case of Collateral other than Pledged Collateral, Liens permitted by Section 7.3 of the Credit Agreement. Unless an Event of Default has occurred and is continuing, each Grantor has the right to remove the Fixtures in which such Grantor has an interest within the meaning of Section 9-334(f)(2) of the UCC.

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4.3                               Jurisdiction of Organization; Chief Executive Office and Locations of Books. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4. All locations where Books pertaining to the Rights to Payment of such Grantor are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for such Grantor, are set forth in Schedule 4.

4.4                               Inventory and Equipment. On the date hereof (a) the Inventory and (b) the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.5                               Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6                               Pledged Collateral. (a) Except as set forth on Schedule 2, all of the Pledged Stock held by such Grantor has been duly and validly issued, and is fully paid and non-assessable, subject in the case of Pledged Stock constituting partnership interests or limited liability company membership interests to future assessments required under applicable law and any applicable partnership or operating agreement, (b) such Grantor is or, in the case of any such additional Pledged Collateral will be, the legal record and beneficial owner thereof, (c) in the case of Pledged Stock of a Subsidiary of such Grantor or Pledged Collateral of such Grantor constituting Instruments issued by a Subsidiary of such Grantor, there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (d) the Pledged Stock pledged by such Grantor constitute all of the issued and outstanding shares of Capital Stock of each Issuer owned by such Grantor (except for Excluded Assets), and such Grantor owns no securities convertible into or exchangeable for any shares of Capital Stock of any such Issuer that do not constitute Pledged Stock hereunder, (e) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Stock pledged by such Grantor have been disclosed to the Administrative Agent, and (f) as to each such Pledged Collateral Agreement relating to the Pledged Stock pledged by such Grantor, (i) to the best knowledge of such Grantor, such Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof and is in full force and effect in accordance with its terms, (ii) to the best knowledge of such Grantor party thereto, there exists no material violation or material default under any such Pledged Collateral Agreement by such Grantor or the other parties thereto, and (iii) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such Pledged Collateral Agreement.

4.7                               Investment Accounts. Schedule 2 sets forth under the headings “Securities Accounts” and “Commodity Accounts”, respectively, all of the Securities Accounts and Commodity Accounts in which such Grantor has an interest. Except as disclosed to the Administrative Agent, such Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

(a)                                 Schedule 2 sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which such Grantor has an interest and, except as otherwise disclosed to the Administrative Agent, such Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

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(b)                                 In each case to the extent requested by the Administrative Agent, such Grantor has taken all actions necessary or desirable to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any Certificated Securities (as defined in Section 9-102 of the UCC); (ii) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Accounts constituting Securities Accounts, Commodity Accounts, Securities Entitlements or Uncertificated Securities (each as defined in Section 9-102 of the UCC); (iii) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (iv) deliver all Instruments (as defined in Section 9-102 of the UCC) to the Administrative Agent to the extent required hereunder.

4.8                               Receivables. No amount payable to such Grantor under or in connection with any Receivable or other Right to Payment is evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account) or Chattel Paper which has not been delivered to the Administrative Agent. None of the account debtors or other obligors in respect of any Receivable in excess of $100,000 in the aggregate is the government of the United States or any agency or instrumentality thereof (other than the US Department of Veteran Affairs, the Veterans Health Administration or any state or county hospital run thereby).

4.9                               Intellectual Property. Schedule 6 lists all registrations and applications for Intellectual Property (including registered Copyrights, Patents, Trademarks and all applications therefor) as well as all Copyright Licenses, Patent Licenses and Trademark Licenses, in each case owned by such Grantor in its own name on the date hereof. Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

4.10                        Instruments. (i) Such Grantor has not previously assigned any interest in any Instruments (including but not limited to the Pledged Notes) held by such Grantor (other than such interests as will be released on or before the date hereof), and (ii) no Person other than such Grantor owns an interest in such Instruments (whether as joint holders, participants or otherwise).

4.11                        Letter of Credit Rights. Such Grantor does not have any Letter-of-Credit Rights having a potential value in excess of $100,000 except as set forth in Schedule 7 or as have been notified to the Administrative Agent in accordance with Section 5.22.

4.12                        Commercial Tort Claims. Such Grantor does not have any Commercial Tort Claims having a potential value in excess of $100,000 except as set forth in Schedule 8 or as have been notified to the Administrative Agent in accordance with Section 5.21.

SECTION 5. COVENANTS

In addition to the covenants of the Grantors set forth in the Credit Agreement, which are incorporated herein by this reference, each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of Obligations:

5.1                               Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account), Certificated Security or Chattel Paper evidencing an amount in excess of $100,000, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

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5.2                               Maintenance of Insurance.

(a)                                 The Grantors shall maintain insurance as required pursuant to Section 6.6 of the Credit Agreement.

(b)                                 All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as an additional insured party or lender loss payee, (iii) to the extent available on commercially reasonable terms, and if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

(c)                                  The Borrower shall deliver to the Administrative Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower’s audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

5.3                               Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the security interests of the Administrative Agent (for the benefit of the Secured Parties) created by this Agreement as perfected security interests having at least the priority described in Section 4.2 and shall defend such security interests against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)                                 Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)                                  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Investment Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC) with respect thereto to the extent required hereunder.

5.4                               Changes in Locations, Name, Etc. Such Grantor will not, except upon 15 days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, and (b) if applicable, a written supplement to Schedule 4 showing the relevant new jurisdiction of organization, location of chief executive office or sole place of business, as appropriate:

(i)                                     change its jurisdiction of organization, identification number from the jurisdiction of organization (if any) or the location of its chief executive office or sole place of business, as appropriate, from that referred to in Section 4.3;

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(ii)                                  change its name; or

(iii)                               locate any Collateral in any state or other jurisdiction other than those in which such Grantor operates as of the Closing Date.

5.5                               Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a)                                 any Lien (other than Liens permitted under Section 7.3 of the Credit Agreement) on any of the Collateral; and

(b)                                 the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6                               Instruments; Investment Property.

(a)                                 Upon the request of the Administrative Agent, such Grantor will (i) immediately deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property held by such Grantor, all letters of credit of such Grantor, and all other Rights to Payment held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments, and (ii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights held by such Grantor, as the Administrative Agent shall reasonably specify.

(b)                                 If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Collateral, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided that in no event shall this Section 5.6(b) apply to any Excluded Assets. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of such Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

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(c)                                  In the case of any Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Capital Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) and (b) with respect to the Pledged Collateral issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Capital Stock issued by it.

5.7                               Securities Accounts; Deposit Accounts.

(a)                                 With respect to any Securities Account, such Grantor shall cause any applicable securities intermediary maintaining such Securities Account to show on its books that the Administrative Agent is the entitlement holder with respect to such Securities Account, and, if requested by the Administrative Agent, cause such securities intermediary to enter into an agreement in form and substance satisfactory to the Administrative Agent with respect to such Securities Account pursuant to which such securities intermediary shall agree to comply with the Administrative Agent’s “entitlement orders” without further consent by such Grantor, as requested by the Administrative Agent; and

(b)                                 With respect to any Deposit Account (other than the Excluded Accounts), such Grantor shall enter into and shall cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the Administrative Agent shall be granted “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account.

(c)                                  The Administrative Agent agrees that it will only communicate “entitlement orders” with respect to the Deposit Accounts and Securities Accounts of the Grantors after the occurrence and during the continuance of an Event of Default.

(d)                                 Such Grantor shall give the Administrative Agent immediate notice of the establishment of any new Deposit Account and of any new Securities Account established by such Grantor with respect to any Investment Property held by such Grantor.

5.8                               Intellectual Property.

(a)                                 Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark in order to maintain such material Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each such material Trademark, (iii) use each such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such material Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain, to the extent available, a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such material Trademark may become invalidated or impaired in any way.

(b)                                 Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)                                  Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such material Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

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(d)                                 Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)                                  Such Grantor will notify the Administrative Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)                                   Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the U.S. Patent and Trademark Office or any similar office or agency in any other country or political subdivision thereof, such Grantor shall report (i) the initial application to and (ii) the corresponding grant, if any, of the Patent or Trademark from the U.S. Patent and Trademark Office to the Administrative Agent, each within 45 days after the last day of the fiscal quarter in which such filing or grant, as applicable, occurs. Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright with the U.S. Copyright Office, such Grantor shall report the filing of the initial application to the Administrative Agent not less than 14 days prior to such filing. Upon request of the Administrative Agent, other than in respect of intent-to-use trademark or service mark applications, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)                                  Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the U.S. Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to obtain the relevant registration) and to maintain each registration of the material U.S. Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)                                 In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

5.9                               Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

5.10                        Defense of Collateral. Grantors will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Administrative Agent’s right or interest in, any material portion of the Collateral.

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5.11                        Preservation of Collateral. Grantors will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

5.12                        Compliance with Laws, Etc. Such Grantor will comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

5.13                        Location of Books and Chief Executive Office. Such Grantor will: (a) keep all Books pertaining to the Rights to Payment of such Grantor at the locations set forth in Schedule 4; and (b) give at least 15 days’ prior written notice to the Administrative Agent of any changes in any location where Books pertaining to the Rights to Payment of such Grantor are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any such Books or collecting Rights to Payment for such Grantor.

5.14                        Location of Collateral. Such Grantor will: (a) keep the Collateral held by such Grantor at the locations set forth in Schedule 5 or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to clause (b) and will not remove any such Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of such Grantor’s business, the movement of Collateral as part of such Grantor’s supply chain and in the ordinary course of such Grantor’s business, other dispositions permitted by Section 5.16 of this Agreement and Section 7.5 of the Credit Agreement and movements of Collateral from one disclosed location to another disclosed location within the United States), except upon at least 15 days’ prior written notice of any removal to the Administrative Agent; and (b) give the Administrative Agent at least 15 days’ prior written notice of any change in the locations set forth in Schedule 5.

5.15                        Maintenance of Records. Such Grantor will keep separate, accurate and complete Books with respect to Collateral held by such Grantor, disclosing the Administrative Agent’s security interest hereunder.

5.16                        Disposition of Collateral. Such Grantor will not surrender or lose possession of (other than to the Administrative Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by such Grantor or any right or interest therein, except to the extent permitted by the Loan Documents.

5.17                        Liens. Such Grantor will keep the Collateral held by such Grantor free of all Liens except Liens permitted under Section 7.3 of the Credit Agreement.

5.18                        Expenses. Such Grantor will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral held by such Grantor, to the extent the failure to pay any such expenses could reasonably be expected to materially and adversely affect the value of the Collateral.

5.19                        Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. At the Administrative Agent’s request, such Grantor will use commercially reasonable efforts to obtain from each Person from whom such Grantor leases any premises, and from each other Person at whose premises any Collateral held by such Grantor is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Administrative Agent may require, in form and substance satisfactory to the Administrative Agent.

5.20                        Chattel Paper. Such Grantor will not create any Chattel Paper without placing a legend on such Chattel Paper acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper. Such Grantor will give the Administrative Agent immediate

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notice if such Grantor at any time holds or acquires an interest in any Chattel Paper, including any Electronic Chattel Paper and shall comply, in all respects, with the provisions of Section 5.1 hereof.

5.21                        Commercial Tort Claims. Such Grantor will give the Administrative Agent prompt notice if such Grantor shall at any time hold or acquire any Commercial Tort Claim with a potential value in excess of $100,000.

5.22                        Letter-of-Credit Rights. Such Grantor will give the Administrative Agent prompt notice if such Grantor shall at any time hold or acquire any Letter-of-Credit Rights with a potential value in excess of $100,000.

5.23                        Shareholder Agreements and Other Agreements.

(a)                                 Such Grantor shall comply with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder, except, with respect to any such Pledged Collateral Agreement relating to any Pledged Collateral issued by a Person other than a Subsidiary of a Grantor, to the extent the failure to enforce any such rights could reasonably be expected to materially and adversely affect the value of the Pledged Collateral to which any such Pledged Collateral Agreement relates.

(b)                                 Such Grantor agrees that no Pledged Stock (i) shall be dealt in or traded on any securities exchange or in any securities market, (ii) shall constitute an investment company security, or (iii) shall be held by such Grantor in a Securities Account.

(c)                                  Subject to the terms and conditions of the Credit Agreement, including Sections 7.3 and 7.5 thereof, such Grantor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially and adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.

SECTION 6. REMEDIAL PROVISIONS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of Obligations:

6.1                               Certain Matters Relating to Receivables.

(a)                                 The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account over which the Administrative Agent has control, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. After the occurrence and during the continuance of an Event of Default, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

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(b)                                 At the Administrative Agent’s request, after the occurrence of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2                               Communications with Obligors; Grantors Remain Liable.

(a)                                 The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)                                 Upon the request of the Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3                               Investment Property.

(a)                                 Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Collateral and all payments made in respect of the Pledged Notes to the extent not prohibited by the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property of such Grantor; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable discretion, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                                 If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right (A) to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property (including the Pledged Collateral) of any or all of the Grantors and make application thereof to the Secured Obligations in the order set forth in Section 6.5, and (B) to exchange uncertificated Pledged Collateral for certificated Pledged Collateral and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement (in each case to the extent such exchanges are permitted under the applicable Pledged Collateral Agreements or otherwise agreed upon by the Issuer of such Pledged

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Collateral), and (ii) any and all of such Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of any such Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Collateral or Pledged Notes pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral or, as applicable, the Pledged Notes directly to the Administrative Agent.

(d)                                 If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to apply the balance from any Deposit Account or Securities Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Administrative Agent.

6.4                               Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks, Cash Equivalents and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account over which it maintains control, within the meaning of the UCC. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5                               Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in accordance with Section 8.3 of the Credit Agreement.

6.6                               Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing,

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evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, in accordance with the provisions of Section 6.5, only after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as is contemplated by Section 8.3 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, but only to the extent of the surplus, if any, owing to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by any of them of any rights hereunder, except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Secured Party or their respective agents. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. If an Event of Default has occurred and is continuing, Administrative Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-104 or any other section of the UCC, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of the Administrative Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-106 or any other section of the UCC, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Administrative Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Administrative Agent. Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Administrative Agent shall have the right to an immediate writ of possession without notice of a hearing. Administrative Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Administrative Agent.

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6.7                               Registration Rights.

(a)                                 If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)                                 Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Subject to its compliance with state securities laws applicable to private sales. the Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)                                  Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any applicable Requirement of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8                               Intellectual Property License. Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 6 and at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid

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the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by the Grantors.

6.9                               Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that:

7.1                               Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take, following the occurrence of an Event of Default and while it is continuing, any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following after the occurrence of an Event of Default and while it is continuing:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, (A) execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and (B) use any Intellectual Property or Intellectual Property licenses of such Grantor, including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling inventory or other Collateral and to collect any amounts due under accounts, contracts or other Collateral of such Grantor;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative

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Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                               Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result

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of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3                               Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1                               Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2                               Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3                               No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                               Enforcement Expenses; Indemnification.

(a)                                 Each Grantor agrees to pay or reimburse the Administrative Agent and each other Secured Party for all its costs and expenses incurred in collecting against such Guarantor under the guaranty contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent and of counsel to each other Secured Party.

(b)                                 Each Guarantor agrees to pay, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable

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with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                                  Each Guarantor agrees to pay, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to the Credit Agreement.

(d)                                 The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and any other amounts payable under the Credit Agreement and the other Loan Documents.

8.5                               Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their respective successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6                               Set Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party and any Affiliate thereof at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party or such Affiliate to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the Secured Obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and under the other Loan Documents and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such other Secured Party may have.

8.7                               Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile and/or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                               Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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8.10                        Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11                        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Section 8.11 shall survive the Discharge of Obligations.

8.12                        Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally agrees that the provisions of Section 10.14 of the Credit Agreement shall be incorporated herein, mutatis mutandis, as if set forth herein in full. This Section 8.12 shall survive the Discharge of Obligations.

8.13                        Acknowledgements. Each Grantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Secured Parties or among the Grantors and any of the Secured Parties.

8.14                        Additional Grantors. Each Subsidiary of a Grantor that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15                        Releases.

(a)                                 Upon the Discharge of Obligations, the Collateral shall be released from the Liens in favor of the Administrative Agent and the other Secured Parties created hereby, this Agreement shall terminate with respect to the Administrative Agent and the other Secured Parties, and all obligations (other than those expressly stated to survive such termination) of each Grantor to the Administrative Agent or any other Secured Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the sole expense of any Grantor following any such termination, the Administrative Agent shall deliver such documents as such Grantor shall reasonably request to evidence such termination.

(b)                                 If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by Section 7 of the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral, as applicable. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be

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sold, transferred or otherwise disposed of to a Person other than a Grantor in a transaction permitted by Section 7 of the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten days, or such shorter period as the Administrative Agent may agree, prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with terms and provisions of the Credit Agreement and the other Loan Documents.

8.16                        Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies each Grantor that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Grantor, which information includes the names and addresses and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Grantor in accordance with the Patriot Act. Each Grantor will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by any Requirement of Law, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

ORGANOGENESIS INC.,

By:
Name:
Title:

Signature Page to Guarantee and Collateral Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK

By:
Name:
Title:

Signature Page to Guarantee and Collateral Agreement

SCHEDULE 1

NOTICE ADDRESSES OF GUARANTORS

Guarantor	Notice Address

SCHEDULE 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Class of Capital Stock	Certificate No.	No. of Shares / Units

The quotas are currently pledged to Wells Fargo Bank, National Association, pursuant to the laws of Switzerland, and the Grantor will obtain the release of such pledge as soon as commercially reasonable (but in no event later than 45 days after the Closing Date) after the date of this Agreement.

Pledged Notes:

Grantor	Issuer	Date of Issuance	Payee	Principal Amount

Securities Accounts:

Grantor	Securities Intermediary	Address	Account Number(s)

Commodity Accounts:

Grantor	Commodities Intermediary	Address	Account Number(s)

Deposit Accounts:

Grantor	Depositary Bank	Address	Account Number(s)

SCHEDULE 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Other Actions

SCHEDULE 4

LOCATION OF JURISDICTION OF ORGANIZATION,

CHIEF EXECUTIVE OFFICE AND LOCATION OF BOOKS

SCHEDULE 5

LOCATIONS OF EQUIPMENT AND INVENTORY

SCHEDULE 6

Issued Patents of Organogenesis Inc.

Pending Patent Applications of Organogenesis Inc.

Issued Patents and Pending Patent Applications Licensed to Organogenesis Inc.

Registered Trademarks of Organogenesis Inc.

Pending Trademark Applications of Organogenesis Inc.

Registered Trademarks and Pending Trademark Applications Licensed to Organogenesis Inc.

RIGHTS OF THE GRANTORS RELATING TO COPYRIGHTS

SCHEDULE 7

LETTER OF CREDIT RIGHTS

SCHEDULE 8

COMMERCIAL TORT CLAIMS

SCHEDULE 9

DEPOSIT ACCOUNTS TO BE CLOSED

ANNEX 1 TO

GUARANTEE AND COLLATERAL AGREEMENT

FORM OF

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT, dated as of [                   ], is executed and delivered by [                                        ] (the “Additional Grantor”), in favor of SILICON VALLEY BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to that certain Credit Agreement, dated as of March 21, 2017 (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and the Administrative Agent. All capitalized terms not defined herein shall have the respective meanings ascribed to such terms in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into that certain Guarantee and Collateral Agreement, dated as of March 21, 2017, in favor of the Administrative Agent for the benefit of the Secured Parties defined therein (the “Guarantee and Collateral Agreement”);

WHEREAS, the Borrower is required, pursuant to Section 6.12 of the Credit Agreement to cause the Additional Grantor to become a party to the Guarantee and Collateral Agreement in order to grant in favor of the Administrative Agent (for the ratable benefit of the Lenders) the Liens and security interests therein specified and provide its guarantee of the Obligations as therein contemplated; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.              Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, (a) hereby becomes a party to the Guarantee and Collateral Agreement as both a “Grantor” and a “Guarantor” thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder, and (b) hereby grants to the Administrative Agent, for the benefit of the Secured Parties, as security for the Secured Obligations, a security interest in all of the Additional Grantor’s right, title and interest in any and to all Collateral of the Additional Grantor, in each case whether now owned or hereafter acquired or in which the Additional Grantor now has or hereafter acquires an interest and wherever the same may be located, but subject in all respects to the terms, conditions and exclusions set forth in the Guarantee and Collateral Agreement. The information set forth in Schedule 1 hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement (x) that is qualified by materiality is true and correct, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date).

2.              Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 8.11 and 8.12 of the Guarantee and Collateral Agreement are hereby incorporated by reference.

3.              Loan Document. This Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Schedule to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Supplement to Schedule 8

Supplement to Schedule 9

ANNEX 2

TO GUARANTEE AND COLLATERAL AGREEMENT

FORM OF

PLEDGE SUPPLEMENT

To:                             Silicon Valley Bank, as Administrative Agent

Re:                             ORGANOGENESIS INC.

Date:

Ladies and Gentlemen:

This Pledge Supplement (this “Pledge Supplement”) is made and delivered pursuant to Section 3.3(g) of that certain Guarantee and Collateral Agreement, dated as of March 21, 2017 (as amended, modified, renewed or extended from time to time, the “Guarantee and Collateral Agreement”), among each Grantor party thereto (each a “Grantor” and collectively, the “Grantors”), and Silicon Valley Bank (the “Administrative Agent”). All capitalized terms used in this Pledge Supplement and not otherwise defined herein shall have the meanings assigned to them in either the Guarantee and Collateral Agreement or the Credit Agreement (as defined in the Guarantee and Collateral Agreement), as the context may require.

The undersigned,                                       [insert name of Grantor], a                         [corporation, partnership, limited liability company, etc.], confirms and agrees that all Pledged Collateral of the undersigned, including the property described on the supplemental schedule attached hereto, shall be and become part of the Pledged Collateral and shall secure all Secured Obligations.

Schedule 2 to the Guarantee and Collateral Agreement is hereby amended by adding to such Schedule 2 the information set forth in the supplement attached hereto.

This Pledge Supplement shall constitute a Loan Document under the Credit Agreement.

THIS PLEDGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 8.11 and 8.12 of the Guarantee and Collateral Agreement are hereby incorporated by reference.

IN WITNESS WHEREOF, the undersigned has executed this Pledge Supplement, as of the date first above written.

[NAME OF APPLICABLE GRANTOR]

By:
Name:
Title:

SUPPLEMENT TO ANNEX 2

TO THE SECURITY AGREEMENT

Percentage
of
Subsidiary’s
Total
	Number of			Class or Type	Equity
	Units/Shares	Certificate(s)		of Units or	Interests
Name of Subsidiary	Owned	Numbers	Date Issued	Shares	Owned

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

ORGANOGENESIS INC.

Date:                                          , 20

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrower, hereby certifies, in his/her capacity as an officer of the Borrower, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement and other calculations required by the Credit Agreement.

To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party is as follows: [                       ] or [None].

To the extent not previously disclosed to the Administrative Agent, a list of any patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since the date of the most recent report delivered is as follows: [                       ] or [None]

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

ORGANOGENESIS INC.

By:
Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrower to be taken on account thereof.]

Attachment 3

to Compliance Certificate

The information described herein is as of [                   ], [        ] (the “Statement Date”), and pertains to the Subject Period defined below.

I.	Section 7.1(a) — Liquidity Ratio

	A.	Liquidity Ratio:

		1.	cash (on deposit with SVB or an Affiliate of SVB):	$

		2.	Cash Equivalents (on deposit with SVB or an Affiliate of
			SVB):	$

		3.	total net billed accounts receivable:	$

		4.	Quick Assets (the sum of items 1-3):	$

		5.	total Obligations (including any Obligations in respect of Cash Management Services, Letters of Credit and Specified Swap Agreements):	$

		6.	current portion of all Subordinated Indebtedness:	$

		7.	Current Liabilities (the sum of items 5 and 6):	$

		Liquidity Ratio (ratio of Line I.A.4 to Line I.A.7):		to 1.00

		Minimum required:		1.40 to 1.00

Covenant compliance: Yes ☐ No ☐

II.	Section 7.1(b) — Consolidated Adjusted EBITDA

	A.	Consolidated Net Income:	$

	B.	Consolidated Interest Expense:	$

	C.	provisions for taxes based on income:	$

	D.	total depreciation expense:	$

	E.	total amortization expense:	$

	F.	Accrued Rent for 275 Dan Road	$

G.

other non-cash items reducing Consolidated Net Income (excluding such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated Adjusted EBITDA:

$

H.

other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):

$

	I.	interest income	$

		Consolidated Adjusted EBITDA ((the sum of Lines II.A through II.G) minus (the sum of Lines II.H. + II.I)):	$

		Minimum required:	$

Covenant compliance: Yes ☐ No ☐

EXHIBIT C

FORM OF [SECRETARY’S][MANAGING MEMBER’S] CERTIFICATE

[NAME OF APPLICABLE LOAN PARTY]

This Certificate is delivered pursuant to Section 5.1(d) of that certain Credit Agreement, dated as of Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The undersigned [Secretary][Managing Member] of [insert the name of the certifying Loan Party, a [           ] [corporation][limited liability company], the “Certifying Loan Party”)] hereby certifies as follows:

1.                                      I am the duly elected and qualified [Secretary][Managing Member] of the Certifying Loan Party.

2.                                      Attached hereto as Annex 1 is a true and complete copy of the resolutions duly adopted by the Board of [Directors][Managers] of the Certifying Loan Party authorizing the execution, delivery and performance of the Loan Documents to which the Certifying Loan Party is a party and all other agreements, documents and instruments to be executed, delivered and performed in connection therewith. Such resolutions have not in any way been amended, modified, revoked or rescinded, and have been in full force and effect since their adoption up to and including the date hereof and are now in full force and effect.

3.                                      Attached hereto as Annex 2 is a true and complete copy of the [By-Laws][Operating Agreement] of the Certifying Loan Party as in effect on the date hereof.

4.                                      Attached hereto as Annex 3 is a true and complete copy of the Certificate of [Incorporation][Formation] of the Certifying Loan Party as in effect on the date hereof, along with a long-form good-standing certificate for the Certifying Loan Party from the jurisdiction of its organization.

5.                                      The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers, acting alone, is duly authorized to execute and deliver on behalf of the Certifying Loan Party each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

[ ]	[ ]
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the date set forth below.

Name:
Title:	[Secretary][Managing Member]

I, [                 ], in my capacity as the [                 ] of the Certifying Loan Party, do hereby certify in the name and on behalf of the Certifying Loan Party that [                 ] is the duly elected and qualified [Secretary][Managing Member] of the Certifying Loan Party and that the signature appearing above is [her][his] genuine signature.

Date: [ ]
Name:
Title:

ANNEX 1

RESOLUTIONS

ANNEX 2

[BY-LAWS][OPERATING AGREEMENT]

ANNEX 3

[CERTIFICATE OF INCORPORATION][CERTIFICATE OF FORMATION]

AND

LONG FORM GOOD-STANDING CERTIFICATE

EXHIBIT D

FORM OF SOLVENCY CERTIFICATE

ORGANOGENESIS INC.

Date:                                         , 20

To the Administrative Agent,

and each of the Lenders party

to the Credit Agreement referred to below:

This SOLVENCY CERTIFICATE (this “Certificate”) is delivered pursuant to Section 5.1(o) of that certain Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. The undersigned Chief Financial Officer of the Borrower, in such capacity only and not in her/his individual capacity, does hereby certify on behalf of each Loan Party as of the date hereof that:

1.                                      For purposes of this Certificate: (i) the undersigned has, or officers of the Loan Parties under the direction and supervision of the undersigned have, carefully reviewed the Credit Agreement and the various other Loan Documents, and also the contents of this Certificate, and in connection herewith have made such investigations and inquiries as they has deemed reasonably necessary and prudent therefor, and (ii) the term “fair value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the applicable Loan Party would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

2.                                      The undersigned Chief Financial Officer of the Borrower hereby certifies on behalf of the Loan Parties that, on and as of the date hereof and after giving effect to the incurrence of all Indebtedness, Obligations and obligations being incurred in connection with the Credit Agreement (i) the amount of the “fair value” of the assets of the Loan Parties taken as a whole exceed the aggregate amount of the Loan Parties “liabilities”, contingent or otherwise; (ii) the “present fair salable value” of the assets of the Loan Parties taken as a whole will be greater than the amount that will be required to pay each the Loan Parties liabilities as such debts become absolute and matured; (iii) the Loan Parties taken as a whole do not have an unreasonably small capital with which to conduct its business; and (iv) the Loan Parties taken as a whole will be able to pay their debts as they mature. Such quoted terms are determined in accordance with applicable and federal and state laws governing the determination of the insolvency of debtors. For purposes of this Certificate, (i) “debt” means liability on a “claim,” and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

3.                                      The Borrower does not intend, in receiving the Loans to be made on the Closing Date and consummating the Transactions and the other transactions contemplated by the Loan Documents, to delay, hinder, or defraud either present or future creditors of the Borrower.

4.                                      Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have hereunto set my hand on this Certificate as of the date first written above.

ORGANOGENESIS INC.

By:
Name:
Title:

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

ORGANOGENESIS INC.

This Assignment and Assumption Agreement (the “Assignment Agreement”) is dated as of the Assignment Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letter of credit deposits, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[for Assignee, if applicable, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	ORGANOGENESIS INC., a Delaware corporation

4.	Administrative Agent:	SILICON VALLEY BANK

5.	Credit Agreement:	Credit Agreement, dated as of March 21, 2017, by and among the Borrower, the Lenders party thereto, and SILICON VALLEY BANK, as Administrative Agent

6.	Assigned Interest[s]:

Aggregate
			Amount of	Amount of	Percentage
			Commitment	Commitment	Assigned of
Assignor	Assignee	Facility Assigned(1)	for all Lenders(2)	Assigned(3)	Commitment(4)
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date: ](5)

Assignment Effective Date:                         , 20      [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[Signature pages follow]

(1)         Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment Agreement (e.g. “Revolving Facility”, etc.)

(2)         Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

(3)         Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.

(4)         Set forth, to at least 9 decimals, as a percentage of the applicable Commitments of all Lenders thereunder.

(5)         To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR(1)
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE(2)
[NAME OF ASSIGNEE]

By:
Name:
Title:

(1)   Add additional signature blocks as needed.

(2)   Add additional signature blocks as needed.

Consented to and Accepted:

SILICON VALLEY BANK,

as Administrative Agent

By:
Name:
Title:

[Consented to:](3)

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

[NAME OF RELEVANT PARTY]

By:
Name:
Title:

(3)         To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Lender) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.   Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto.

1.2.   Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Assignee under Section 10.6(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.6(b)(iii) of the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, and (vii) if it is a Non-U.S. Lender, attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any of the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Assignment

Effective Date and to the Assignee for amounts which have accrued from and after the Assignment Effective Date.

3.     General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy (or other electronic method of transmission) shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and Silicon Valley Bank, as Administrative Agent for such Lenders (in such capacity; the “Administrative Agent”).

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Lender]

By
Name:
Title:

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and Silicon Valley Bank, as Administrative Agent for such Lenders (in such capacity; the “Administrative Agent”).

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Participant]

By
Name:
Title:

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and Silicon Valley Bank, as Administrative Agent for such Lenders (in such capacity; the “Administrative Agent”).

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Participant]

By
Name:
Title:

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

[Date]

Reference is made to that certain Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and Silicon Valley Bank, as Administrative Agent for such Lenders (in such capacity; the “Administrative Agent”).

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered by its proper and duly authorized signatory as of the day and year first written above.

[Name of Lender]

By
Name:
Title:

EXHIBIT G

[RESERVED]

EXHIBIT H-1

FORM OF REVOLVING LOAN NOTE

ORGANOGENESIS INC.

THIS REVOLVING LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS REVOLVING LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REVOLVING LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$[ ]	Santa Clara, California
[insert date]

FOR VALUE RECEIVED, the undersigned, ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [insert name of applicable Lender] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, on the Revolving Termination Date the principal amount of (a) [insert amount of applicable Lender’s Revolving Commitment] ($[              ]), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to Section 2.4 of the Credit Agreement referred to below. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Revolving Loan Note (this “Note”) is authorized to indorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof and each continuation thereof. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of any Revolving Loan.

This Note (a) is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of March 21, 2017, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ORGANOGENESIS INC.

By:
Name:
Title:

Schedule A

to Revolving Loan Note

LOANS AND REPAYMENTS OF ABR LOANS

			Amount of	Unpaid
		Amount of	Principal of	Principal
	Amount of	Converted	ABR Loans	Balance of	Notation
Date	ABR Loans	ABR Loans	Repaid	ABR Loans	Made By

EXHIBIT H-2

FORM OF SWINGLINE LOAN NOTE

ORGANOGENESIS INC.

THIS SWINGLINE LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS SWINGLINE LOAN NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REVOLVING LOAN REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	Santa Clara, California
[insert date]

FOR VALUE RECEIVED, the undersigned, ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to SILICON VALLEY BANK (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, on the Revolving Termination Date, the principal amount of (a)                 ($                         ), or, if less, (b) the aggregate unpaid principal amount of all Swingline Loans made by the Lender to the Borrower pursuant to Section 2.6 of the Credit Agreement referred to below. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Swingline Loan Note (this “Note”) is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swingline Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of any Swingline Loan.

This Note (a) is the Swingline Loan Note referred to in the Credit Agreement, dated as of March 21, 2017, among the Borrower, the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence and during the continuance of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ORGANOGENESIS INC.

By:
Name:
Title:

Schedule A

to Swingline Loan Note

LOANS AND REPAYMENTS

Amount of
		Principal of	Unpaid Principal
	Amount of	ABR Loans	Balance of	Notation
Date	Swingline Loans	Repaid	ABR Loans	Made By

EXHIBIT I

FORM OF TRANSACTION REPORT

(please see attached form)

Company name	Organogenesis, Inc.
Report number
Report date

Gross A/R Balance	$—
Gross Finished Goods Inventory Balance	$—
Beg A/R Loan Balance	$—
Beg Inventory Loan Balance	$—
Beg Loan Balance	$—

Today’s A/R Loan Advance Request	$—
Today’s Inventory Loan Advance Request	$—

SALES JOURNAL
Invoices:	$—
Credit Memos:	$—
Misc. Adj. - Sales related:	$—
Net New Invoices	$—

CASH RECEIPTS JOURNAL
A/R Collections:	$—
Non-A/R collections applied to Loan:	$—
Net Collections Applied to Loan	$—
Remittance of Collections
Net Collections Applied to A/R Loan	$—
Net Collections Applied to Inventory Loan	$—
$—

RESERVES
Misc. if applicable	$—

svb.com	General Input Sheet	Confidential | Rev. 01-26-10

Organogenesis, Inc.

Report No:	0
Date

ACCOUNTS RECEIVABLE COLLATERAL

Beginning A/R Balance Per Previous Report	$—
Add: Sales for Period	$—
Less: Collections for Period	$—

Ending Accounts Receivable Balance	$—
Deduct: Ineligible Accounts Receivable	$—
Total Eligible Accounts Receivable	$—

INVENTORY COLLATERAL

Inventory Total				$—
Deduct: Ineligible Inventory				$—
Total Eligible Inventory				$—

COMPUTATION OF BORROWING AVAILABILITY

Accounts Receivable Advance Rate			85%	$—
Lower of Calculated Availability or Line limit			$25,000,000	$—

Inventory Advance Rate
A) 65% of Eligible Finished Goods Inventory			$—

B) 85% of Net Orderly Liquidation Value	Gross	NOLV	85%
Dermagraft	$—	$—	$—
PuraPly AM	$—	$—	$—
PuraPly	$—	$—	$—
		$—	$—

Lower of A or B			$—
Lower of Calculated Availability or Sublimit			$5,000,000	$—

Reserves (if applicable):				$—
Net Borrowing Availability: Before Loans				$—

COMPUTATION OF LOAN	A/R	Inventory
Beginning Loan Balance	$—	$—
Less: Collections Applied to Loan	$—	$—
Misc. Adjustments	$—	$—
Ending Loan Balance	$—	$—
Unused Borrowing Availability Before Loan Request		$—

New Loan Request: The undersigned hereby requests a loan advance in the amount shown adjacent hereto.
Please deposit loan proceeds to my: SVB Checking Account	$—	$—
New A/R Loan Balance - After Loan Advance	$—	$—

Total Remaining Unused Borrowing Availability - After Loan Request		$—

The above described Collateral is subject to a security interest in favor of SILICON VALLEY BANK pursuant to the terms and conditions of a Loan & Security Agreement’s, as executed by and between SILICON VALLEY BANK and the undersigned.

svb.com	Transaction Report and Loan Request	Confidential | Rev. 01-26-10

INELIGIBLE CALCULATION	Organogenesis, Inc.
As of: 1/0/1900

Report No:
Date

Accounts Receivable Ineligibles as of
Intercompany / Affiliate / Employee	$—
150 Days Past Invoice Date	$—
Credit Balances over 90 Days	$—
Balance of 50% over 150 Day Accounts (Cross-Age or Current Affected)	$—
Foreign Account Debtor Accounts	$—
Foreign Invoiced and/or Collected Accounts	$—
Contra / Customer Deposit Accounts	$—
Concentration Limits (Balances over 25%)	$—
U.S. Government Accounts	$—
Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$—
Accounts with Memo or Pre-Billings;	$—
Contract Accounts; Accounts with Progress / Milestone Billings	$—
Accounts for Retainage Billings	$—
Trust / Bonded Accounts	$—
Bill and Hold Accounts	$—
Unbilled Accounts	$—
Non-Trade Accounts (If not already deducted above)	$—
Chargebacks Accounts / Debit Memos	$—
Product Returns/Exchanges	$—
Disputed Accounts; Insolvent Account Debtor Accounts	$—
Deferred Revenue	$—
Other	$—

Total Ineligible Accounts: (to BBC)	$—

Inventory Ineligibles as of

Ineligible Inventory	$—

Total Ineligible Inventory: (to BBC)	$—

svb.com	Ineligible Calculation	Confidential | Rev. 01-26-10

EXHIBIT J

FORM OF COLLATERAL INFORMATION CERTIFICATE

(please see attached form)

Notes:

1.              This is a form designed to be completed in Microsoft Word.

2.              If there is not enough space for your answer, use the continuation sheet at the end of this form or attach a separate Word document with the additional information.

3.              When completed, submit this form by e-mail or fax to Silicon Valley Bank. Please also print this form and submit a hard copy signed by an officer of the Company.

4.              This completed and executed certificate is a condition to closing and funding the loan. Information contained herein may have an impact on the drafting of the loan documents. The sooner this completed certificate is received by Silicon Valley Bank, the more likely it is that the transaction can be finalized in a timely manner.

PERFECTION CERTIFICATE

TO:                         SILICON VALLEY BANK

The undersigned, the   of         (the “Company”), hereby represents and warrants to you on behalf of the Company as follows:

1.                                      NAMES OF THE COMPANY

a.                                      The name of the Company as it appears in its current Articles or Certificate of Incorporation is:

b.                                      The federal employer identification number of the Company is:

c.                                       The Company is formed under the laws of the [State] [Country] of  .

d.                                      The organizational identification number issued to the Company under its jurisdiction of formation is:

e.                                       The Company transacts business in the following states (and/or countries) (list jurisdictions other than jurisdiction of formation):

f.                                        The Company is duly qualified to transact business as a foreign entity in the following states (and/or countries) (list jurisdictions other than jurisdiction of formation):

g.                                       Does the Company have any employee(s) performing work in the State of California?

Yes                            ☐                                    No                                ☐

h.                                      The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar names) currently used by the Company or used within the past five years:

Name	Period of Use	Note whether prior legal name, fictitious name, d/b/a, trade name, etc.

1

To: Silicon Valley Bank	Perfection Certificate

i.                                          The following are the legal names and jurisdictions of formation of all entities which have been merged into the Company during the past five years:

Legal Name of Merged Entity	Entity Jurisdiction of Formation	Year of Merger

j.                                         The following are the legal names and addresses (including jurisdictions of formation) of all entities from whom the Company has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Legal Name	Jurisdiction of Formation / Address	Date of Acquisition	Type of Property

2.                                      EQUITY-RELATED MATTERS

a.                                      Is the Company publicly-traded or privately held?

Public ☐                                                Private ☐

b.                                      If public, provide the following information:

Date of Listing
Exchange (e.g., NASDAQ, NYSE, LSE, etc.)
Ticker/Trading symbol
Tax/Accounting Year
Is the Company current in its SEC and/or other reporting?
Last report filed

c.                                       If private, attach a current capitalization table as a schedule.

3.                                      PARENT/SUBSIDIARIES OF THE COMPANY

a.                                      The legal name of each subsidiary and parent of the Company is as follows. (A “parent” is an entity directly owning more than 50% of the outstanding capital stock of the Company. A “subsidiary” is an entity, 50% or more of the outstanding capital stock of which is directly owned by the Company.)

Name	Subsidiary/Parent	Fed. Employer ID No.
Sub ☐ Parent ☐

2

b.                                      The following is a list of the respective jurisdictions and dates of formation of the parent and each subsidiary of the Company:

Name	Jurisdiction	Date of Formation

c.                                       The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar names) currently used by each subsidiary of the Company or used during the past five years:

Name	Subsidiary

d.                                      The following are the names of all entities which have been merged into a subsidiary of the Company during the five years:

Name	Subsidiary

e.                                       The following are the names and addresses of all entities from whom each subsidiary of the Company has acquired any personal property in a transaction not in the ordinary course of business during the past five years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Address	Date of Acquisition	Type of Property	Subsidiary

4.                                      LOCATIONS OF COMPANY AND ITS SUBSIDIARIES

a.                                      The Company and each of its subsidiaries maintain books or records at the following addresses:

Complete street and mailing address, including county	Name of Company/Subsidiary

3

b.                                      The Company and its subsidiaries own, lease, or occupy real property located at the following addresses and maintain equipment, inventory, or other property at such address:

Complete street and mailing address, including county	Name of Company/Subsidiary	Equipment/Inventory/other Collateral*

c.                                       The following are the names and addresses of all warehousemen, bailees, or other third parties who have possession of any of the Company’s inventory, equipment, or other property or that of its subsidiaries:

Name and complete mailing address of third party	Description of assets held with third party including estimated FMV	Name of Company/Subsidiary

5.                                      SPECIAL TYPES OF COLLATERAL

a.                                      The Company and its subsidiaries own (or have any ownership interest in) the following kinds of assets.

Copyrights or copyright applications registered with the U.S. Copyright Office	Yes ☐	No ☐
Software registered with the U.S. Copyright Office	Yes ☐	No ☐
Software not registered with the U.S. Copyright Office	Yes ☐	No ☐
Patents and patent applications	Yes ☐	No ☐
Trademarks or trademark applications (including any service marks, collective marks and certification marks)	Yes ☐	No ☐
Licenses to use trademarks, patents and copyrights of others	Yes ☐	No ☐

Licenses, permits (including environmental), authorizations, or certifications issued by federal, state, or local governments issued to the Company and/or its subsidiaries or with respect to their assets, properties, or businesses

	Yes ☐	No ☐
Stocks, bonds or other securities held by the Company or its subsidiaries in other entities (Company or sub is the stock owner)	Yes ☐	No ☐
Promissory notes, or other instruments or evidence of indebtedness issued in favor of the Company or any of its subsidiaries (Company or sub is the lender)	Yes ☐	No ☐
Leases of equipment, security agreements naming the Company or its subsidiaries as secured party or other chattel paper (Company or sub is the lessor/secured party)	Yes ☐	No ☐

4

Aircraft	Yes ☐	No ☐
Vessels, Boats or Ships	Yes ☐	No ☐
Railroad Rolling Stock	Yes ☐	No ☐
Motor Vehicles	Yes ☐	No ☐

If the answer is “yes” to any of the above questions, attach a Schedule 5(a) listing each asset owned by the Company and/or its subsidiaries (separately identified and scheduled for each entity) and identifying which party owns the asset, the relevant jurisdiction (such as IP registered in non-U.S. jurisdictions or the jurisdiction under which a motor vehicle is registered), each registration, application, or other identification number, and all other relevant information. In the cases of licenses, include the relevant parties and the specific property being licensed, and, if any licenses are material to the Company’s and/or any of its subsidiaries’ business, provide copies of such licenses.

b.                                      The following are all banks, brokerages, or financial institutions at which the Company and its subsidiaries maintain deposit or securities accounts:

Institution Name and Address	Account Number	Average Monthly Balance in Account	Name of Account Owner

c.                                       The following is a list of all payment transmitters or services (including, but not limited to: PayPal, Stripe, Square, Dwolla, Bitcoin, or similar services) at or through which the Company and/or its subsidiaries hold, deposit, or transmit funds:

Name of Company/Subsidiary	Name of Payment Transmitter/Service	Type of Account	Account ID/Name	Average Monthly Balance in Account

Does or is it contemplated that the Company will regularly receive letters of credit from customers or other third parties to secure payments of sums owed to the Company? The following is a list of any letters of credit naming Company as “beneficiary” thereunder:

5

LC Number	Name of LC Issuer	LC Applicant

6.                                      DEBT/ENCUMBRANCES

a.                                      The Company and its subsidiaries have the following outstanding debt for money borrowed (whether or not convertible) (please attach copies of all instruments evidencing the debt):

Name and Address of Lender	Original Principal Amount/ Principal Outstanding	Maturity Date	Secured/Unsecured (if secured, complete 6(b))

Do not list debt that is to be repaid prior to or concurrently with the SVB loan.

b.                                      The Company’s and its subsidiaries’ properties are subject to the following liens or encumbrances:

Name of Holder of Lien/Encumbrance	Description of Property Encumbered	Name of Company/Subsidiary

Do not list liens that are to be terminated prior to or concurrently with the SVB loan.

7.                                      GOVERNMENT REGULATION

The Company and its subsidiaries are subject to regulation by the following federal, state or local government entity or any department, agency, or instrumentality thereof:

Name of Regulatory Entity	Description of Regulation	Company/Subsidiary
Company ☐ or Name of Sub

Company ☐ or Name of Sub

Company ☐ or Name of Sub

6

8.                                      LITIGATION

a.                                      The following is a complete list of pending and threatened litigation or claims involving amounts claimed against the Company in an indefinite amount or in excess of $50,000 in each case:

b. The following are the only claims which the Company has against others (other than claims on accounts receivable), which the Company is asserting or intends to assert, and in which the potential recovery exceeds $50,000:

9.                                      TAXES

The following taxes are currently outstanding and unpaid:

Assessing Authority	Amount and Description

10.                               INSURANCE BROKER

The following broker handles the Company’s property and liability insurance:

Broker	Contact	Telephone	Fax	Email

11.                               OFFICERS OF THE COMPANY AND ITS SUBSIDIARIES

The following are the names and titles of the officers of the Company and its subsidiaries.

Office/Title	Name of Officer	Name of Company/Subsidiary

7

12.                               IRS FORM W9

The Company’s completed and executed IRS Form W9 is attached hereto as Exhibit A.

13.                               LEGAL COUNSEL

The following attorney(s) will represent the Company in connection with the loan documents:

Name of Attorney	Name of law firm / address	Telephone	Fax	Email

[Signature page follows.]

8

The Company acknowledges that your acceptance of this Perfection Certificate and any continuation pages does not imply any commitment on your part to enter into a loan transaction with the Company, and that any such commitment may only be made by an express written loan commitment, signed by one of your authorized officers.

Date:

By:
Its:
Email:
Phone:
Fax:

9

Continuation Page - Additional Information

10

Exhibit A

IRS Form W9

See attached.

1

EXHIBIT K

FORM OF NOTICE OF BORROWING

ORGANOGENESIS INC.

Date:

TO:                           SILICON VALLEY BANK

3003 Tasman Drive

Santa Clara, CA 95054

Attention: Corporate Services Department

RE:         Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (the “Borrower”), the Lenders party thereto and Silicon Valley Bank, as Administrative Agent for such Lenders (in such capacity; the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to such terms in the Credit Agreement.

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement and hereby gives you irrevocable notice, pursuant to Section [2.5] [2.7(a)] of the Credit Agreement, of the borrowing of a [Revolving Loan] [Swingline Loan].

1.             The requested Borrowing Date, which shall be a Business Day, is                      .

2.             The aggregate amount of the requested Loan is $                            .

3.             The requested Loan shall consist of $            of ABR Loans.

4.             The undersigned, in his/her capacity as a Responsible Officer of the Borrower and not in his/her individual capacity, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a)           each representation and warranty of each Loan Party contained in or pursuant to any Loan Document (i) that is qualified by materiality shall be true and correct, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date;

(b)           no Default or Event of Default exists or will occur after giving effect to the extensions of credit requested herein; and

(c)           after giving effect to the requested Loan, the availability and borrowing limitations specified in Section 2.4 of the Credit Agreement will be satisfied.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed and delivered by its proper and duly authorized officer as of the day and year first written above.

ORGANOGENESIS INC.

By:
Name:
Title:

Execution Version

JOINDER, ASSUMPTION AND FIRST AMENDMENT TO CREDIT AGREEMENT

This Joinder, Assumption and First Amendment to Credit Agreement (this “Amendment”) dated and effective as of March 24, 2017 (the “First Amendment Effective Date”) is entered into by and among ORGANOGENESIS INC., a Delaware corporation (the “Existing Borrower”), Prime Merger Sub, LLC, a Delaware limited liability company (the “New Borrower”), the several banks and other financial institutions or entities that are parties hereto as “Lenders” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Existing Borrower, the Lenders, the Issuing Lender, the Swingline Lender and the Administrative Agent are parties to that certain Credit Agreement dated as of March 21, 2017 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the Existing Borrower, Prime Merger Sub, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Existing Borrower (“Merger Sub”), NuTech Medical, Inc., an Alabama corporation (the “Target”), and Howard P. Walthall, Jr., Gregory J. Yager and Kenneth L. Horton, the sole shareholder of the Target (collectively, “Seller”) are parties to that certain Agreement and Plan of Merger, dated as of March 18, 2017 (the “NuTech Acquisition Agreement”) whereby Target will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as the surviving entity of the Merger and as a wholly-owned subsidiary of the Existing Borrower;

WHEREAS, in connection with the consummation of the Merger, the Existing Borrower has requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement;

WHEREAS, in connection with the Merger and this Amendment, the Existing Borrower is required to cause, upon consummation of the Merger, (i) the New Borrower to become a party to the Credit Agreement as a “Borrower” thereunder and to incur the Indebtedness under the Credit Agreement and the other Loan Documents, and (ii) and the New Borrower to become a party to the Guarantee and Collateral Agreement as a “Grantor” thereunder and to grant in favor of the Administrative Agent (for the ratable benefit of the Lenders) the Liens and security interests specified in the Guarantee and Collateral Agreement as therein contemplated;

WHEREAS, the New Borrower has agreed to execute and deliver this Amendment in order to so become parties to the Credit Agreement and the Guarantee and Collateral Agreement, as applicable, which shall become effective upon the satisfaction of the conditions precedent specified herein; and

WHEREAS, the parties to the Credit Agreement also have agreed to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement or in the other Loan Documents referred to in the recitals hereto, as applicable.

2.                                      Joinder to Credit Agreement. By executing and delivering this Amendment, the New Borrower hereby becomes a party to the Credit Agreement as a “Borrower” with the same force and effect as if originally named therein as a Borrower and, without limiting the generality of the foregoing, hereby expressly assumes, jointly and severally with the Existing Borrower, all obligations and liabilities of the “Borrower” thereunder and under the other Loan Documents. The New Borrower hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Credit Agreement (x) that is qualified by materiality is true and correct in all respects, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as the date hereof (after giving effect to this Amendment) as if made on and as of such date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date).

3.                                      Guarantee and Collateral Agreement. By executing and delivering this Amendment, (a) the New Borrower hereby becomes a party to the Guarantee and Collateral Agreement as a “Grantor” thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a “Grantor” thereunder and under the other Loan Documents, and (b) the New Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, as security for the Obligations, a security interest in all of the New Borrower’s right, title and interest in any and to all Collateral of the New Borrower, in each case whether now owned or hereafter acquired or in which the New Borrower now has or hereafter acquires an interest and wherever the same may be located, but subject in all respects to the terms, conditions and exclusions set forth in the Guarantee and Collateral Agreement. The information set forth in Schedule 1 hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The New Borrower hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement (x) that is qualified by materiality is true and correct in all respects, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as the date hereof (after giving effect to this Amendment) as if made on and as of such date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date). The parties hereto acknowledge and agree that the provisions of this paragraph 4 constitute the delivery by the New Borrower of an “Assumption Agreement” pursuant to the requirements of Section 8.14 of the Guarantee and Collateral Agreement.

4.                                      Amendments to the Credit Agreement.

(a)                                 The Credit Agreement is hereby amended by adding the following definitions in Section 1.1 thereof in appropriate alphabetical order:

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“Existing Borrower”: Organogenesis Inc., a Delaware corporation.

“First Amendment”: the Joinder and First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Administrative Agent and the Lenders.

“First Amendment Effective Date: March 24, 2017.

“Merger”: as defined in the recitals to the First Amendment.

“New Borrower”: as defined in the recitals to the First Amendment.

“NuTech Acquisition Agreement”: as defined in the recitals to the First Amendment.

“NuTech Acquisition Documents”: the NuTech Acquisition Agreement and the other material agreements, instruments, documents and certificates executed and delivered in connection therewith as in effect on the date hereof.

“NuTech Acquisition Deferred Consideration Payment”: each of (i) each of the four quarterly payments of $1,000,000 ($4,000,000 in the aggregate) payable by Borrower to Seller on the first four quarterly anniversaries of the closing date of the Merger and (ii) the single payment of $4,000,000 payable by Borrower to Seller on the fifteen-month anniversary of the closing date of the Merger, all in accordance with the terms of the NuTech Acquisition Agreement.

“NuTech Acquisition Deferred Consideration Interest Payment”: payment of interest by Borrower to Seller of simple interest on the unpaid NuTech Acquisition Deferred Consideration Payments accrued from the closing date on the Merger until the fifteen-month anniversary of the closing date of the Merger, at a rate of six percent (6%) per annum, such interest payable in a lump sum on the fifteen-month anniversary of the closing date of the Merger, all in accordance with the terms of the NuTech Acquisition Agreement.

“NuTech Acquisition Stock Put Obligation Payment”: payment by Borrower of the Put Purchase Price (as defined in the NuTech Acquisition Agreement as in effect on the date hereof) on the second anniversary of the closing date of the Merger, all in accordance with the terms of the NuTech Acquisition Agreement.

“Seller”: as defined in the recitals to the First Amendment.

(b)                                 The Credit Agreement is hereby amended by amending and restating the following definitions in Section 1.1 thereof to read as follows:

“Borrower”: the Existing Borrower and the New Borrower, individually and collectively, jointly and severally.

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(c)                                  Section 7.2 of the Credit Agreement is hereby amended by amending and restating clauses (f) and (g) thereof and adding a new clause (h) to read as follows:

“(f)                             surety Indebtedness and any other Indebtedness in respect of letters of credit, banker’s acceptances or similar arrangements, provided that the aggregate principal or face amount of any such Indebtedness outstanding at any time shall not exceed $25,000;

(g)                                  obligations (contingent or otherwise) of the of the Loan Parties and their respective Subsidiaries existing or arising under any Specified Swap Agreement, provided that such obligations are (or were) entered into by such Person in accordance with Section 7.13 and not for purposes of speculation; and

(h)                                 Indebtedness owing by the New Borrower to any Seller, shareholder, officer or director of the New Borrower incurred as a result of the Merger, provided that such Indebtedness shall not exceed $15,600,000 in the aggregate at any time.”

(d)                                 Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.6                         Restricted Payments. Make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, any Accrued Rent Obligations, any Existing Insider Notes, any Existing Subordinated Notes, pay any earn-out payment, seller debt or deferred purchase payments (including any NuTech Acquisition Deferred Consideration Payment or any NuTech Acquisition Deferred Consideration Interest Payment), declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member (including any NuTech Acquisition Stock Put Obligation Payment), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(i)                                     any Group Member may make Restricted Payments to any Loan Party;

(ii)                                  each Loan Party may, (i) purchase common stock or common stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee; provided that the aggregate amount of payments made under this clause (i) shall not exceed $25,000 during any fiscal year of the Borrower, and (ii) declare and make dividend payments or other distributions payable solely in the common stock or other common Capital Stock of the Borrower;

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(iii)                               each Loan Party may make regularly scheduled payments of principal and interest in respect of the Existing Subordinated Notes;

(iv)                              following the first anniversary of the Closing Date, each Loan Party may make regularly scheduled payments of principal and interest in respect of the Existing Insider Notes in each case upon receipt of the express prior written consent of the Administrative Agent;

(v)                                 Borrower may make each NuTech Acquisition Deferred Consideration Payment when the same is due and payable;

(vi)                              Borrower may make the NuTech Acquisition Deferred Consideration Interest Payment when the same is due and payable; and

(vii)                           Borrower may make the NuTech Acquisition Stock Put Obligation Payment when the same is due and payable.”

(e)                                  Section 7.7 of the Credit Agreement is hereby amended by amending and restating clauses (k) and (l) thereof and adding a new clause (m) to read as follows:

“(k)                           Investments existing on the date hereof listed on Schedule 7.8(n) (but specifically excluding any future Investments in any Subsidiaries unless otherwise permitted by Section 7.7(e));

(l)                                     the formation of Subsidiaries after the Closing Date, subject to compliance with Section 6.12(c) or (d) of this Agreement; and

(m)                             upon satisfaction of the Acquisition Milestones, the acquisition of the New Borrower pursuant to the Merger.”

(f)                                   Section 7.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.16                  Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement and those businesses in which the New Borrower is engaged on the First Amendment Effective Date, or in each case, that are reasonably related, ancillary or incidental thereto.”

(g)                                  Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.17                  Amendments to NuTech Acquisition Documentation. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to any Loan Party pursuant to the NuTech Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto; (b) otherwise amend,

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supplement or otherwise modify the terms and conditions of the NuTech Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect; or (c) fail to enforce, in a commercially reasonable manner, the Loan Parties’ material rights (including rights to indemnification) under the NuTech Acquisition Documentation.”

(h)                                 The information set forth in Schedule 1 hereto is hereby added to the information set forth in the Schedules to the Credit Agreement.

5.                                      Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(a)                                 This Amendment shall have been duly executed and delivered by the parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

(b)                                 The Administrative Agent shall have received a collateral information certificate with respect to the New Borrower.

(c)                                  All necessary consents and approvals to this Amendment shall have been obtained.

(d)                                 The Merger shall have been consummated in accordance with applicable law and the NuTech Acquisition Agreement.

(e)                                  All conditions to the consummation of the Merger set forth in the NuTech Acquisition Documentation shall have been satisfied or waived (in the case of waiver, to the extent such waiver would materially adversely affect the interests of the Lenders, without the prior written consent of the Administrative Agent).

(f)                                   The Administrative Agent shall have received a fully executed NuTech Acquisition Agreement certified by a Responsible Officer to be a true and complete copy of the NuTech Acquisition Agreement.

(g)                                  Prior to and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(h)                                 Prior to and immediately after giving effect to this Amendment, the representations and warranties herein and in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

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(i)                                     The Administrative Agent shall have received the results of a recent lien search in each of the Loan Parties’ (including the Target’s) jurisdiction of organization and each of the jurisdictions where assets of the Loan Parties (including the Target) are located, and such searches shall reveal no liens on any of the assets of the Loan Parties (including the Target) except for liens permitted by Section 7.3 of the Credit Agreement or discharged on or prior to the First Amendment Effective Date pursuant to documentation satisfactory to the Administrative Agent.

(j)                                    All documents and items required to be delivered pursuant to Section 6.12(c) of the Credit Agreement shall have been delivered, executed, or recorded with respect to the New Borrower and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

(k)                                 The Administrative Agent shall have received the executed legal opinion of Foley Hoag LLP, counsel to the Borrower, in a form reasonably satisfactory to the Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(l)                                     The Administrative Agent shall have received original copies of (i) a pledge supplement executed by the Existing Borrower pledging the shares of stock of the New Borrower, (ii) the certificates, if any, representing the shares of Capital Stock pledged pursuant to such pledge supplement and the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (iii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(m)                             The Administrative Agent shall have received (i) an officer’s certificate of each Loan Party (including the New Borrower), dated as of the First Amendment Effective Date, with appropriate insertions and attachments, including resolutions authorizing the transactions contemplated hereby, the certificate of formation of the New Borrower certified by the relevant authority of the jurisdiction of organization of the New Borrower, the operating agreement or other similar organizational document of the New Borrower and the relevant resolutions or written consents of the sole member of the New Borrower, and (ii) a certificate of status of the New Borrower from its jurisdiction of organization.

(n)                                 The Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer of the Borrower certifying that the Loan Parties, as of the First Amendment Effective Date, when taken as a whole after giving effect to the consummation of the Merger are Solvent.

(o)                                 The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the

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reasonable fees and expenses of legal counsel required to be paid hereunder or under any other Loan Document), on or before the First Amendment Effective Date.

(p)                                 The Administrative Agent shall have received, prior to the First Amendment Effective Date, all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(q)                                 The Administrative Agent shall have received evidence of insurance certificates and policy endorsements satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement with respect to each Loan Party (including the Target).

(r)                                    The Administrative Agent shall have received a Trademark Security Agreement executed by the New Borrower, if applicable.

(s)                                   The Administrative Agent shall have received a Patent Security Agreement executed by the New Borrower, if applicable.

(t)                                    The Administrative Agent shall have received a Copyright Security Agreement executed by the New Borrower, if applicable.

(u)                                 Delivery of subordination agreements, in form and substance acceptable to the Administrative Agent, in respect of all Indebtedness owed by the New Borrower to any Seller, shareholder, officer or director of the New Borrower.

(v)                                 The Administrative Agent shall have received updated schedules to the Credit Agreement and the Guarantee and Collateral Agreement.

(w)                               All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

6.                                      Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                                 This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b)                                 The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are true and correct in all respects

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on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date) ), in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

7.                                      Payment of Costs and Fees. The Borrowers shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent or any Lender).

8.                                      Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

9.                                      Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10.                               Effect on Loan Documents.

(a)                                 The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. The execution, delivery and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power or remedy of the Lenders in effect prior to the date hereof. The amendments, consents, modifications and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein,

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shall neither excuse any future non-compliance with the Credit Agreement, nor operate as a waiver of any Default or Event of Default. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b)                                 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c)                                  This Amendment is a Loan Document.

11.                               Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

12.                               No Defenses. Each Loan Party hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment which relates directly or indirectly, to the Credit Agreement or any other Loan Document, whether such claims, demands and causes of action are matured or unmatured or known or unknown, except for the duties and obligations set forth in this Amendment and other than with respect to the acts or omissions of any Releasee that a court of competent jurisdiction determines to have resulted from the gross negligence, willful misconduct or bad faith of such Releasee.

13.                               Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the Loan Documents effective as of the date hereof and as amended hereby.

14.                               Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EXISTING BORROWER:

ORGANOGENESIS INC.

By:	/s/ Timothy M. Cunningham
	Name:	Timothy M. Cunningham
	Title:	Chief Financial Officer

NEW BORROWER:

PRIME MERGER SUB, LLC

By:	/s/ Timothy M. Cunningham
	Name:	Timothy M. Cunningham
	Title:	Treasurer

Signature Page to Joinder and First Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EXISTING BORROWER:

ORGANOGENESIS INC.

By:
	Name:	Timothy M. Cunningham
	Title:	Chief Financial Officer

NEW BORROWER:

Prime Merger Sub, LLC

By:
	Name:	Timothy M. Cunningham
	Title:	Treasurer

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as Administrative Agent

By:	/s/ Sam Subilia
	Name:	Sam Subilia
	Title:	VP

LENDERS:

SILICON VALLEY BANK as Issuing Lender, Swingline Lender, and as a Lender

By:	/s/ Sam Subilia
	Name:	Sam Subilia
	Title:	VP

SECOND AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO

GUARANTEE AND COLLATERAL AGREEMENT

This Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement (this “Amendment”) dated as of August 10, 2017 is entered into by and among ORGANOGENESIS INC., a Delaware corporation (the “Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability company (“Prime”, and together with Organogenesis, each individually a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions or entities that are parties hereto as “Lenders” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are party to that certain Credit Agreement dated as of March 21, 2017, as amended by a Joinder, Assumption and First Amendment to Credit Agreement dated as of March 24, 2017 (as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrowers and the Administrative Agent are party to that certain Guarantee and Collateral Agreement dated as of March 21, 2017 (as amended, modified, supplemented or restated and in effect from time to time, the “Guarantee and Collateral Agreement”);

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement to, among other things, increase the Revolving Commitment to $30,000,000, subject to the terms and conditions contained herein;

WHEREAS, the Borrowers have provided the Administrative Agent with updated Schedules to the Guarantee and Collateral Agreement and wish to amend the Schedules thereto, subject to the terms and conditions contained herein;

WHEREAS, the parties to the Credit Agreement and the Guarantee and Collateral Agreement have agreed to modify and amend certain additional terms and conditions of the Credit Agreement and the Guarantee and Collateral Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to the Cover Page of Credit Agreement. The cover page to the Credit Agreement is hereby amended by deleting “$25,000,000” in the first line thereof and inserting “$30,000,000” in lieu therefor.

2.             Amendment to Recitals of Credit Agreement. The second recital to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the Lenders have agreed to extend a revolving loan facility to the Borrowers, upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $30,000,000, with a letter of credit sub-facility in the aggregate availability amount on the Closing Date of $0.00 (as a sublimit of the revolving loan facility) and a swingline sub-facility in the aggregate availability amount on the Closing Date of $0.00 (as a sublimit of the revolving loan facility);”

3.             Amendments to Section 1.1 of the Credit Agreement.

a.                                      The definition of “Eligible Finished Goods Inventory” is hereby amended by inserting “, NuTech”, immediately after “Dermagraft” in the first sentence thereof.

b.                                      The definition of “Total Revolving Commitments” is hereby amended and restated in its entirety to read as follows:

““Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect. The aggregate amount of the Total Revolving Commitments as of the Second Amendment Effective Date is $30,000,000. The L/C Commitment and the Swingline Commitment are each sublimits of the Total Revolving Commitments.

c.                                       The following new definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

““Second Amendment Effective Date”: August 10, 2017.”

4.             Amendment to Section 2.25 of the Credit Agreement. The first paragraph of Section 2.25 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“At any time after the Second Amendment Effective Date, during the Revolving Commitment Period, provided no Default or Event of Default has occurred and is continuing and subject to the conditions set forth in clause (e) below, upon notice to the Administrative Agent, the Borrower may, from time to time, request one increase to the Revolving Commitment (the “Incremental Revolving Commitment”), in an aggregate amount not to exceed $5,000,000. The Incremental Revolving Commitment shall be in the amount of at least $500,000 and integral multiples of $500,000 in excess thereof.”

5.             Amendment to Section 6.1(a) of the Credit Agreement. Section 6.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) as soon as available, but in any event within 180 days after the end of each fiscal year of the Borrower (three hundred sixty-five (365) days with respect to fiscal year ending December 31, 2016), a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited

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consolidated statements of income and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without qualification (other than a “going concern” or like qualification or exception solely as a result of the final maturity date of any Loan being scheduled to occur within twelve (12) months from the date of such opinion) by any “Big Four” accounting firm, or any other independent certified public accountants of nationally recognized standing and reasonably acceptable to the Administrative Agent.”

6.             Amendment to Schedules to the Credit Agreement. Schedule 1.1A, and Schedule 4.27 of the Credit Agreement are hereby deleted in their entirety and replaced with the corresponding schedules set forth in Exhibit A attached hereto.

7.             Amendment to Schedules to the Guarantee and Collateral Agreement. Schedule 3 and Schedule 6 to the Guarantee and Collateral Agreement are hereby deleted in their entirety and replaced with the corresponding schedules set forth in Exhibit B hereto.

8.             Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.                                      This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.                                      The Administrative Agent shall have received an Acknowledgement and Reaffirmation of Subordination Agreement from Eastward Fund Management, LLC, duly executed by each party thereto;

c.                                       The Administrative Agent shall have received an Acknowledgement and Reaffirmation of Subordination Agreement in relation to that certain Subordination Agreement dated March 21, 2017 by and between the Creditors (as defined therein) and Administrative Agent, from the Creditors (as defined therein), duly executed by each party thereto;

d.                                      All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties.

e.             No Default or Event of Default shall have occurred and be continuing.

f.                                        After giving effect to this Amendment, each the representations and warranties made by each Loan Party herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

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g.                                       The Administrative Agent shall have received the results of a recent lien search in each of the Loan Parties’ jurisdiction of organization, and such searches shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.3 of the Credit Agreement.

h.                                      The Administrative Agent shall have received (i) an officer’s certificate of each Borrower, dated as of the date hereof, with appropriate insertions and attachments, including resolutions authorizing the transactions contemplated hereby the certificate of incorporation or other similar organizational document of each Borrower certified by the relevant authority of the jurisdiction of organization of such Borrower, the bylaws or other similar organizational document of each Borrower and the relevant board resolutions or written consents of each Borrower, (ii) a long form good standing certificate or certificate of status, as the case may be, for each Borrower from its jurisdiction of organization and (iii) good standing certificates as a foreign corporation issued by each jurisdiction in which the failure of the applicable Borrower to be qualified could reasonably be expected to result in a Material Adverse Effect.

i.                                          The Administrative Agent shall have received a Compliance Certificate from a Responsible Officer of the Borrowers, certifying as to the compliance with the requirements of clauses 2.25(e)(iii) and 2.25(e)(iv) of the Credit Agreement, together with all reasonably detailed calculations evidencing compliance with clause 2.25(e)(iv) of the Credit Agreement.

j.                                         The Administrative Agent shall have received, (i) a fully-earned, non-refundable amendment fee in an amount equal to and $37,500, and (ii) all fees, costs and expenses required to be paid pursuant to Section 10 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder which have been invoiced to Borrowers prior to the date hereof).

k.                                      All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

9.             Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

(a)        This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

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(b)        Each of the representations and warranties made by each Loan Party set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality are true and correct, and (ii) that is not qualified by materiality, are true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date

(c)        The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrowers under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or bylaws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

10.          Payment of Costs and Expenses. The Borrowers shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto, including, without limitation, any fees that have been invoiced prior to the date hereof (which fees include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

11.          Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided, however, that nothing in the Credit Agreement as amended by this Amendment shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT

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TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.          Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

13.          Effect on Loan Documents.

(a)           The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Documents or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Credit Agreement set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with

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those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b)           To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c)           This Amendment is a Loan Document.

14.          Release of Claims. The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus the Loan Parties make the releases contained in this Section 14. In consideration of the Administrative Agent and the Lenders entering into this Amendment, the Loan Parties hereby fully and unconditionally release and forever discharge each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, arising prior to the date on which this Amendment is executed, whether known or unknown to the Loan Parties on the date hereof, whether liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Loan Parties have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising out of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents, including the administration or enforcement thereof (collectively, all of the foregoing, the “Claims”). The Loan Parties represent and warrant that they have no knowledge of any Claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Loan Parties against the Released Parties which is not released hereby. The Loan Parties represent and warrant that the foregoing constitutes a full and complete release of all Claims.

15.          Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to

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“this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

16.          Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

17.          Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Second Amendment to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWERS:

ORGANOGENESIS INC.

By:	/s/ Timothy M. Cunningham

Name:	Timothy M. Cunningham

Title:	Chief Financial Officer

PRIME MERGER SUB, LLC

By:	/s/ Timothy M. Cunningham

Name:	Timothy M. Cunningham

Title:	Treasurer

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK,
as the Administrative Agent

By:	/s/ Sam Subilia

Name: Sam Subilia

Title: Vice President

[Signature page to Second Amendment]

LENDERS:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Sam Subilia

Name: Sam Subilia

Title: Vice President

[Signature page to Second Amendment]

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Amendment”) dated as of November 7 , 2017 is entered into by and among ORGANOGENESIS INC., a Delaware corporation (the “Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability company (“Prime”, and together with Organogenesis, each individually a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions or entities that are parties hereto as “Lenders” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are party to that certain Credit Agreement dated as of March 21, 2017, as amended by a Joinder, Assumption and First Amendment to Credit Agreement dated as of March 24, 2017, as further amended by a Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement dated as of August 10, 2017 (as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement to, among other things, modify certain financial covenants therein;

WHEREAS, the Administrative Agent has agreed to so modify and amend such terms and conditions of the Credit Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments to Section 1.1 of the Credit Agreement.

a.                                      The following new definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

““Third Amendment Effective Date”: November [  ], 2017.”

b.                                      The proviso in the definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““provided, however, that (i) the amount included in the Borrowing Base pursuant to the foregoing clause (b) shall not exceed the lesser of (A) $5,000,000 ($1,000,000 during the period commencing on the Third Amendment Effective Date and ending on the earlier of (1) the closing of an initial public offering of Equity Interests of the Borrowers and (2) receipt by the Borrowers on or before April 30, 2018 of net cash proceeds of not less than $6,000,000 from the issuance and sale after the Third Amendment Effective Date of Equity Interests of the Borrower or Subordinated Indebtedness of the

Borrowers) and (B) 25% of the aggregate Borrowing Base, (ii) the Administrative Agent has the right to decrease the foregoing advance rates in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value, and (iii) the Borrowing Base shall not include any amount pursuant to foregoing clause (b) unless and until an inventory appraisal has been conducted with results satisfactory to the Administrative Agent.“”

2.                                      Amendment to Section 2.10(c) of the Credit Agreement. Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Commitment Reduction Fee. The Revolving Commitments may not be reduced or terminated pursuant to Section 2.10(a) unless the Borrower pays to the Administrative Agent (for the ratable benefit of the Revolving Lenders), contemporaneously with the reduction or termination of the Revolving Commitments, a fee equal to, (i) with respect to any such reduction or termination of the Revolving Commitments made during the period commencing on the Third Amendment Effective Date and ending prior to the first anniversary of the Third Amendment Effective Date, 3.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; (ii) with respect to any such reduction or termination of the Revolving Commitment made during the period commencing on the first anniversary of the Third Amendment Effective Date and ending prior to the second anniversary of the Third Amendment Effective Date, 2.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; and (iii) with respect to any such reduction or termination of the Revolving Commitments during the period commencing on the second anniversary of the Third Amendment Effective Date and ending on the date that is thirty (30) days prior to the Revolving Termination Date, 1.00% of the aggregate amount of the Revolving Commitments so reduced or terminated. Any such fee described in this Section 2.10(c) shall be fully earned on the date paid and shall not be refundable for any reason.”

3.                                      Amendments to Section 7.1 of the Credit Agreement.

a.                                      Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Liquidity Ratio. Permit the Borrowers’ Liquidity Ratio at any time, tested as at the last day of each month specified below to be less than the amount specified below for such period:

Month Ending	Minimum Liquidity
October 31, 2017	1.40:1:00
November 30, 2017	1.40:1:00
December 31, 2017	1.25:1:00

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January 31, 2018	1.25:1:00
February 28, 2018	1.25:1:00
March 31, 2018	1.25:1:00
April 30, 2018	1.25:1.00
May 31, 2018	1.25:1.00
June 30, 2018	1.25:1.00
July 31, 2018 and the last day of each month thereafter	1.40:1.00”

a.                                      Section 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Minimum Consolidated Adjusted EBITDA. Permit the Borrowers’ Consolidated Adjusted EBITDA less unfinanced Consolidated Capital Expenditures for any period specified below, tested as of the last day of each month, to be less than (loss no greater than) the amount specified below for such period:

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Minimum Consolidated
Month Ending	Adjusted EBITDA
Trailing nine months ending September 30, 2017	$1.00
Trailing ten months ending October 31, 2017	$1,500,000
Trailing eleven months ending November 30, 2017	$2,000,000
Trailing twelve months ending December 31, 2017	$500,000
Trailing twelve months ending January 31, 2018	$(500,000)
Trailing twelve months ending February 28, 2018	$(1,500,000)
Trailing twelve months ending March 31, 2018	$(2,500,000)
Trailing twelve months ending April 30, 2018	$(3,000,000)
Trailing twelve months ending May 31, 2018	$(3,750,000)
Trailing twelve months ending June 30, 2018	$(3,750,000)
Trailing twelve months ending July 31, 2018	$(1,500,000)
Trailing twelve months ending August 30, 2018	$(750,000)
Trailing twelve months ending September 30, 2018	$3,250,000
Trailing twelve months ending October 30, 2018, and the trailing twelve months ending on the last day of each month thereafter	$5,000,000

4.                                      Amendment to Compliance Certificate to the Credit Agreement. Exhibit B (Form of Compliance Certificate) to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

5.                                      Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

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a.                                      This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.                                      The Administrative Agent shall have received an Acknowledgement and Reaffirmation of Subordination Agreement from Eastward Fund Management, LLC, duly executed by each party thereto;

c.                                       The Administrative Agent shall have received an Acknowledgement and Reaffirmation of Subordination Agreement in relation to that certain Subordination Agreement dated March 21, 2017 by and between the Creditors (as defined therein) and Administrative Agent, from the Creditors (as defined therein), duly executed by each party thereto;

d.                                      All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties.

e.                                       No Default or Event of Default shall have occurred and be continuing.

f.                                        After giving effect to this Amendment, each the representations and warranties made by each Loan Party herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

g.                                       The Administrative Agent shall have received all fees, costs and expenses required to be paid on the Third Amendment Effective Date pursuant to Section 7 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder which have been invoiced to Borrowers prior to the date hereof).

h.                                      All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

6.                                      Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

(a)              This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights

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generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

(b)              Each of the representations and warranties made by each Loan Party set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality are true and correct, and (ii) that is not qualified by materiality, are true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date

(c)               The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrowers under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

7.                                      Payment of Costs and Expenses. The Borrowers shall pay to the Administrative Agent a fully-earned, non-refundable amendment fee in an amount equal to $50,000.00, which fee shall be fully earned on the Third Amendment Effective Date and due and payable on June 30, 2018. In addition, on the Third Amendment Effective Date the Borrowers shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto, including, without limitation, any fees that have been invoiced prior to the date hereof (which fees include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

8.                                      Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided, however, that nothing in the Credit Agreement as amended by this Amendment shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security

6

for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP,THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.                                      Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

10.                               Effect on Loan Documents.

(a)                                 The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Documents or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Credit Agreement set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from

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and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

(b)                                 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(c)                                  This Amendment is a Loan Document.

11.                               Release of Claims. The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus the Loan Parties make the releases contained in this Section 11. In consideration of the Administrative Agent and the Lenders entering into this Amendment, the Loan Parties hereby fully and unconditionally release and forever discharge each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, arising prior to the date on which this Amendment is executed, whether known or unknown to the Loan Parties on the date hereof, whether liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Loan Parties have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising out of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents, including the administration or enforcement thereof (collectively, all of the foregoing, the “Claims”). The Loan Parties represent and warrant that they have no knowledge of any Claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Loan Parties against the Released Parties which is not released hereby. The Loan Parties represent and warrant that the foregoing constitutes a full and complete release of all Claims.

12.                               Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all

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prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

13.                               Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

14.                               Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Third Amendment to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWERS:

ORGANOGENESIS INC.

By:	/s/ Timothy M. Cunningham

Name:	Timothy M. Cunningham

Title:	CFO

PRIME MERGER SUB, LLC

By:	/s/ Timothy M. Cunningham

Name:	Timothy M. Cunningham

Title:	Treasurer

Signature page 1 to Third Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as the Administrative Agent

By:	/s/ Kevin Longo

Name:	Kevin Longo

Title:	Director

Signature page 2 to Third Amendment to Credit Agreement

LENDERS:

SILICON VALLEY BANK, as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Kevin Longo

Name:	Kevin Longo

Title:	Director

Signature page 3 to Third Amendment to Credit Agreement

WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT

This Waiver and Fourth Amendment to Credit Agreement (this “Amendment”) dated as of February 9, 2018 is entered into by and among ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability company (“Prime”, and together with Organogenesis, each individually a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions or entities that are parties hereto as “Lenders” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are party to that certain Credit Agreement dated as of March 21, 2017, as amended by a Joinder, Assumption and First Amendment to Credit Agreement dated as of March 24, 2017, as further amended by a Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement dated as of August 10, 2017, as further amended by a Third Amendment to Credit Agreement dated as of November 7, 2017 (as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement to, among other things, modify certain financial covenants therein;

WHEREAS, the Administrative Agent has agreed to so modify and amend such terms and conditions of the Credit Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments to Section 1.1 of the Credit Agreement.

a.                                      The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

i.                                          ““Eastward Subordinated Indebtedness”: means “Subordinated Debt” as defined in that certain Subordination Agreement dated April 28, 2017 by and between the Administrative Agent and Eastward Fund Management, LLC (as amended, restated, supplemented or otherwise modified from time to time).”

ii.                                       ““Fourth Amendment Effective Date”: February 9, 2018.”

b.                                      The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Margin”: (i) at any time a Streamline Period is in effect, one and one-quarter of one percent (1.25%) and (ii) at any time a Streamline Period is not in effect, two and one-quarter percent (2.25%); provided that, if after the Fourth Amendment Effective Date, a Borrower receives net cash proceeds in the aggregate amount of at least $10,000,000 from the issuance and/or sale by such Borrower of its equity securities or debt securities to investors satisfactory to the Administrative Agent, the Applicable Margin shall thereafter be (a) at any time a Streamline Period is in effect, one-half of one percent (.50%) and (b) at any time a Streamline Period is not in effect, one and one-half percent (1.50%).”

c.                                       The definition of “Current Liabilities” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Current Liabilities”: on any relevant date of determination, the aggregate amount of the Loan Parties’ Obligations (including for the avoidance of doubt any Obligations in respect of Cash Management Services, Letters of Credit and Specified Swap Agreements), plus the current portion (or with respect to the Eastward Subordinated Indebtedness, all amounts due within six (6) months of the applicable date of determination) of all Subordinated Indebtedness (excluding any Insider Subordinated Indebtedness, including the Existing Insider Notes).”

d.                                      The definition of “Borrowing Base” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Borrowing Base”: as of any date of determination by the Administrative Agent, from time to time, an amount equal to the sum as of such date of (a) up to 90% of the book value of Eligible Accounts as of such date, plus (b) the lesser of (i) 65% of the value of Borrower’s Eligible Finished Goods Inventory (valued at the lower of cost or wholesale fair market value) or (ii) 85% of the net orderly liquidation value (as determined by a field exam appraisal by the Administrative Agent in its good faith business judgment) of Borrower’s Eligible Finished Goods Inventory as of such date, less (c) in each case, the amount of any Reserves established by the Administrative Agent as of such date in its sole discretion exercised in good faith; provided, however, that (i) the amount included in the Borrowing Base pursuant to the foregoing clause (b) shall not exceed the lesser of (A) $5,000,000 and (B) 25% of the aggregate Borrowing Base, (ii) the Administrative Agent has the right to decrease the foregoing advance rates in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value, and (iii) the Borrowing Base shall not include any amount pursuant to foregoing clause (b) unless and until an inventory appraisal has been conducted with results satisfactory to the Administrative Agent.”

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2.                                      Amendment to Section 2.10(c) of the Credit Agreement. Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Commitment Reduction Fee. The Revolving Commitments may not be reduced or terminated pursuant to Section 2.10(a) unless the Borrower pays to the Administrative Agent (for the ratable benefit of the Revolving Lenders), contemporaneously with the reduction or termination of the Revolving Commitments, a fee equal to, (i) with respect to any such reduction or termination of the Revolving Commitments made during the period commencing on the Third Amendment Effective Date and ending prior to the first anniversary of the Third Amendment Effective Date, 4.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; (ii) with respect to any such reduction or termination of the Revolving Commitment made during the period commencing on the first anniversary of the Third Amendment Effective Date and ending prior to the second anniversary of the Third Amendment Effective Date, 3.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; and (iii) with respect to any such reduction or termination of the Revolving Commitments during the period commencing on the second anniversary of the Third Amendment Effective Date and ending on the date that is thirty (30) days prior to the Revolving Termination Date, 1.00% of the aggregate amount of the Revolving Commitments so reduced or terminated. Any such fee described in this Section 2.10(c) shall be fully earned on the date paid and shall not be refundable for any reason.”

3.                                      Amendment to Section 6.2(g) of the Credit Agreement. Section 6.2(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(g) (i) not later than 30 days after the end of each month and (ii) prior to any borrowing of Revolving Loans, accounts receivable agings, aged by invoice date, accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, reconciliations of accounts receivable agings (aged by invoice date), an inventory report (summarizing and calculating (where applicable) the Borrowing Base), a Transaction Report summarizing and calculating (where applicable) the Borrowing Base, together with all key performance metrics (including, without limitation, report of billings, and detailed customer information) accompanied by a general ledger and, as shall be requested by the Administrative Agent in its reasonable discretion, supporting detail and documentation;”

4.                                      Amendments to Section 7.1 of the Credit Agreement.

a.                                      Section 7.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Liquidity Ratio. Permit the Borrowers’ Liquidity Ratio at any time, tested as at the last day of each month specified below to be less than the amount specified below for such period:

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Month Ending	Minimum Liquidity
October 31, 2017	1.40:1:00
November 30, 2017	1.40:1:00
December 31, 2017	1.25:1:00
January 31, 2018	1.25:1:00
February 28, 2018	1.25:1:00
March 31, 2018	1.25:1:00
April 30, 2018 and the last day of each month thereafter	1.15:1.00”

b.                                      Section 7.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Minimum Consolidated Adjusted EBITDA. Permit the Borrowers’ Consolidated Adjusted EBITDA less unfinanced Consolidated Capital Expenditures for any period specified below, tested as of the last day of each month, to be less than (loss no greater than) the amount specified below for such period:

Minimum Consolidated
Month Ending	Adjusted EBITDA
Trailing twelve months ending December 31, 2017	$(1,600,000)
Trailing twelve months ending January 31, 2018	$(4,000,000)
Trailing twelve months ending February 28, 2018	$(6,250,000)
Trailing twelve months ending March 31, 2018	$(8,750,000)
Trailing twelve months ending April 30, 2018	$(10,500,000)
Trailing twelve months ending May 31, 2018	$(12,000,000)
Trailing twelve months ending June 30, 2018	$(13,500,000)
Trailing twelve months ending	$(12,750,000)

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July 31, 2018
Trailing twelve months ending August 31, 2018	$(12,000,000)
Trailing twelve months ending September 30, 2018	$(11,250,000)
Trailing twelve months ending October 31, 2018	$(10,000,000)
Trailing twelve months ending November 30, 2018	$(8,750,000)
Trailing twelve months ending December 31, 2018	$(7,500,000)
Trailing twelve months ending January 31, 2019	$(6,800,000)
Trailing twelve months ending February 28, 2019	$(6,100,000)
Trailing twelve months ending March 31, 2019	$(5,500,000)
Trailing twelve months ending April 30, 2019	$(4,800,000)
Trailing twelve months ending May 31, 2019	$(4,100,000)
Trailing twelve months ending June 30, 2019	$(3,500,000)
Trailing twelve months ending July 31, 2019	$(2,800,000)
Trailing twelve months ending August 31, 2019	$(2,100,000)
Trailing twelve months ending September 30, 2019	$(1,500,000)
Trailing twelve months ending October 31, 2019	$(750,000)
Trailing twelve months ending November 30, 2019	$(150,000)
Trailing twelve months ending December 31, 2019	$500,000
Trailing twelve months ending January 31, 2020, and the trailing twelve months ending on the last day of each month thereafter	$500,000 ”

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5.                                      Amendment to Compliance Certificate to the Credit Agreement. Exhibit B (Form of Compliance Certificate) to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

6.                                      Acknowledgement of Events of Default; Waiver. The Borrowers have advised the Administrative Agent and the Lenders that the Borrowers have failed to comply with the Minimum Consolidated Adjusted EBITDA covenant set forth in Section 7.1(b) of the Credit Agreement for the compliance period ended November 30, 2017 (the “Existing Event of Default”). Subject to the execution and delivery of this Waiver, the Administrative Agent and the Lenders hereby waive the Existing Event of Default for the monthly compliance period indicated above. The Administrative Agent’s and the Lenders’ waiver of the Existing Event of Default shall apply only to the foregoing specific compliance period. The Borrowers hereby acknowledge and agree that, except as specifically provided herein, nothing in this Section or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by the Administrative Agent or the Lenders of any of their existing rights and remedies pursuant to the Loan Documents, applicable law or otherwise.

7.                                      Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.                                      This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder;

b.                                      The Administrative Agent shall have received an Acknowledgement and Reaffirmation of Subordination Agreement from Eastward Fund Management, LLC, duly executed by each party thereto;

c.                                       All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties;

d.                                      No Default or Event of Default shall have occurred and be continuing;

e.                                       After giving effect to this Amendment, each of the representations and warranties made by each Loan Party herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date;

f.                                        The Administrative Agent shall have received all fees, costs and expenses required to be paid on the Fourth Amendment Effective Date pursuant to Section 10 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder which have been invoiced to Borrowers prior to the date hereof); and

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g.                                       All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

8.                                      Post-Closing Condition. Within thirty (30) days after the Fourth Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the Administrative Agent shall have received updated insurance documents satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement, together with evidence reasonably satisfactory to the Administrative Agent that the insurance policies of each Loan Party have been endorsed for the purpose of naming the Administrative Agent (for the ratable benefit of the Secured Parties) as an “additional insured” and/or “lender loss payee”, as applicable, with respect to such insurance policies, in form and substance reasonably satisfactory to the Administrative Agent.

9.                                      Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

a.                                      This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

b.                                      Each of the representations and warranties made by each Loan Party set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality are true and correct, and (ii) that is not qualified by materiality, are true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

c.                                       The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrowers under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and

7

the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

10.                               Payment of Costs and Expenses. On the Fourth Amendment Effective Date the Borrowers shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto, including, without limitation, any fees that have been invoiced prior to the date hereof (which fees include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

11.                               Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided, however, that nothing in the Credit Agreement as amended by this Amendment shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12.                               Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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13.                               Effect on Loan Documents.

a.                                      The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Document or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Credit Agreement set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

b.                                      To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

c.                                       This Amendment is a Loan Document.

14.                               Release of Claims. The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus the Loan Parties make the releases contained in this Section 14. In consideration of the Administrative Agent and the Lenders entering into this Amendment, the Loan Parties hereby fully and unconditionally release and forever discharge each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms,

9

corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, arising prior to the date on which this Amendment is executed, whether known or unknown to the Loan Parties on the date hereof, whether liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Loan Parties have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising out of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents, including the administration or enforcement thereof (collectively, all of the foregoing, the “Claims”). The Loan Parties represent and warrant that they have no knowledge of any Claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Loan Parties against the Released Parties which is not released hereby. The Loan Parties represent and warrant that the foregoing constitutes a full and complete release of all Claims.

15.                               Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

16.                               Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

17.                               Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Waiver and Fourth Amendment to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWERS:

ORGANOGENESIS INC.

By:	/s/ Timothy M. Cunningham

Name:	Timothy M. Cunningham

Title:	Chief Financial Officer

PRIME MERGER SUB, LLC

By:	/s/ Timothy M. Cunningham

Name:	Timothy M. Cunningham

Title:	Treasurer

Signature page 1 to Waiver and Fourth Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK, as the Administrative Agent

By:	/s/ Sam Subilia

Name:	Sam Subilia

Title:	VP

Signature page 2 to Waiver and Fourth Amendment to Credit Agreement

LENDERS:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Sam Subilia

Name:	Sam Subilia

Title:	VP

Signature page 3 to Waiver and Fourth Amendment to Credit Agreement

Exhibit A to Waiver and Fourth Amendment to Credit Agreement

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Date:                               , 20

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability (“Prime” and together with Organogenesis, the “Borrowers”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrowers, hereby certifies, in his/her capacity as an officer of the Borrowers, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrowers and their respective Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement and other calculations required by the Credit Agreement.

To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party is as follows: [                              ] or [None].

To the extent not previously disclosed to the Administrative Agent, a list of any patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since the date of the most recent report delivered is as follows: [                             ] or [None]

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank; signature page follows]

Signature page 5 to Waiver and Fourth Amendment to Credit Agreement

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

ORGANOGENESIS INC.

By:
Name:
Title:

PRIME MERGER SUB, LLC

By:
Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrowers to be taken on account thereof.]

Attachment 3

to Compliance Certificate

The information described herein is as of [                            ], [                   ] (the “Statement Date”), and pertains to the Subject Period defined below.

I.	Section 7.1(a) — Liquidity Ratio

	A.	Liquidity Ratio:

		1.	cash (on deposit with SVB or an Affiliate of SVB):	$

		2.	Cash Equivalents (on deposit with SVB or an Affiliate of SVB):	$

		3.	total net billed accounts receivable:	$

		4.	Quick Assets (the sum of items 1-3):	$

		5.	total Obligations (including any Obligations in respect of Cash Management Services, Letters of Credit and Specified Swap Agreements):	$

6.

current portion (or with respect to the Eastward Subordinated Indebtedness, all amounts due within six (6) months of the applicable date of determination) of all Subordinated Indebtedness (excluding any Insider Subordinated Indebtedness, including the Existing Insider Notes).:

$

		7.	Current Liabilities (the sum of items 5 and 6):	$

		Liquidity Ratio (ratio of Line I.A.4 to Line I.A.7):			to
1.00

		Minimum required:			:1.00

Covenant compliance: Yes ☐ No ☐

II.	Section 7.1(b) — Minimum Consolidated Adjusted EBITDA

	A.	Consolidated Net Income:	$

	B.	Consolidated Interest Expense:	$

	C.	provisions for taxes based on income:	$

	D.	total depreciation expense:	$

	E.	total amortization expense:	$

	F.	accrued Rent for 275 Dan Road:(1)	$

	G.	non-cash stock option expense	$

H.

other non-cash items reducing Consolidated Net Income (excluding such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated Adjusted EBITDA:

$

I.

other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):

$

	J.	interest income	$

	K.	Consolidated Adjusted EBITDA ((the sum of Lines II.A through II.H) minus (the sum of Lines II.I. + II.J.)):	$

	L.	Unfinanced Consolidated Capital Expenditures	$

	M.	Minimum Consolidated Adjusted EBITDA covenant test (Line II.K. minus Line II.L)	$

(1) Not to exceed $1,500,000 in any fiscal year.

Minimum required:	$

Covenant compliance: Yes ☐ No ☐

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement (this “Amendment”) dated as of April 5, 2018 is entered into by and among ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability company (“Prime”, and together with Organogenesis, each individually a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions or entities that are parties hereto as “Lenders” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are party to that certain Credit Agreement dated as of March 21, 2017, as amended by a Joinder, Assumption and First Amendment to Credit Agreement dated as of March 24, 2017, as further amended by a Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement dated as of August 10, 2017, as further amended by a Third Amendment to Credit Agreement dated as of November 7, 2017 and as further amended by a Waiver and Fourth Amendment to Credit Agreement dated as of February 9, 2018 (as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement;

WHEREAS, the Administrative Agent has agreed to so modify and amend such terms and conditions of the Credit Agreement, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendment to the Cover Page of Credit Agreement. The cover page to the Credit Agreement is hereby amended by deleting “$30,000,000” in the first line thereof and inserting “$35,000,000” in lieu therefor.

2.                                      Amendment to Recital of Credit Agreement. The second recital to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrowers, upon the terms and conditions specified in this Agreement, in an aggregate amount not to exceed $35,000,000, consisting of a term loan facility in the aggregate original principal amount of $5,000,000, and a revolving loan facility in an aggregate amount not to exceed $30,000,000, with a letter of credit sub-facility in the aggregate availability amount on the Closing Date of $0.00 (as a sublimit of the revolving loan facility) and a swingline sub-facility in the aggregate availability amount on the Closing Date of $0.00 (as a sublimit of the revolving loan facility);”

3.                                      Amendments to Section 1.1 of the Credit Agreement.

a.                                      The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

i.                                          ““Facility”: each of (a) the Term Facility, (b) the Revolving Facility and (c) the L/C Facility (which is a sub-facility of the Revolving Facility).”

ii.                                       ““Fifth Amendment Effective Date”: April 5, 2018.”

iii.                                    ““IPO”: the closing of Borrower’s initial, underwritten offering and sale of its securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended.”

iv.                                   ““Personal Guarantors”: a collective reference to Glenn Nussdorf, Alan Ades, and Albert Erani.”

v.                                      ““Personal Guaranty”: the Unconditional Guaranty, dated as of the Fifth Amendment Effective Date, by the Personal Guarantors in favor of the Administrative Agent, pursuant to which the Personal Guarantors jointly and severally guarantee the full and timely payment of all principal, interest and other Obligations with respect to the Term Loans.”

vi.                                   ““Term Facility”: the Term Commitments and the Term Loans made thereunder.”

vii.                                ““Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrowers in an aggregate principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $5,000,000.”

viii.                             ““Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan.”

ix.                                   ““Term Loan”: each term loan made by the Lenders pursuant to Section 2.1.”

x.                                      ““Term Loan Applicable Margin”: three-quarters of one percent (.75%).”

xi.                                   ““Term Loan Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its

2

funding office by written notice to the Borrowers and the Lenders.”

xii.                                ““Term Loan Maturity Date”: the earlier to occur of (i) October 31, 2018 and (ii) thirty (30) days after the date of the occurrence of an IPO.”

xiii.                             ““Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Fifth Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).”

b.                                      Each of the following definitions set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

i.                                          ““Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the sum of (a) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding, (b) without duplication of clause (a), the L/C Commitment of such Lender then in effect (as a sublimit of the Revolving Commitment) and (c) the amount of such Lender’s Term Commitment then in effect or, if the Term Commitments have been terminated, the amount of such Lender’s Term Loans then outstanding.”

ii.                                       ““Consolidated Adjusted EBITDA” with respect to the Borrower and its consolidated Subsidiaries for any period, (a) the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) provisions for taxes based on income, plus (iv) total depreciation expense, plus (v) total amortization expense, plus (vi) accrued rent for the 275 Dan Road, Canton, Massachusetts property leased by the Borrower in an amount not to exceed $1,500,000 in any fiscal year, plus (vii) non-cash stock option expense, plus (viii) the marked to market value of shares granted to NuTech Medical, Inc., plus (ix) other non-cash items reducing Consolidated Net Income (excluding any such non cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated Adjusted EBITDA, minus (b) the sum, without duplication of the amounts

3

for such period of (i) other non-cash items increasing Consolidated Net Income for such period (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (ii) interest income.”

iii.                                    ““Current Liabilities”: on any relevant date of determination, the aggregate amount of the Loan Parties’ Obligations (including for the avoidance of doubt any Obligations in respect of Cash Management Services, Letters of Credit, and Specified Swap Agreements, but excluding the principal amount of the Term Loan), plus the current portion (or with respect to the Eastward Subordinated Indebtedness, all amounts due within six (6) months of the applicable date of determination) of all Subordinated Indebtedness (excluding any Insider Subordinated Indebtedness, including the Existing Insider Notes), and plus all interest on the Term Loans due within six (6) months of the applicable date of determination.”

iv.                                   ““Loan Documents”: this Agreement, the Security Documents, the Personal Guaranty, the Notes, the Fee Letter, the Solvency Certificate, the Collateral Information Certificate, each L/C-Related Document, each Compliance Certificate, each Transaction Report, each Notice of Borrowing, each subordination or intercreditor agreement in respect of any Subordinated Indebtedness, each Cash Management Agreement, each Specified Swap Agreement and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.10, and any amendment, waiver, supplement or other modification to any of the foregoing.”

v.                                      ““Required Lenders”: at any time, (a) if only one Lender holds the outstanding Revolving Commitments and the Term Commitments, such Lender; and (b) if more than one Lender holds the outstanding Revolving Commitments and the Term Commitments, then at least two Lenders who hold more than 50% of the sum of the Total Revolving Commitments (including, without duplication, the L/C Commitments) then in effect (or, if the Revolving Commitments and have been terminated, the Total Revolving Extensions of Credit then outstanding) and the Term Commitments then in effect (or, if the Term Commitments and have been terminated, the Term Loans then outstanding); provided that for the purposes of this clause (b), the Revolving Commitments and Term Commitments of, and the portion of the Revolving Loans and participations in L/C Exposure and Swingline Loans and Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a

4

determination of Required Lenders; provided further that a Lender and its Affiliates shall be deemed one Lender.”

4.                                      Amendment to Section 2.1 of the Credit Agreement. Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.1                         Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a Term Loan to the Borrower on the Fifth Amendment Effective Date in an amount equal to the amount of the Term Commitment of such Lender.”

5.                                      Amendment to Section 2.2 of the Credit Agreement. Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.2                         Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing (which must be received by the Administrative Agent prior to 10:00 A.M., Pacific Time, one (1) Business Day prior to the anticipated Fifth Amendment Effective Date (with originals to follow within three (3) Business Days)) requesting that the Term Lenders make the Term Loans on the Fifth Amendment Effective Date and specifying the amount to be borrowed. Upon receipt of such Notice of Borrowing, the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 P.M., Pacific Time on the Fifth Amendment Effective Date each Term Lender shall make available to the Administrative Agent at the Term Loan Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.”

6.                                      Amendment to Section 2.3 of the Credit Agreement. Section 2.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.3                         Repayment of Term Loans. The outstanding principal amount of the Term Loans shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.”

7.                                      Amendment to Section 2.10(c) of the Credit Agreement. Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Commitment Reduction Fee. The Revolving Commitments may not be reduced or terminated pursuant to Section 2.10(a) unless the Borrower pays to the Administrative Agent (for the ratable benefit of the Revolving Lenders), contemporaneously with the reduction or termination of the Revolving Commitments, a fee equal to, (i) with respect to any such reduction or termination of the Revolving Commitments made during the period commencing on the Third Amendment Effective Date and ending prior to the second anniversary of the Third Amendment Effective Date, 4.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; and (ii) with respect to any such reduction or termination of the Revolving Commitments made during the period commencing on the second anniversary of the Third Amendment Effective

5

Date and ending on the date that is thirty (30) days prior to the Revolving Termination Date, 2.50% of the aggregate amount of the Revolving Commitments so reduced or terminated. Any such fee described in this Section 2.10(c) shall be fully earned on the date paid and shall not be refundable for any reason.”

8.                                      Amendment to Section 2.15(a) of the Credit Agreement. Section 2.15(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Each Revolving Loan (including any Swingline Loan) shall bear interest at a rate per annum equal to (i) ABR plus (ii) the Applicable Margin. Each Term Loan shall bear interest at a rate per annum equal to (i) ABR plus (ii) the Term Loan Applicable Margin.”

9.                                      Amendments to Sections 2.18(a) and 2.18(b) of the Credit Agreement. Sections 2.18(a) and 2.18(b) of the Credit Agreement are hereby amended and restated in their entireties as follows:

“(a)             Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any Commitment Fee and any reduction of the Revolving Commitments and the Term Commitments shall be made pro rata according to the respective Term Percentages, L/C Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

(b)                                 Except as otherwise provided herein, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the respective then remaining principal amounts thereof. Except as otherwise may be agreed by the Borrower and the Required Lenders, any proceeds of the Personal Guaranty shall be applied to the then outstanding Term Loans on a pro rata. Amounts prepaid on account of the Term Loans may not be reborrowed.”

10.                               Amendment to Section 2.18(h) of the Credit Agreement. Section 2.18(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h)                           The obligations of a Lender hereunder to (i) make Revolving Loans, (ii) Term Loans, (iii) to fund its participations in L/C Disbursements in accordance with its respective L/C Percentage, (iv) to fund its respective Swingline Participation Amount of any Swingline Loan, and (v) to make payments pursuant to Section 9.7, as applicable, are several and not joint. The failure of any Lender to make any such Loan, to fund any such participation or to make any such payment under Section 9.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.7.”

6

11.                               Amendment to Section 2.18(k) of the Credit Agreement. Section 2.18(k) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(k)           If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any Loan made by it, its participation in the L/C Exposure or other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its Term Percentage, Revolving Percentage or L/C Percentage, as applicable, of such payment on account of the Loans or participations obtained by all of the Lenders, such Lender shall forthwith advise the Administrative Agent of the receipt of such payment, and within five (5) Business Days of such receipt purchase (for cash at face value) from the other Term Lenders, Revolving Lenders or L/C Lenders, as applicable (through the Administrative Agent), without recourse, such participations in the Term Loans or Revolving Loans made by them and/or participations in the L/C Exposure held by them, as applicable, or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective Term Percentages, Revolving Percentages or L/C Percentages, as applicable; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.18(k) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. No documentation other than notices and the like referred to in this Section 2.18(k) shall be required to implement the terms of this Section 2.18(k). The Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.18(k) and shall in each case notify the Term Lenders, Revolving Lenders or the L/C Lenders, as applicable, following any such purchase. The provisions of this Section 2.18(k) shall not be construed to apply to (i) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (ii) the application of Cash Collateral provided for in Section 3.10, or (iii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in any L/C Exposure to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply). The Borrower consents on behalf of itself and each other Loan Party to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if

7

such Lender were a direct creditor of each Loan Party in the amount of such participation.”

12.                               Amendment to Section 4.16 of the Credit Agreement. The last sentence of Section 4.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“All or a portion of the proceeds of the Term Loans, the Swingline Loans and the Letters of Credit shall be used for working capital and general corporate purposes.”

13.                               Amendment to Section 8.1 of the Credit Agreement. Section 8.1 of the Credit Agreement is hereby amended by deleting “or” at the end of clause (n) thereof, deleting the “.” at the end of clause (o) thereof and inserting “; or” in lieu thereof, and adding a new clause (p) thereto reading as follows:

“(p) (i) the Personal Guaranty terminates or ceases for any reason to be in full force and effect other than as a result of the payment in full of the Term Loan and all Obligations in connection therewith; (ii) any Personal Guarantor does not perform any obligation or covenant under the Personal Guaranty; or (iii) the death of any Personal Guarantor prior to the payment in full of the Term Loan and the Obligations in connection therewith.”

14.                               Amendment to Section 8.2(a) of the Credit Agreement. Section 8.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of Section 8.1 with respect to the Borrower, the Term Commitments, the Revolving Commitments, the Swingline Commitments and the L/C Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable, and”

15.                               Amendment to Section 8.2(b) of the Credit Agreement. The first paragraph of Section 8.2(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) if such event is any other Event of Default, any of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Term Commitments, the Revolving Commitments, the Swingline Commitments and the L/C Commitments to be terminated forthwith, whereupon the Term Commitments, the Revolving Commitments, the Swingline Commitments and the L/C Commitments shall immediately terminate; (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; (iii) any Cash Management Bank

8

may terminate any Cash Management Agreement then outstanding and declare all Obligations then owing by the Group Members under any such Cash Management Agreements then outstanding to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iv) the Administrative Agent may exercise on behalf of itself, any Cash Management Bank, the Lenders and the Issuing Lender all rights and remedies available to it, any such Cash Management Bank, the Lenders and the Issuing Lender under the Loan Documents.”

16.                               Amendment to Section 8.3 of the Credit Agreement. The last paragraph of Section 8.3 of the Credit Agreement is hereby amended by the addition of the following sentence at the beginning thereof reading as follows:

“Notwithstanding the foregoing, all proceeds of the Personal Guaranty shall only be applied to the repayment the Term Loan and all Obligations related thereto until the same are paid in full.”

17.                               Amendment to Section 10.1(a) of the Credit Agreement. Section 10.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Neither this Agreement, nor any other Loan Document (other than any L/C Related Document, any Specified Swap Agreement and any Cash Management Agreement), nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment or any Lender’s Term Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (C) amend clause (b) of the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the

9

other Loan Documents, amend Section 10.6(b)(v) to permit an assignment to be made to a Loan Party or any of a Loan Party’s Affiliates or Subsidiaries, release all or substantially all of the Collateral, subordinate the Obligations to any other obligation (other than Indebtedness permitted under Section 7.2, or Liens permitted by Section 7.3 as in effect on the Closing Date, in each case, that are permitted to be senior to the Obligations, or as otherwise expressly permitted by this Agreement), or release all or substantially all of the value of the guarantees (taken as a whole) of the obligations or the Guarantors under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (D) amend or otherwise modify the definition of the term “Borrowing Base” or any component definition thereof if, as a result thereof, the amounts available to be borrowed by the Borrower would be increased, without the written consent of all Lenders; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves without the consent of any Lenders; (E) (i) amend, modify or waive the pro rata requirements of Section 2.18 in a manner that adversely affects Revolving Lenders without the written consent of each Revolving Lender, (ii) amend, modify or waive the pro rata requirements of Section 2.18 in a manner that adversely affects the L/C Lenders without the written consent of each L/C Lender or (iii) amend, modify or waive the pro rata requirements of Section 2.18 in a manner that adversely affects Term Lenders without the written consent of each Term Lender; (F) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (G) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swingline Lender; (H) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender; or (I)(i) amend or modify the application of payments set forth in Section 8.3 without the written consent of each Lender, (ii) amend or modify the application of payments set forth in Section 8.3 in a manner that adversely affects the L/C Lenders without the written consent of the L/C Lenders, or (iii) amend or modify the application of payments provisions set forth in Section 8.3 in a manner that adversely affects the Issuing Lender, any Cash Management Bank or any Qualified Counterparty, as applicable, without the written consent of the Issuing Lender, each Cash Management Bank or each such Qualified Counterparty, as applicable. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent, the Swingline Lender, the Issuing Lender, each Cash Management Bank, each Qualified Counterparty, and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, the Issuing Lender may amend any of the L/C Documents without the consent of the Administrative Agent or any other Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have

10

any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Commitment or Term Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.”

18.                               Amendment to Schedule 1.1A of the Credit Agreement. Schedule 1.1A of the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.1A attached hereto as Exhibit A.

19.                               Amendment to Compliance Certificate. Exhibit B (Form of Compliance Certificate) to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

20.                               Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent (such date the “Fifth Amendment Effective Date”):

a.                                      This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder;

b.                                      The Administrative Agent shall have received the Personal Guaranty, duly executed by each of the Personal Guarantors;

c.                                       The Administrative Agent shall have received a Compliance Certificate in the form of Exhibit A to the Personal Guaranty, duly executed by each Personal Guarantor, together with current bank statements (and brokerage statements, as applicable) supporting the calculations showing compliance by the Personal Guarantors with the covenants set forth therein;

d.                                      The Administrative Agent shall have received the Amended and Restated Subordination Agreement from Eastward Fund Management, LLC, duly executed by each party thereto;

e.                                       The Administrative Agent shall have received the Subordination Agreement in favor of Eastward Fund Management, LLC, duly executed by each party thereto;

f.                                        The Administrative Agent shall have received an Acknowledgement and Reaffirmation of Subordination Agreement in relation to that certain Subordination Agreement, dated March 21, 2017 by and between the

11

Creditors (as defined therein) and Administrative Agent, from the Creditors (as defined therein), duly executed by each party thereto;

g.                                       The Administrative Agent shall have received the results of a recent lien with respect to each Personal Guarantor, and such searches shall reveal no liens on any of the assets of the Personal Guarantors, other than the liens listed on Schedule I attached hereto;

h.                                      The Administrative Agent shall have received an officer’s certificate of each Borrower, dated as of the Fifth Amendment Effective Date, in form and substance reasonably satisfactory to it, with appropriate insertions and attachments, including (i) resolutions authorizing the transactions contemplated hereby (including the Borrowing of the Term Loan), (ii) the certificate of formation or certificate of incorporation, as applicable, of each Borrower, certified by the relevant authority of the jurisdiction of organization or incorporation, as applicable, of such Borrower, (iii) the bylaws, operating agreement or other similar organizational document of each Borrower, (iv) a long-form good standing certificate for each Borrower from its jurisdiction of organization or incorporation, as applicable.

i.                                          The Administrative Agent shall have received a certificate signed by a Responsible Officer of each Borrower, dated as of the Fifth Amendment Effective Date, and in form and substance reasonably satisfactory to it, certifying (i) that the conditions specified in this Section 20 have been satisfied, and (ii) that there has been no event or circumstance since December 31, 2017, that has had or that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

j.                                         The Administrative Agent shall have received, in respect of the Term Loan, a completed Notice of Borrowing.

k.                                      All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties;

l.                                          No Default or Event of Default shall have occurred and be continuing;

m.                                  After giving effect to this Amendment, each of the representations and warranties made by each Loan Party herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date;

12

n.                                      The Administrative Agent shall have received (i) a fully-earned, non-refundable amendment fee in an amount equal to $37,500, and (ii) all fees, costs and expenses required to be paid on the Fifth Amendment Effective Date pursuant to Section 23 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder which have been invoiced to Borrowers prior to the date hereof); and

o.                                      All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

21.                               Post-Closing Conditions.

a.                                      Within thirty (30) days after the Fifth Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the Administrative Agent shall have received updated insurance documents satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement, together with evidence reasonably satisfactory to the Administrative Agent that the insurance policies of each Loan Party have been endorsed for the purpose of naming the Administrative Agent (for the ratable benefit of the Secured Parties) as an “additional insured” and/or “lender loss payee”, as applicable, with respect to such insurance policies, in form and substance reasonably satisfactory to the Administrative Agent.

b.                                      Within thirty (30) days after the Fifth Amendment Effective Date the Borrowers and Glenn Nussdorf shall have used commercially reasonable efforts to deliver to the Administrative Agent evidence of the termination of the financing statement listed on Schedule II attached hereto.

22.                               Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

a.                                      This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

b.                                      Each of the representations and warranties made by each Loan Party set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality are true and correct, and (ii) that is not qualified by materiality, are true and correct in all material

13

respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

c.                                       The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrowers under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or bylaws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

23.                               Payment of Costs and Expenses. The Borrowers shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto, including, without limitation, any fees that have been invoiced prior to the date hereof (which fees include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

24.                               Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided, however, that nothing in the Credit Agreement as amended by this Amendment shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS

14

THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

25.                               Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

26.                               Effect on Loan Documents.

a.                                      The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Document or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Credit Agreement set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

b.                                      To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving

15

effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

c.                                       This Amendment is a Loan Document.

27.                               Release of Claims. The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus the Loan Parties make the releases contained in this Section 27. In consideration of the Administrative Agent and the Lenders entering into this Amendment, the Loan Parties hereby fully and unconditionally release and forever discharge each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, arising prior to the date on which this Amendment is executed, whether known or unknown to the Loan Parties on the date hereof, whether liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Loan Parties have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising out of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents, including the administration or enforcement thereof (collectively, all of the foregoing, the “Claims”). The Loan Parties represent and warrant that they have no knowledge of any Claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Loan Parties against the Released Parties which is not released hereby. The Loan Parties represent and warrant that the foregoing constitutes a full and complete release of all Claims.

28.                               Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

29.                               Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in

16

such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

30.                               Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

[Signature pages follow.]

17

IN WITNESS WHEREOF, each of the undersigned has caused this Fifth Amendment to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWERS:

ORGANOGENESIS INC.

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Chief Financial Officer

PRIME MERGER SUB, LLC

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Treasurer

Signature page to Fifth Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK,
as the Administrative Agent

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

Signature page to Fifth Amendment to Credit Agreement

LENDERS:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

Signature page to Fifth Amendment to Credit Agreement

Schedule I

Debtor	Secured Party	Filing Office	Filing Number	Description

Glenn Nussdorf	Wells Fargo Bank	New York Department of State	200808130567227	Equity interests in certain limited liability companies.

Glenn Nussdorf	Jacavi Investments, LLC	New York Department of State	201310290606787	Title and interest in certain fine art.

Schedule II

Debtor	Secured Party	Filing Office	Filing Number	Description

Glenn Nussdorf	Wells Fargo Bank	New York Department of State	200808130567227	Equity interests in certain limited liability companies.

Exhibit A to Fifth Amendment to Credit Agreement

SCHEDULE 1.1A

COMMITMENTS

AND AGGREGATE EXPOSURE PERCENTAGES

REVOLVING COMMITMENTS

Lender	Revolving Commitment	Revolving Percentage
Silicon Valley Bank	$30,000,000.00	100%
Total	$30,000,000.00	100%

L/C COMMITMENTS

(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	L/C Commitments	L/C Percentage

Silicon Valley Bank	$0.00	100%
Total	$0.00	100%

SWINGLINE COMMITMENT

(which is a sublimit of, and not in addition to, the Revolving Commitments)

Lender	Swingline Commitment	Exposure Percentage

Silicon Valley Bank	$0.00	100%
Total	$0.00	100%

TERM COMMITMENTS

Lender	Term Commitment	Term Percentage
Silicon Valley Bank	$5,000,000.00	100%
Total	$5,000,000.00	100%

Exhibit B to Fifth Amendment to Credit Agreement

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Date:                           , 20

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability (“Prime” and together with Organogenesis, the “Borrowers”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrowers, hereby certifies, in his/her capacity as an officer of the Borrowers, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrowers and their respective Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement and other calculations required by the Credit Agreement.

To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party is as follows: [                  ] or [None].

To the extent not previously disclosed to the Administrative Agent, a list of any patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since the date of the most recent report delivered is as follows: [                  ] or [None]

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank; signature page follows]

Signature page 8 to Fifth Amendment to Credit Agreement

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

ORGANOGENESIS INC.

By:
Name:
Title:

PRIME MERGER SUB, LLC

By:
Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrowers to be taken on account thereof.]

Attachment 3

to Compliance Certificate

The information described herein is as of [                            ], [                   ] (the “Statement Date”), and pertains to the Subject Period defined below.

I.	Section 7.1(a) — Liquidity Ratio

	A.	Liquidity Ratio:

		1.	cash (on deposit with SVB or an Affiliate of SVB):	$

		2.	Cash Equivalents (on deposit with SVB or an Affiliate of SVB):	$

		3.	total net billed accounts receivable:	$

		4.	Quick Assets (the sum of items 1-3):	$

		5.	total Obligations (including any Obligations in respect of Cash Management Services, Letters of Credit and Specified Swap Agreements, but excluding the principal amount of the Term Loan):	$

6.

current portion (or with respect to the Eastward Subordinated Indebtedness, all amounts due within six (6) months of the applicable date of determination) of all Subordinated Indebtedness (excluding any Insider Subordinated Indebtedness, including the Existing Insider Notes), and all interest on the Term Loans due within six (6) months of the applicable date of determination.:

$

		7.	Current Liabilities (the sum of items 5 and 6):	$

		Liquidity Ratio (ratio of Line I.A.4 to Line I.A.7):			to
1.00

		Minimum required:			:1.00

Covenant compliance: Yes ☐ No ☐

II.	Section 7.1(b) — Minimum Consolidated Adjusted EBITDA

	A.	Consolidated Net Income:	$

	B.	Consolidated Interest Expense:	$

	C.	provisions for taxes based on income:	$

	D.	total depreciation expense:	$

	E.	total amortization expense:	$

	F.	accrued Rent for 275 Dan Road:(1)	$

	G.	non-cash stock option expense	$

	H.	the marked to market value of shares granted to NuTech Medical, Inc.:	$

I.

other non-cash items reducing Consolidated Net Income (excluding such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated Adjusted EBITDA:

$

J.

other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):

$

	K.	interest income	$

	L.	Consolidated Adjusted EBITDA ((the sum of Lines II.A through II.I) minus (the sum of Lines II.J. + II.K.)):	$

	M.	Unfinanced Consolidated Capital Expenditures	$

	N.	Minimum Consolidated Adjusted EBITDA covenant test	$

(1) Not to exceed $1,500,000 in any fiscal year.

H-3

(Line II.L. minus Line II.M)

Minimum required:	$

Covenant compliance: Yes ☐ No ☐

FORBEARANCE AND SIXTH AMENDMENT TO CREDIT AGREEMENT

This Forbearance and Sixth Amendment to Credit Agreement (this “Amendment”) dated as of May 23, 2018 is entered into by and among ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability company (“Prime”, and together with Organogenesis, each individually a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions or entities that are parties hereto as “Lenders” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are party to that certain Credit Agreement dated as of March 21, 2017, as amended by a Joinder, Assumption and First Amendment to Credit Agreement dated as of March 24, 2017, as further amended by a Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement dated as of August 10, 2017, as further amended by a Third Amendment to Credit Agreement dated as of November 7, 2017 and as further amended by a Waiver and Fourth Amendment to Credit Agreement dated as of February 9, 2018, as further amended by a Fifth Amendment to Credit Agreement dated as of April 5, 2018 (as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that the Borrowers have failed to comply with the financial covenant set forth in Section 7.1(a) of the Credit Agreement (Liquidity Ratio) for the compliance periods ended February 28, 2018 through April 30, 2018, and the financial covenant set forth in Section 7.1(b) of the Credit Agreement (Minimum Consolidated Adjusted EBITDA), for the compliance periods ended December 31, 2017 through April 30, 2018 (collectively, the “Existing Events of Default”);

WHEREAS, as a consequence of the occurrence and continuation of the Existing Events of Default, the Administrative Agent and the Lenders are entitled to exercise certain rights and remedies under and pursuant to certain of the Loan Documents;

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders (i) forbear from exercising their rights and remedies arising as a result of the Existing Events of Default and (ii) agree to modify and amend certain terms and conditions of the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Estoppel, Acknowledgement and Reaffirmation. The Borrowers hereby (a) acknowledge the existence of the Existing Events of Default, (b) acknowledge (i) their Obligations under the Credit Agreement and the other Loan Documents and acknowledge that such Obligations are not subject to any credit, offset, defense, claim, counterclaim or adjustment of any kind (and, to the extent any Borrower has any credit, offset, defense, claim, counterclaim or adjustment, the same is hereby waived by each such Loan Party), and (ii) that as of the close of business on May 22, 2018, the aggregate outstanding principal amount of the Term Loans is $5,000,000.00, and the aggregate outstanding principal amount of the Revolving Loans is $15,233,825.04, , (c) acknowledge that the Loan Documents executed by the Borrowers are legal, valid and binding obligations enforceable against the Borrowers in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action of law or in equity), (d) reaffirm that each of the Liens created and granted in or pursuant to the Credit Agreement and the other Loan Documents is valid and subsisting, (e) acknowledge that this Agreement shall in no manner impair or otherwise adversely affect such Obligations or Liens and (f) acknowledge that prior to executing this Agreement, the Borrowers consulted with and had the benefit of advice of legal counsel of their own selection and have relied upon the advice of such counsel, and in no part upon the representations or advice of the Administrative Agent, any Lender or any counsel to the Administrative Agent, or any Lender concerning the legal effects of this Agreement or any provision hereof.

2.                                      Forbearance.

a.                                      Subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders shall, during the Forbearance Period (as defined below), forbear from exercising any and all of the rights and remedies available to them under the Credit Agreement, the other Loan Documents and applicable law, but only to the extent that such rights and remedies arise exclusively as a result of the occurrence, existence or continuation of the Existing Events of Default; provided, however, that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Existing Events of Default at any time upon or after the occurrence of a Forbearance Termination Event (as defined below). For the avoidance of doubt, the Existing Events of Default shall continue to exist and apply for all purposes and provisions under the Credit Agreement and the other Loan Documents, including those provisions, conditions, requirements, rights and obligations that are dependent upon the absence of any Default or Event of Default; provided, however, that the Default Rate shall not be applied solely by reason of the continuation of the Existing Events of Default during the Forbearance Period.

b.                                      The financial covenants set forth in Sections 7.1(a) and 7.1(b) of the Credit Agreement shall not be tested during the Forbearance Period.

c.                                       The Borrowers agree that during the Forbearance Period any Letters of Credit and any Revolving Loans and Term Loans shall be renewed, issued or made, at the sole discretion of the Administrative Agent, the Issuing Lender, the Revolving Lenders and the Term Lenders, as applicable.

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3.                                      Forbearance Termination Events. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or the Lenders to forbear from exercising any of the rights and remedies available to them under the Credit Agreement, the other Loan Documents or applicable law (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon or after the occurrence of a Forbearance Termination Event. As used herein, “Forbearance Termination Event” shall mean the occurrence of any of the following:

a.                                      any Default or Event of Default under the Credit Agreement or any of the other Loan Documents other than the Existing Events of Default;

b.                                      the breach by any Loan Party of any covenant or provision of this Agreement;

c.                                       the initiation of any action by any Loan Party to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2, the release set forth in Section 12(a) or the covenant not to sue set forth in Section 12(b);

d.                                      the Borrowers’ failure to deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent in its sole discretion that a Borrower has received, after the Sixth Amendment Effective Date and prior to July 2, 2018 (as such period may be extended by the Administrative Agent in its sole discretion, including in the event that a Borrower is actively engaged in a fundraising process with an investor acceptable to the Administrative Agent), net cash proceeds of at least Five Million Dollars ($5,000,000.00) from the issuance and/or sale by such Borrower of additional equity interests or Subordinated Debt securities to existing investors or to new investors satisfactory to the Administrative Agent (the “First Sub Debt Funding”);

e.                                       the Borrowers’ failure to deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent in its sole discretion that a Borrower has received, after its receipt of the First Sub Debt Funding and prior to August 31, 2018 (as such period may be extended by the Administrative Agent in its sole discretion, including in the event that a Borrower is actively engaged in a fundraising process with an investor acceptable to the Administrative Agent), additional net cash proceeds of at least Five Million Dollars ($5,000,000.00) from the issuance and/or sale by such Borrower of additional equity interests or Subordinated Debt securities to existing investors or to new investors satisfactory to the Administrative Agent;

f.                                        the Borrowers’ failure to deliver to the Administrative Agent, after the Sixth Amendment Effective Date and prior to June 14, 2018, either:

i.                                          a duly executed engagement letter (the “Engagement Letter”), in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion, with an investment bank or similar broker, in connection with the issuance of additional equity interests of a Borrower to investors reasonably satisfactory to the Administrative Agent in its sole discretion, whereby such

3

Borrower will receive unrestricted net cash proceeds of at least Thirty Million Dollars ($30,000,000.00) from the sale of such equity interests to such investors (the “Equity Raise”); or

ii.                                       a letter of intent (the “Letter of Intent”), in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion, duly executed by Avista Capital Partners (“Avista”) in connection with the merger of a Borrower and a wholly-owned subsidiary of an Avista “special purpose acquisition company”, whereby such Borrower shall receive at least Ninety Million Dollars ($90,000,000.00) and shall be the surviving entity following such merger (the “M&A Event”); and

g.                                       July 31, 2018 (the “Forbearance Termination Date”); provided that if the Borrowers deliver to the Administrative Agent either (i) a term sheet in connection with the Equity Raise, duly executed by investors reasonably satisfactory to the Administrative Agent in its sole discretion, or (ii) a merger agreement in connection with the M&A Event, duly executed by Avista, then the Forbearance Termination Date shall automatically be extended to August 31, 2018; provided, however, in the event that the Administrative Agent determines in its reasonable discretion that neither (X) the obligations of either party to consummate the Equity Raise under the Engagement Letter are still in effect, nor (Y) the M&A Event contemplated by the Letter of Intent will proceed, the Forbearance Period will immediately terminate.

The period from the Sixth Amendment Effective Date (as defined below) to the date that a Forbearance Termination Event occurs shall be referred to as the “Forbearance Period”).

4.                                      Amendments to Credit Agreement:

a.                                      The following new definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

““Revenue” shall mean “revenue” as defined under GAAP, less any discounts to customers, customer rebates and sales returns and allowances.

b.                                      Section 2.10(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Revolving Commitment Reduction Fee. The Revolving Commitments may not be reduced or terminated pursuant to Section 2.10(a) unless the Borrower pays to the Administrative Agent (for the ratable benefit of the Revolving Lenders), contemporaneously with the reduction or termination of the Revolving Commitments, a fee equal to, (i) with respect to any such reduction or termination of the Revolving Commitments made during the period commencing on the Third Amendment Effective Date and ending on November 7, 2019, 4.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; (ii) with respect to any such reduction or termination of the Revolving Commitments made during the

4

period commencing on November 8, 2019 and ending on February 20, 2020, 3.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; and (iii) with respect to any such reduction or termination of the Revolving Commitments made during the period commencing on February 21, 2020 and ending on March 14, 2020, 1.00% of the aggregate amount of the Revolving Commitments so reduced or terminated; and (iv) with respect to any such reduction or termination of the Revolving Commitments made during the period commencing on March 15, 2020 and ending on the Revolving Termination Date, 0.00% of the aggregate amount of the Revolving Commitments so reduced or terminated.. Any such fee described in this Section 2.10(c) shall be fully earned on the date paid and shall not be refundable for any reason.”

c.                                       Section 7 of the Credit Agreement is hereby amended by adding the following new sub-section 7(c) to the end thereof:

“Section 7.1(c) Minimum Revenue. Permit the Borrowers’ Revenue as at the last day of the quarter ending June 30, 2018 to be less than Forty Million Dollars ($40,000,000.00)”

d.                                      Amendment to Compliance Certificate to the Credit Agreement. Exhibit B (Form of Compliance Certificate) to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

5.                                      Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent (such date the “Sixth Amendment Effective Date”):

a.                                      This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder;

b.                                      The Administrative Agent shall have received an Acknowledgment and Reaffirmation of Amended and Restated Subordination Agreement, dated April 5, 2018 from Eastward Fund Management, LLC, duly executed by each party thereto;

c.                                       The Administrative Agent shall have received a copy of the Forbearance Agreement from Eastward Fund Management, LLC, duly executed by each party thereto;

d.                                      The Administrative Agent shall have received an Acknowledgement and Reaffirmation of Subordination Agreement in relation to that certain Subordination Agreement, dated March 21, 2017 by and between the Creditors (as defined therein) and Administrative Agent, from the Creditors (as defined therein), duly executed by each party thereto;

e.                                       The Administrative Agent shall have received a Ratification of Guaranty in connection with the Unconditional Guaranty, dated April 5, 2018, duly executed by the Personal Guarantors;

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f.                                        The Administrative Agent shall have received the results of a recent lien search in each of the Loan Parties’ jurisdiction of organization, and such searches shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.3 of the Credit Agreement;

g.                                       The Administrative Agent shall have received an updated Perfection Certificate for the Borrowers;

h.                                      The Administrative Agent shall have received an officer’s certificate of each Borrower, dated as of the Sixth Amendment Effective Date, in form and substance reasonably satisfactory to it, with appropriate insertions and attachments, including (i) resolutions authorizing the transactions contemplated hereby (including the Borrowing of the Term Loan), (ii) the certificate of formation or certificate of incorporation, as applicable, of each Borrower, certified by the relevant authority of the jurisdiction of organization or incorporation, as applicable, of such Borrower, (iii) the bylaws, operating agreement or other similar organizational document of each Borrower, (iv) a long-form good standing certificate for each Borrower from its jurisdiction of organization or incorporation, as applicable;

i.                                          All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties;

j.                                         Other than the Existing Events of Default, no Default or Event of Default shall have occurred and be continuing;

k.                                      After giving effect to this Amendment (other than as a result of the Existing Events of Default), each of the representations and warranties made by each Loan Party herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date;

l.                                          The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent in its sole discretion of a binding commitment from investors reasonably satisfactory to the Administrative Agent to provide a Borrower with net cash proceeds in the aggregate amount of at least Ten Million Dollars ($10,000,000.00) from the issuance and/or sale by a Borrower of additional equity interests or Subordinated Debt securities to such investors after the Sixth Amendment Effective Date;

m.                                  The Administrative Agent shall have received (i) a fully-earned, non-refundable amendment fee in an amount equal to Fifty Thousand Dollars ($50,000.00), and (ii) all fees, costs and expenses required to be paid on the Sixth Amendment Effective Date pursuant to Section 8 of this Amendment (including the reasonable and

6

documented fees and disbursements of legal counsel required to be paid thereunder which have been invoiced to Borrowers prior to the date hereof); and

n.                                      All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

6.                                      Post-Closing Conditions.

a.                                      Within fifteen (15) days after the Sixth Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrower shall have delivered to the Administrative Agent, in accordance with Section 5.8(f) of the Guarantee and Collateral Agreement, Intellectual Property Security Agreement(s) (or supplements thereto) duly executed by the Borrower (in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion) which shall evidence the Administrative Agent’s security interest in all of the Borrowers’ Intellectual Property.

b.                                      Within one hundred twenty (120) days after the Sixth Amendment Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrower shall have used commercially reasonable efforts to deliver to the Administrative Agent results of judgment lien searches in Norfolk County, Massachusetts (or such other evidence reasonably satisfactory to the Administrative Agent in its sole discretion) evidencing that all judgments issued against Organogenesis in such jurisdiction have been released and are no longer on record.

7.                                      Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

a.                                      This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

b.                                      Each of the representations and warranties made by each Loan Party set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality are true and correct, and (ii) that is not qualified by materiality, are true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty

7

expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

c.                                       The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrowers under the Credit Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

8.                                      Payment of Costs and Expenses. The Borrowers shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto, including, without limitation, any fees that have been invoiced prior to the date hereof (which fees include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

9.                                      Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided, however, that nothing in the Credit Agreement as amended by this Amendment shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT

8

IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.                               Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.                               Effect on Loan Documents.

a.                                      The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Document or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Credit Agreement set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

9

b.                                      To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

c.                                       This Amendment is a Loan Document.

12.                               Release of Claims.

a.                                      The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus the Loan Parties make the releases contained in this Section 12. In consideration of the Administrative Agent and the Lenders entering into this Amendment, the Loan Parties hereby fully and unconditionally release and forever discharge each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, arising prior to the date on which this Amendment is executed, whether known or unknown to the Loan Parties on the date hereof, whether liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Loan Parties have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising out of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents, including the administration or enforcement thereof (collectively, all of the foregoing, the “Claims”). The Loan Parties represent and warrant that they have no knowledge of any Claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Loan Parties against the Released Parties which is not released hereby. The Loan Parties represent and warrant that the foregoing constitutes a full and complete release of all Claims.

b.                                      Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each of the Released Parties that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any of the Released Parties on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 12(a) above. If any Loan Party violates the foregoing covenant, the Borrowers, for themselves and their successors and assigns, and their present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors,

10

officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any of the Released Parties may sustain as a result of such violation, all attorneys’ fees and costs incurred by any of the Released Parties as a result of such violation.

13.                               Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

14.                               Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

15.                               Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Forbearance and Sixth Amendment to Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWERS:

ORGANOGENESIS INC.

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Chief Financial Officer

PRIME MERGER SUB, LLC

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Treasurer

Signature page to Forbearance and Sixth Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK,
as the Administrative Agent

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

Signature page to Forbearance and Sixth Amendment to Credit Agreement

LENDERS:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

Signature page to Forbearance and Sixth Amendment to Credit Agreement

Exhibit A to Forbearance and Sixth Amendment to Credit Agreement

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Date:                                                 , 20

This Compliance Certificate is delivered pursuant to Section 6.2(b) of that certain Credit Agreement, dated as of March 21, 2017, by and among ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability (“Prime” and together with Organogenesis, the “Borrowers”), the Lenders party thereto, and Silicon Valley Bank, as Administrative Agent (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Borrowers, hereby certifies, in his/her capacity as an officer of the Borrowers, and not in any personal capacity, as follows:

I have reviewed and am familiar with the contents of this Compliance Certificate.

I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrowers and their respective Subsidiaries during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Except as set forth on Attachment 2, such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default.

Attached hereto as Attachment 3 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement and other calculations required by the Credit Agreement.

To the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party is as follows: [                        ] or [None].

To the extent not previously disclosed to the Administrative Agent, a list of any patents, registered trademarks or registered copyrights issued to or acquired by any Loan Party since the date of the most recent report delivered is as follows: [                        ] or [None]

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of the date first written above.

ORGANOGENESIS INC.

By:
Name:
Title:

PRIME MERGER SUB, LLC

By:
Name:
Title:

Attachment 1

to Compliance Certificate

[Attach Financial Statements]

Attachment 2

to Compliance Certificate

Except as set forth below, no Default or Event of Default has occurred. [If a Default or Event of Default has occurred, the following describes the nature of the Default or Event of Default in reasonable detail and the steps, if any, being taken or contemplated by the Borrowers to be taken on account thereof.]

Attachment 3

to Compliance Certificate

The information described herein is as of [                   ], [        ] (the “Statement Date”), and pertains to the Subject Period defined below.

I.	Section 7.1(a) — Liquidity Ratio

	A.	Liquidity Ratio:

		1.	cash (on deposit with SVB or an Affiliate of SVB):	$

		2.	Cash Equivalents (on deposit with SVB or an Affiliate of
			SVB):	$

		3.	total net billed accounts receivable:	$

		4.	Quick Assets (the sum of items 1-3):	$

		5.	total Obligations (including any Obligations in respect of Cash Management Services, Letters of Credit and Specified Swap Agreements), but excluding the principal amount of the Term Loan):	$

6.

current portion (or with respect to the Eastward Subordinated Indebtedness, all amounts due within six (6) months of the applicable date of determination) of all Subordinated Indebtedness (excluding any Insider Subordinated Indebtedness, including the Existing Insider Notes), and all interest on the Term Loans due within six (6) months of the applicable date of determination.:

$

		7.	Current Liabilities (the sum of items 5 and 6):	$

		Liquidity Ratio (ratio of Line I.A.4 to Line I.A.7):		to 1.00

		Minimum required:		:1.00

Covenant compliance: Yes ☐ No ☐

II.	Section 7.1(b) — Minimum Consolidated Adjusted EBITDA

	A.	Consolidated Net Income:	$

	B.	Consolidated Interest Expense:	$

	C.	provisions for taxes based on income:	$

	D.	total depreciation expense:	$

	E.	total amortization expense:	$

	F.	accrued Rent for 275 Dan Road:(1)	$

	G.	non-cash stock option expense	$

	H.	the marked to market value of shares granted to NuTech Medical, Inc.:	$

I.

other non-cash items reducing Consolidated Net Income (excluding such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period) approved by the Administrative Agent in writing as an ‘add back’ to Consolidated Adjusted EBITDA:

$

J.

other non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period):

$

	K.	interest income	$

	L.	Consolidated Adjusted EBITDA ((the sum of Lines II.A through II.I) minus (the sum of Lines II.J. + II.K.)):	$

	M.	Unfinanced Consolidated Capital Expenditures:	$

	N.	Minimum Consolidated Adjusted EBITDA covenant test	$

(1) Not to exceed $1,500,000 in any fiscal year.

(Line II.L. minus Line II.M):

		Minimum required:	$

Covenant compliance: Yes ☐ No ☐

III.	Section 7.1(c) — Minimum Revenue

	A.	Borrowers’ Revenue as at the last day of the quarter ending June 30, 2018:

		Minimum required:		$40,000,000.00

Covenant compliance: Yes ☐ No ☐

CONSENT

This Consent (this “Consent”) dated as of August 17, 2018 is entered into by and among ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability company (“Prime”, and together with Organogenesis, each individually a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions or entities that are parties hereto as “Lenders” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are party to that certain Credit Agreement dated as of March 21, 2017, as amended by a Joinder, Assumption and First Amendment to Credit Agreement dated as of March 24, 2017, as further amended by a Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement dated as of August 10, 2017, as further amended by a Third Amendment to Credit Agreement dated as of November 7, 2017 and as further amended by a Waiver and Fourth Amendment to Credit Agreement dated as of February 9, 2018, as further amended by a Fifth Amendment to Credit Agreement dated as of April 5, 2018 and as further amended by a Forbearance and Sixth Amendment to Credit Agreement dated May 23, 2018 (the “Forbearance Agreement”) (as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrowers have advised the Administrative Agent and the Lenders that Organogenesis will, substantially concurrently with the execution and delivery of this Consent, enter into a certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement,” and together with all schedules, annexes, exhibits, supplements, amendments, and other relevant documents and agreements related thereto (the “Merger Documentation”), with Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“AHPAC”), and Avista Healthcare Merger Sub, Inc., a Delaware corporation (“Merger Sub”);

WHEREAS, pursuant to the Merger Agreement, (i) Organogenesis will merge with Merger Sub, with Organogenesis being the surviving entity (the “Merger”) and after giving effect to the Merger, Organogenesis will become a wholly-owned Subsidiary of AHPAC (the “Reorganization”, and together with the Merger and the related transactions contemplated by the Merger Agreement, the “Merger Transactions”);

WHEREAS, pursuant to (and in accordance with) the Merger Documentation, Organogenesis will, substantially concurrently with the execution and delivery of this Agreement, receive the proceeds of an equity financing from Avista Capital Partners IV, L.P. and Avista Capital Partners IV (Offshore), L.P. in an aggregate amount of Forty-Six Million Dollars ($46,000,000) to be used for working capital purposes (the “Initial Avista Investment”);

WHEREAS, pursuant to (and in accordance with) the Merger Documentation, AHPAC shall use its commercially reasonable efforts to consummate an additional equity financing in an aggregate amount of Forty-Six Million Dollars ($46,000,000), immediately prior to the closing of the Merger (such equity financing, the “Additional Avista Investment”);

WHEREAS, pursuant to (and in accordance with) the Merger Documentation, Organogenesis will repay certain of the Existing Insider Notes with a portion of the proceeds of the Additional Avista Investment in an aggregate amount of Twenty-Two Million Dollars ($22,000,000) of principal, plus all accrued and unpaid fees and regularly scheduled interest payable under all of the Existing Insider Notes as of the date of such repayment (the “Subordinated Debt Repayment”);

WHEREAS, reference is made to the Forbearance Agreement, pursuant to which the Administrative Agent and the Lenders agreed to forbear from exercising their rights and remedies arising as a result of the Existing Events of Default (as defined in the Forbearance Agreement) subject to the terms and conditions of the Forbearance Agreement; and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders consent to (i) the consummation of the Merger Transactions, (ii) the Change of Control effected thereby and (iii) the Subordinated Debt Repayment, and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions of this Consent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Consents.

a.                                      Subject to the terms and conditions of this Consent, the Administrative Agent and the Required Lenders hereby consent to the consummation of the Merger Transactions by the Borrowers and agree that the consummation of the Merger Transactions by the Borrowers shall not in and of itself (i) constitute an Event of Default under Section 8.1(k) of the Credit Agreement as a result of the Change of Control effected thereby, nor (ii) constitute an Event of Default under Section 8.1(c) of the Credit Agreement as a result of failing to satisfy Section 7.4 (Fundamental Changes) of the Credit Agreement; provided that such consent is expressly conditioned on the following: (a) no Liens, other than Permitted Liens, have been assumed by the Borrowers in connection with the Merger, and (b) Organogenesis shall remain the surviving legal entity following the Merger Transactions.

b.                                      Subject to the terms and conditions of this Consent, and the Administrative Agent’s receipt of evidence reasonably satisfactory to the Administrative Agent of receipt by AHPAC or Organogenesis of the Additional Avista Investment, the Administrative Agent and the Required Lenders hereby consent to the Subordinated Debt Repayment and agree that the making of the Subordinated Debt Repayment by the Borrowers shall not in and of itself constitute an Event of Default under Section 8.1(c) of the Credit Agreement as a result of failing to satisfy Section 7.6 (Restricted Payments) of

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the Credit Agreement and Section 7.21(b) (Subordinated Indebtedness) of the Credit Agreement.

2.                                      Amendment to Forbearance Agreement. Subject to the terms and conditions of this Consent, the parties hereto agree that the Forbearance Agreement is hereby amended such that the reference to “July 31, 2018” contained in Section 3(g) thereof shall be substituted with a reference to “August 20, 2018”.

3.                                      Extension of Forbearance Period. Subject to the terms and conditions of this Consent, upon the satisfaction of (i) the conditions precedent set forth in Section 5 below and (ii) the post-closing condition set forth in Section 6(a) below, the parties hereto agree that the Forbearance Agreement shall be amended such that the reference to “August 31, 2018” contained in Section 3(g) thereof shall be substituted with a reference to “September 30, 2018”.

4.                                      Waiver of Existing Events of Default. Subject to the terms and conditions of this Consent, upon the satisfaction of (i) the conditions precedent set forth in Section 5 below and (ii) the post-closing conditions set forth in Section 6 below, the Administrative Agent and the Required Lenders hereby waive the Existing Events of Default (as defined in the Forbearance Agreement) which waiver relates only to the Existing Events of Default (as defined in the Forbearance Agreement), and shall not be deemed to constitute a continuing waiver of any provision of the Credit Agreement with respect to any other Events of Default. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

5.                                      Conditions Precedent to Effectiveness. This Consent shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.                                      this Consent shall have been duly executed and delivered by the respective parties hereto;

b.                                      the Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder;

c.                                       the Administrative Agent shall have received a copy of the Consent dated as of the date hereof from Eastward Fund Management, LLC, duly executed by each party thereto;

d.                                      the Administrative Agent shall have received the fully executed Merger Documentation, certified by a Responsible Officer to be true and complete copies of the Merger Documentation, which shall be satisfactory to the Administrative Agent in its sole discretion;

e.                                       all necessary consents and approvals to authorize this Consent shall have been obtained by the applicable Loan Parties;

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f.                                        after giving effect to this Consent, other than the Existing Events of Default, no Default or Event of Default shall have occurred and be continuing; and

g.                                       after giving effect to this Consent, each of the representations and warranties made by each Loan Party herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

6.                                      Post-Closing Conditions.

a.                                      On or prior to one (1) Business Day following the date hereof, the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent of the Borrowers’ receipt of the Initial Avista Investment;

b.                                      Within ten (10) days after consummation of the Merger (the “Delivery Period)”, the Administrative Agent shall have received an officer’s certificate of each Borrower, dated as of a date occurring during the Delivery Period, in form and substance reasonably satisfactory to it, with appropriate insertions and attachments, including (i) resolutions authorizing the transactions contemplated by the Loan Documents, (ii) the certificate of formation or certificate of incorporation, as applicable, of each Borrower, certified by the relevant authority of the jurisdiction of organization or incorporation, as applicable, of such Borrower, (iii) the bylaws, operating agreement or other similar organizational document of each Borrower, (iv) a long-form good standing certificate for each Borrower from its jurisdiction of organization or incorporation, as applicable;

c.                                       Within thirty (30) days of the date hereof, the Administrative Agent shall have received the results of a recent lien search in each of Organogenesis’ and Merger Subs’ jurisdictions of organization, and such searches shall reveal no liens on any of the assets of Organogenesis and except for liens permitted by Section 7.3 of the Credit Agreement;

d.                                      On or prior to August 31, 2018 the Borrowers shall deliver to the Administrative Agent updated pro forma Projections and financial statements (in each case, after giving effect to the Merger); and

e.                                       On or prior to September 30, 2018 (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrowers and Bank shall have mutually agreed upon the financial covenant levels set forth in Section 7 of the Credit Agreement, which shall be based upon the projections required to be delivered pursuant to Section 6(d) above.

7.                                      Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

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a.                                      This Consent is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

b.                                      Each of the representations and warranties made by each Loan Party set forth in this Consent, the Credit Agreement and the other Loan Documents to which it is a party (i) that is qualified by materiality are true and correct, and (ii) that is not qualified by materiality, are true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

c.                                       The execution and delivery by each Loan Party of this Consent, the performance by such Loan Party of its obligations hereunder and the performance of the Borrowers under the Credit Agreement, (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Consent and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Consent in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

8.                                      Payment of Costs and Expenses. The Borrowers shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Consent and any documents and instruments relating hereto or thereto, including, without limitation, any fees that have been invoiced prior to the date hereof (which fees include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

9.                                      Choice of Law. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided, however, that nothing in the Credit Agreement as amended by this Consent shall be deemed to operate to

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preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CONSENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS CONSENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.                               Counterpart Execution. This Consent may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Consent. Delivery of an executed counterpart of this Consent by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Consent. Any party delivering an executed counterpart of this Consent by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Consent.

11.                               Effect on Loan Documents.

a.                                      The consent and waiver set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Document or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Credit Agreement set forth in this Consent shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of

6

the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Consent of the Credit Agreement. To the extent any terms or provisions of this Consent conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Consent shall control.

b.                                      To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Consent, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

c.                                       This Consent is a Loan Document.

12.                               Release of Claims.

a.                                      The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Consent and thus the Loan Parties make the releases contained in this Section 12. In consideration of the Administrative Agent and the Lenders entering into this Consent, the Loan Parties hereby fully and unconditionally release and forever discharge each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, arising prior to the date on which this Consent is executed, whether known or unknown to the Loan Parties on the date hereof, whether liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Loan Parties have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Consent is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Consent is executed, in each case, arising out of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents, including the administration or enforcement thereof (collectively, all of the foregoing, the “Claims”). The Loan Parties represent and

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warrant that they have no knowledge of any Claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Loan Parties against the Released Parties which is not released hereby. The Loan Parties represent and warrant that the foregoing constitutes a full and complete release of all Claims.

b.                                      Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each of the Released Parties that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any of the Released Parties on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 12(a) above. If any Loan Party violates the foregoing covenant, the Borrowers, for themselves and their successors and assigns, and their present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any of the Released Parties may sustain as a result of such violation, all attorneys’ fees and costs incurred by any of the Released Parties as a result of such violation.

13.                               Entire Agreement. This Consent constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Consent. All of the terms and provisions of this Consent are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

14.                               Severability. The provisions of this Consent are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Consent in any jurisdiction.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Consent to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWERS:

ORGANOGENESIS INC.

By:	/s/ Gary S. Gillheeney, Sr.
Name: Gary S. Gillheeney, Sr.
Title: President and Chief Executive Officer

PRIME MERGER SUB, LLC

By:	/s/ Gary S. Gillheeney, Sr.
Name: Gary S. Gillheeney, Sr.
Title: President

[Signature Page to Consent]

LENDERS:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

[Signature Page to Consent]

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK,
as the Administrative Agent

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

[Signature Page to Consent]

SEVENTH AMENDMENT TO CREDIT AGREEMENT AND

AMENDMENT TO CONSENT AGREEMENT

This Seventh Amendment to Credit Agreement and Amendment to Consent Agreement (this “Amendment”) dated as of October 31, 2018 is entered into by and among ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability company (“Prime”, and together with Organogenesis, each individually a “Borrower” and, collectively, the “Borrowers”), the several banks and other financial institutions or entities that are parties hereto as “Lenders” (each a “Lender” and, collectively, the “Lenders”), SILICON VALLEY BANK (“SVB”), as the Issuing Lender and the Swingline Lender, and SVB, as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent, the Issuing Lender and the Swingline Lender are party to that certain Credit Agreement dated as of March 21, 2017, as amended by a Joinder, Assumption and First Amendment to Credit Agreement dated as of March 24, 2017, as further amended by a Second Amendment to Credit Agreement and Amendment to Guarantee and Collateral Agreement dated as of August 10, 2017, as further amended by a Third Amendment to Credit Agreement dated as of November 7, 2017, as further amended by a Waiver and Fourth Amendment to Credit Agreement dated as of February 9, 2018, as further amended by a Fifth Amendment to Credit Agreement dated as of April 5, 2018, and as further amended by a Forbearance and Sixth Amendment to Credit Agreement, dated as of May 23, 2018 (the “Forbearance Agreement”) (as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are party to a certain Consent, dated August 17, 2018, as amended by a Waiver and Amendment to Consent Agreement dated as of September 27, 2018 (the “Consent Agreement”), which, among other things, amended certain terms of the Forbearance Agreement; and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to modify and amend certain terms and conditions of the Credit Agreement and the Consent Agreement, and the Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Amendments to Credit Agreement.

a.                                      The following new definition is hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

““Beneficial Ownership Certificate”: that certain Beneficial Ownership Certificate dated October 31, 2018, executed by a responsible officer of Borrowers.”

b.                                      The following definition set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Term Loan Maturity Date”: December 31, 2018.”

c.                                       The following new subsection (j) is inserted in Section 6.2 immediately following subsection (i) thereof:

“prompt written notice of any changes to the beneficial ownership information set out in the Beneficial Ownership Certificate. Borrower understands and acknowledges that the Administrative Agent relies on such true, accurate and up-to-date beneficial ownership information to meet the Administrative Agent’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.”

2.                                      Amendment to Consent Agreement. Subject to the terms and conditions of this Amendment, Section 6(e) of the Consent Agreement is hereby amended and restated as follows:

“e.                                 On or prior to December 31, 2018 (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrowers and Administrative Agent shall have mutually agreed upon the financial covenant levels set forth in Section 7 of the Credit Agreement, which shall be based upon the projections required to be delivered pursuant to Section 6(d) above, for the avoidance of doubt, in the event that the Borrowers fail to agree on such covenant levels on or prior to December 31, 2018, such failure shall constitute an immediate Event of Default under the Credit Agreement.”

3.                                      Financial Covenant Testing. Notwithstanding anything to the contrary in the Forbearance Agreement or the Credit Agreement, and provided that new financial covenant levels are set on or prior to December 31, 2018, the financial covenants set forth in Sections 7.1(a) and 7.1(b) of the Credit Agreement shall not be tested for the periods ending October 31, 2018 and November 31, 2018. For the avoidance of doubt, such financial covenants shall be tested for the period ending December 31, 2018 (and thereafter in accordance with the terms of the Credit Agreement).

4.                                      Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.                                      This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder;

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b.                                      The Administrative Agent shall have received an Amendment and Reaffirmation of Guaranty in connection with the Unconditional Guaranty, dated April 5, 2018, duly executed by the Personal Guarantors;

c.                                       The Administrative Agent shall have received the Beneficial Ownership Certificate in the form attached hereto as Exhibit A, dated as of the date hereof, duly executed by a responsible officer of the Borrowers.

d.                                      All necessary consents and approvals to authorize this Amendment shall have been obtained by the applicable Loan Parties;

e.                                       No Default or Event of Default shall have occurred and be continuing;

f.                                        After giving effect to this Amendment, each of the representations and warranties made by each Loan Party herein and in the Credit Agreement and the other Loan Documents (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date; and

g.                                       All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Administrative Agent, in its sole discretion.

5.                                      Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as follows:

a.                                      This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

b.                                      After giving effect to this Amendment, each of the representations and warranties made by each Loan Party set forth in this Amendment, the Credit Agreement, and the other Loan Documents to which it is a party (i) that is qualified by materiality are true and correct, and (ii) that is not qualified by materiality, are true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.

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c.                                       The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of its obligations hereunder and the performance of the Borrowers under the Credit Agreement, as amended by this Amendment (i) have been duly authorized by all necessary organizational action on the part of such Loan Party and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of such Loan Party or (B) constitute a violation by such Loan Party of any applicable material Requirement of Law.

d.                                      The information set out in the Beneficial Ownership Certificate is true, accurate and complete.

Each Loan Party acknowledges that the Administrative Agent and the Lenders have acted in good faith and have conducted in a commercially reasonable manner their relationships with each Loan Party in connection with this Amendment and in connection with the other Loan Documents. Each Loan Party understands and acknowledges that the Administrative Agent and the Lenders are entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

6.                                      Payment of Costs and Expenses. The Borrowers shall pay to the Administrative Agent all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto, including, without limitation, any fees that have been invoiced prior to the date hereof (which fees include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by the Administrative Agent).

7.                                      Choice of Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Northern District of the State of California; provided, however, that nothing in the Credit Agreement as amended by this Amendment shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent or such Lender. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT

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IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.                                      Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.                                      Effect on Loan Documents.

a.                                      The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Credit Agreement or of any Loan Document or to prejudice any right or remedy which the Administrative Agent may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Credit Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair the Administrative Agent’s right to demand strict performance of all terms and covenants as of any date. Each Loan Party hereby further ratifies and reaffirms its obligations under the Credit Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications set forth in this Amendment shall impair such Loan Party’s obligations under the Loan Documents or the Administrative Agent’s rights under the Loan Documents. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Secured Parties, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof. Each Loan Party acknowledges and agrees that the Credit Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that such Loan Party has no defenses to enforcement of the Loan Documents. Each Loan Party waives any and all defenses to enforcement of the Credit Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Credit Agreement. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

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b.                                      To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

c.                                       This Amendment is a Loan Document.

10.                               Release of Claims.

a.                                      The Loan Parties may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Credit Agreement or the other Loan Documents. The Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender, and the Loan Parties desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus the Loan Parties make the releases contained in this Section 10. In consideration of the Administrative Agent and the Lenders entering into this Amendment, the Loan Parties hereby fully and unconditionally release and forever discharge each of the Administrative Agent, the Lenders, the Issuing Lender, the Swingline Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, arising prior to the date on which this Amendment is executed, whether known or unknown to the Loan Parties on the date hereof, whether liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which the Loan Parties have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, in each case, arising out of the Loans, the Obligations, the Credit Agreement or any of the Loan Documents, including the administration or enforcement thereof (collectively, all of the foregoing, the “Claims”). The Loan Parties represent and warrant that they have no knowledge of any Claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by the Loan Parties against the Released Parties which is not released hereby. The Loan Parties represent and warrant that the foregoing constitutes a full and complete release of all Claims.

b.                                      Each Loan Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each of the Released Parties that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any of the Released Parties on the basis of any Claim released, remised and discharged by any Loan Party pursuant to Section 10(a) above. If any Loan Party violates the foregoing covenant, the Borrowers, for themselves and their successors and assigns, and their present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors,

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officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any of the Released Parties may sustain as a result of such violation, all attorneys’ fees and costs incurred by any of the Released Parties as a result of such violation.

11.                               Entire Agreement. This Amendment constitutes the entire agreement between the Loan Parties and the Lenders pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable. All references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Credit Agreement as amended hereby.

12.                               Severability. The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWERS:

ORGANOGENESIS INC.

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	CFO

PRIME MERGER SUB, LLC

By:	/s/ Timothy M. Cunningham
Name:	Timothy M. Cunningham
Title:	Treasurer

Signature page 1 to Seventh Amendment to Credit Agreement and Amendment to Consent Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK,
as the Administrative Agent

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

Signature page 2 to Seventh Amendment to Credit Agreement and Amendment to Consent Agreement

LENDER:

SILICON VALLEY BANK,
as Issuing Lender, Swingline Lender and as a Lender

By:	/s/ Sam Subilia
Name:	Sam Subilia
Title:	Vice President

Signature page 3 to Seventh Amendment to Credit Agreement and Amendment to Consent Agreement

EXHIBIT A

BENEFICIAL OWNERSHIP CERTIFICATE

BORROWERS: ORGANOGENESIS INC., a Delaware corporation (“Organogenesis”), PRIME MERGER SUB, LLC, a Delaware limited liability company (“Prime”, and together with Organogenesis, each individually a “Borrower” and, collectively, the “Borrowers”)(1)

1.              Are the Borrowers any of the following:

(a)                                 a public company or an issuer of securities that are registered with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934 or that is required to file reports under Section 15(d) of that Act;

(b)                                 an investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940;

(c)                                  an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940; or

(d)                                 a pooled investment vehicle operated or advised by a regulated financial institution (including an SEC-registered investment adviser)?

Yes ☐ No ☐

If yes, no further information is required for Sections 2, 3 or 4 below. If no, continue to Section 2.

2.              Are the Borrowers pooled investment vehicles that are not operated or advised by a regulated financial institution?

Yes ☐ No ☐

If yes, skip to Section 4 below. If no, continue to Section 3.

3.              Does any individual, directly or indirectly (for example, if applicable, through such individual’s equity interests in the Borrowers’ parent entity), through any contract, arrangement, understanding, relationship or otherwise, own 25% or more of the equity interests of the Borrowers:

Yes ☐ No ☐

If yes, complete the following information. If no, continue to Section 4 below.

For US
				Persons, Social		Percentage
				Security	For Non-US	of
				Number:	Persons: Type of	ownership
				(non-US	ID, ID number,	(if indirect
				persons should	country of	ownership,
			Residential	provide SSN if	issuance,	explain
	Name	Date of birth	address	available)	expiration date	structure)
1
2
3
4

(1) To be bifurcated for each Borrower if responses do not apply to both Borrowers.

4.              Identify one individual with significant responsibility for managing the Borrowers, i.e., an executive officer or senior manager (e.g., Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Managing Member or General Partner) or any other individual who regularly performs similar functions. If appropriate, an individual listed in Section 3 above may also be listed here.

For Non-US
				For US Persons, Social	Persons: Type of
				Security Number:	ID, ID number,
				(non-US persons	country of
			Residential	should provide SSN if	issuance,
	Name	Date of birth	address	available)	expiration date
1

The Borrowers undertake to notify the Administrative Agent of any material change or modification to any of the foregoing information occurring prior to the Closing Date.

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The undersigned hereby certifies, to the best of his or her knowledge, that the information set out on this Beneficial Ownership Certificate is true, complete and correct.

Date:                                                  , 2018

ORGANOGENESIS INC.

PRIME MERGER SUB, LLC

By:
Name:
Title:
Email:
Phone: